Exhibit 10.1
Execution Version

OMNIBUS AMENDMENT 4 TO
AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND ADMINISTRATIVE AGENT AND TECHNICAL AGENT RESIGNATION AND APPOINTMENT AGREEMENT

This OMNIBUS AMENDMENT 4 TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND ADMINISTRATIVE AGENT AND TECHNICAL AGENT RESIGNATION AND APPOINTMENT AGREEMENT, dated as of February 18, 2020 (this “Amendment”), is entered into by and among CHENIERE CCH HOLDCO II, LLC, a Delaware limited liability company (“Issuer”), EIG MANAGEMENT COMPANY, LLC (“EIG MC”), a Delaware limited liability company, as resigning administrative agent for the Note Holders (in such capacity, “Resigning Agent”) and as technical agent for the Note Holders, each Person identified as a Required Note Holder on the signature pages hereto and THE BANK OF NEW YORK MELLON (“BNYM”), as collateral agent (in such capacity, “Collateral Agent”) and as Successor Agent (as defined below).
RECITALS
A.    Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of March 1, 2015, by and among Issuer, Resigning Agent, Collateral Agent, each Person identified as a Note Purchaser on the signature pages thereto, and, solely for purposes of acknowledging and agreeing to Section 9 thereto, Cheniere Energy, Inc. (as amended by the Amendment to Amended and Restated Note Purchase Agreement, dated March 16, 2015, Amendment 2 to Amended and Restated Note Purchase Agreement, dated May 8, 2015, and Amendment 3 to Amended and Restated Note Purchase Agreement, dated May 22, 2018, the “Existing Note Purchase Agreement”, and as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended Note Purchase Agreement”).
B.    Reference is made to that certain Registration Rights Agreement, dated as of May 13, 2015 (the Existing Registration Rights Agreement”, and as amended by this Amendment and as further amended, amended and restated, supplemented to otherwise modified from time to time, the “Amended Registration Rights Agreement”), by and among Issuer, Parent and Resigning Agent.
C.    Reference is made to that certain Paying Agent Agreement, dated as of October 10, 2019, among the Issuer, BNYM, as Paying Agent, and EIG MC, as Agent (the “Paying Agent Agreement”).
D.    EIG MC desires to resign as Agent, and Issuer and the undersigned Note Holders (which constitute the Required Note Holders) have agreed to such resignation and desire to appoint BNYM as successor Administrative Agent (as defined in the Amended Note Purchase Agreement) with such rights and responsibilities in such capacity as are set forth in this Amendment (in such capacity, “Successor Agent”), and Successor Agent desires to accept such appointment, such resignation and appointment to be effective upon the effectiveness of this Amendment.

E.    Issuer and the undersigned Note Holders (which constitute the Required Note Holders) desire to appoint EIG MC as Technical Agent (as defined in the Amended Note Purchase Agreement) for the Note Holders with such rights and responsibilities in such capacity as are set forth in this Amendment, and EIG MC desires to accept such appointment, such appointment to be effective upon the effectiveness of this Amendment.
F.    The Parties hereto desire to amend the Existing Note Purchase Agreement and the Existing Registration Rights Agreement in order to set forth the respective rights, responsibilities, consents and acknowledgments in connection with Resigning Agent’s resignation as Agent, the appointment of Successor Agent as Administrative Agent and the appointment of EIG MC as Technical Agent under each of the Amended Note Purchase Agreement and the Amended Registration Rights Agreement on the terms and subject to the conditions set forth herein.
AGREEMENTS
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer, Resigning Agent, Technical Agent, Collateral Agent, Successor Agent and the undersigned Note Holders hereby agree as follows:
SECTION 1.Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Note Purchase Agreement. The interpretive provisions specified in subsection 1.3 of the Existing Note Purchase Agreement also apply to this Amendment mutatis mutandis.

SECTION 2.Amendments to NPA. The Existing Note Purchase Agreement is hereby amended as of the date hereof (the “Effective Date”) as follows:

(a)the Existing Note Purchase Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the conformed version of the Amended Note Purchase Agreement attached hereto as Annex I;

(b)Schedules 3.6B and 12.4 to the Existing Note Purchase Agreement are hereby amended and restated in their entirety as Annex II attached hereto; and

(c)Exhibit A-2, Exhibit B, Exhibit E, Exhibit F-1, Exhibit F-2 and Exhibit F-3 to the Existing Note Purchase Agreement are hereby amended and restated in their entirety as Annex III attached hereto.

SECTION 3.Amendments to Registration Rights Agreement. The Existing Registration Rights Agreement is hereby amended as of the Effective Date by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the conformed version of the Amended Note Purchase Agreement attached hereto as Annex IV.

                            2

SECTION 4.Resignation and Appointment of Administrative Agent and Technical Agent.

(a)Resignation. Pursuant to Section 12.9F of the Existing Note Purchase Agreement, as of the Effective Date, EIG MC (i) hereby resigns as Agent under each of the Existing Note Purchase Agreement, the Existing Registration Rights Agreement, the Issuer Pledge Agreement and the Parent Pledge Agreement (the “Resignation”), (ii) relinquishes its rights as Agent thereunder, other than those relating to events or circumstances occurring prior to the Effective Date, and (iii) shall be released from its obligations and responsibilities as Agent under each of the Amended Note Purchase Agreement, the Amended Registration Rights Agreement, the Issuer Pledge Agreement and the Parent Pledge Agreement.

(b)Appointment of Administrative Agent; Acceptance. As of the Effective Date, the undersigned Note Holders (which constitute the Required Note Holders) hereby appoint BNYM to succeed to and become vested with all of the rights, remedies, interests, benefits, duties and obligations of the Administrative Agent under each of the Amended Note Purchase Agreement and the Amended Registration Rights Agreement and of the Agent under each of the Issuer Pledge Agreement and Parent Pledge Agreement (the “Successor Agent Appointment”), and BNYM hereby (i) accepts the Successor Agent Appointment, (ii) joins and becomes bound as a party to each of the Amended Note Purchase Agreement and the Amended Registration Rights Agreement in it is capacity as Administrative Agent and to each of the Issuer Pledge Agreement and Parent Pledge Agreement in its capacity as Agent, and (iii) assumes the rights and obligations of the Administrative Agent or Agent, as applicable, thereunder; provided that Successor Agent does not assume any duties, obligations or liabilities of Resigning Agent for any period prior to the Effective Date, and Successor Agent shall have no liabilities, duties or obligations in respect of any acts or omissions of Resigning Agent occurring prior to the Effective Date.

(c)Appointment of Technical Agent; Acceptance. As of the Effective Date, the undersigned Note Holders (which constitute the Required Note Holders) hereby appoint EIG MC to become vested with all of the rights, remedies, interests, benefits, duties and obligations of the Technical Agent under each of the Amended Note Purchase Agreement and the Amended Registration Rights Agreement (the “Technical Agent Appointment”), and EIG MC hereby (i) accepts the Technical Agent Appointment, (ii) joins and becomes bound as a party to each of the Amended Note Purchase Agreement and the Amended Registration Rights Agreement in it is capacity as Technical Agent, and (iii) assumes the rights and obligations of Technical Agent thereunder.

(d)Acceptance by Issuer. By its signature below, Issuer consents to and acknowledges the Resignation, the Successor Agent Appointment and the Technical Agent Appointment.

                            3

SECTION 5.Effect on Note Documents.

(a)Except as specifically amended hereby, all of the terms and conditions of the Amended Note Purchase Agreement and the Amended Registration Rights Agreement are unaffected and shall continue to be in full force and effect and shall be binding on the parties hereto in accordance with their respective terms, except as expressly superseded by this Amendment. All references to the “Note Purchase Agreement”, the “Amended and Restated Note Purchase Agreement” or the “Registration Rights Agreement” in the Amended Note Purchase Agreement, the Amended Registration Rights Agreement and the other Note Documents shall be deemed to be references to the Amended Note Purchase Agreement or the Amended Registration Rights Agreement, as applicable. This Amendment does not, except as explicitly set forth herein, constitute a waiver of compliance with, or modification or amendment of, any other term or condition under the Amended Note Purchase Agreement or the Amended Registration Rights Agreement.

(b)From and after the Effective Date:

(i)Subject to clause (iii) below, each reference in the Issuer Pledge Agreement and the Parent Pledge Agreement to “Agent” shall mean and be a reference to the Successor Agent in its capacity as “Agent”;

(ii)each reference in the Issuer Pledge Agreement and the Parent Pledge Agreement to “Collateral Agent acting at the direction of Agent” shall mean and be a reference to “Collateral Agent acting at the direction of Administrative Agent (acting at the written direction of Required Note Holders)”; and

(iii)the first reference to “Agent” in Section 6(i) of each of the Issuer Pledge Agreement and Parent Pledge Agreement shall mean and be a reference to “Collateral Agent” and the second reference thereto to “Agent” shall mean and be a reference to “Collateral Agent acting at the direction of Administrative Agent (acting at the written direction of Required Note Holders)”.

(c)This Amendment is a “Note Document” and shall constitute an amendment of the Existing Note Purchase Agreement made under and in accordance with the terms of Subsection 12.6 thereof and an amendment of the Existing Registration Rights Agreement made under and in accordance with the terms of Section 15 thereof.

SECTION 6.Paying Agent Agreement. Notwithstanding the provisions of Section 1 of Article VI of the Paying Agent Agreement, effective as of the Effective Date, the Paying Agent Agreement is terminated; provided, however, the provisions of the Paying Agent Agreement which by the terms thereof survive termination, shall so survive.

SECTION 7.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the law of the state of New York. Subsection 12.21 of the Existing Note Purchase Agreement (INCLUDING, WITHOUT LIMITATION, WAIVER OF JURY TRIAL) is hereby incorporated by reference into this Amendment and shall apply hereto, mutatis mutandis, as if fully set forth herein.

                            4

SECTION 8.Costs and Expenses; Severability. The provisions of Subsection 12.2 (Payment of Expenses and Indemnity) and Subsection 12.18 (Severability) of the Existing Note Purchase Agreement are hereby incorporated by this reference and shall apply to this amendment and the transactions contemplated hereby, mutatis mutandis, as if fully set forth herein.

SECTION 9.Entire Agreement. This Amendment and the Amended Note Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 10.Headings. The headings of the several sections of this amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this amendment or the amended and restated note purchase agreement.

SECTION 11.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

[signature pages follow]

                            5

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed by their respective duly Responsible Officers as of the date first written above.

ISSUER:

CHENIERE CCH HOLDCO II, LLC

By:	/s/ Lisa Cohen
Name: Lisa Cohen
Title: Treasurer

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

PARENT:

CHENIERE ENERGY, INC.

By:	/s/ Lisa Cohen
Name: Lisa Cohen
Title: Vice President and Treasurer

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

RESIGNING AGENT AND TECHNICAL AGENT:

EIG MANAGEMENT COMPANY, LLC
as Resigning Agent and Technical Agent for the Note Holders

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

SUCCESSOR AGENT:

THE BANK OF NEW YORK MELLON
as Successor Agent for the Note Holders

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

THE BANK OF NEW YORK MELLON
as Collateral Agent for the Note Holders

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

NOTE HOLDERS:

EIG ENERGY FUND XV, L.P.
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG ENERGY FUND XV-A, L.P.
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

EIG ENERGY FUND XV-B, L.P.
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG ENERGY FUND XV (CAYMAN), L.P.
By: EIG Management Company, LLC, its sub-advisor

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG ENERGY FUND XVI, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

EIG ENERGY FUND XVI-B, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG ENERGY FUND XVI-E, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG ENERGY FUND XVI (CAYMAN), L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

EIG ENERGY FUND XVI (SCOTLAND), L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG-KEATS ENERGY PARTNERS, L.P.
By: EIG-Keats Energy Partners GP, LLC, the General Partner

By: EIG Asset Management, LLC, its managing member

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG-GATEWAY DIRECT INVESTMENTS (CORPUS CHRISTI), L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

EIG CORPUS CHRISTI CO-INVESTMENT, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG CORPUS CHRISTI CO-INVESTMENT-B, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

EIG CORPUS CHRISTI CO-INVESTMENT-C, L.P.
By: EIG Management Company, LLC, its manager

By:	/s/ Brian Boland
Name: Brian Boland
Title: Managing Director

By:	/s/ Matthew Fox
Name: Matthew Fox
Title: Chief Operating Officer and Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

NOTE HOLDERS:

BROOKFIELD ASSET MANAGEMENT
PRIVATE INSTITUTIONAL CAPITAL ADVISER
(CANADA), L.P., on behalf of
BROOKFIELD INFRASTRUCTURE DEBT FUND
CC (G) LP, pursuant to its power of attorney

By: Brookfield Private Funds Holding Inc., its general partner

By:	/s/ James Rickert
Name: James Rickert
Title: Managing Director

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

NOTE HOLDERS:

AMP CAPITAL INVESTORS (IDF III EUR NO.2)
S.À.R.L.
AMP CAPITAL INVESTORS (IDF III JPY NO.2)
S.À.R.L.
AMP CAPITAL INVESTORS (IDF III USD NO.2)
S.À.R.L.
AMP CAPITAL INVESTORS (IDF III USD HEDGED
NO.2) S.À.R.L.
AMP CAPITAL INFRASTRUCTURE DEBT FUND
III (ELP) L.P.

By:	/s/ Virginia Strelen
Name: Virginia Strelen
Title: Manager

By:	/s/ Nicolai Nielsen
Name: Nicolai Nielsen
Title: Manager

[Signature Page to Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement]

Annex I

Amendments to Existing Note Purchase Agreement

[See attached.]

                            I-1

Execution Version

As amended by:
~~Third~~Fourth Amendment to Note Purchase Agreement, dated ~~May 22~~February 18, ~~2018~~2020

AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT
DATED AS OF MARCH 1, 2015
BY AND AMONG
CHENIERE CCH HOLDCO II, LLC,
as Issuer,
CHENIERE ENERGY, INC.,
as Parent (and solely for purposes of acknowledging and agreeing to Section 9),
EIG MANAGEMENT COMPANY, LLC,
as ~~administrative~~technical agent for the Note Holders,
THE BANK OF NEW YORK MELLON,
as administrative agent and collateral agent for the Note Holders,
AND
THE NOTE PURCHASERS NAMED HEREIN

as amended on March 16, 2015 ~~and~~, May 8, 2015
and May 22, 2018

Note Purchase Agreement

(continued)

SECTION		PAGE

5.10	Margin Stock	83
5.11	Investment Company Act	~~83~~84
5.12	Patriot Act, Etc.	~~83~~84
5.13	Collateral	84
5.14	Solvency	~~84~~85
5.15	Taxes	~~84~~85
5.16	Investments	85
5.17	Title, Etc.	85
5.18	Accounts	~~85~~86
5.19	Environmental Matters	~~85~~86
5.20	No Default	86
5.21	Employee Matters	86
5.22	Sole Purpose Nature; Business; Separateness	~~86~~87
5.23	Private Offering by Issuer	87

SECTION 6	AFFIRMATIVE COVENANTS	~~87~~88

6.1	Compliance with Laws, Etc.	~~87~~88
6.2	Payment of Taxes, Payment of Obligations	~~87~~88
6.3	Preservation of Corporate Existence, Etc.	88
6.4	Visitation Rights, Etc.	88
6.5	Keeping of Books	89
6.6	Maintenance of Properties, Etc.	89
6.7	Further Assurances; Grant of Security	~~89~~90
6.8	Distributions from CCH Direct Parent	~~90~~91
6.9	D&O Insurance	~~90~~91
6.10	Separateness Provisions	91
6.11	Delivery of Information Required Under Foreign Assets Control Regulations, Patriot Act, Foreign Corrupt Practices Act	92
6.12	CCH Board Observer Rights	92
6.13	Tax Matters; USRPHC Status and Reporting	93

SECTION 7	NEGATIVE COVENANTS	93

7.1	Liens, Etc.	~~93~~94
7.2	Debt	~~93~~94
7.3	Prepayments of Debt; Modification of Permitted Senior Debt Documents	94
7.4	Nature of Business	94
7.5	Mergers, Etc.	~~94~~95
7.6	Sales, Etc. of Assets	95
7.7	Investments in Other Persons	~~95~~96
7.8	Restricted Payments	96
7.9	Transactions with Affiliates	~~96~~97
7.10	Amendments of Constituent Documents	97

Note Purchase Agreement

(continued)

SECTION		PAGE

7.11	Partnership, Formation of Subsidiaries, Etc.	97
7.12	Contingent Liabilities	97
7.13	Employees	~~97~~98
7.14	ERISA Plans	~~97~~98
7.15	Tax Treatment of Issuer	98
7.16	Accounts	98
7.17	Additional Notes	98

SECTION 8	REPORTING COVENANTS	98

8.1	Default Notice	98
8.2	Annual Financials	~~98~~99
8.3	Quarterly Financials	99
8.4	Litigation	99
8.5	Creditor Reports	99
8.6	Agreement Notices, Etc.	~~99~~100
8.7	Other Information	~~100~~101
8.8	Delivery of Documents	101

SECTION 9	CONVERSION; ~~LIMITATION ON SYNTHETIC SALES; CERTAIN PRE CLOSING MATTERS 101~~LIMITATION ON SYTHETIC SALES; CERTAIN PRE-CLOSING MATTERS	102

9.1	Issuer Initiated Conversion	~~101~~102
9.2	Conditions to Conversion for Issuer Initiated Conversion Notice	102
9.3	Conversion Procedure for Issuer Initiated Conversion	~~103~~104
9.4	Repurchase of the Notes Following an Issuer Initiated Conversion Notice	104
9.5	Note Holder Initiated Conversion	105
9.6	Conditions to Conversion for Note Holder Initiated Conversion	~~105~~106
9.7	Conversion Procedure for Note Holder Initiated Conversion	~~106~~107
9.8	Conversion Rate	107
9.9	Settlement upon Conversion	~~109~~110
9.10	Piggyback Conversion	~~110~~111
9.11	Effect on Reclassification, Consolidation, Merger on Sale	~~111~~112
9.12	Taxes of Shares Issued	~~112~~113
9.13	Reservation of Shares	113
9.14	Shareholder Rights Plan	113
9.15	Limitations on Synthetic Sales	113
9.16	Director Rights	~~113~~114
9.17	Cooperation	114
9.18	Tax Matters	114
9.19	Equity Contribution Agreement	~~114~~115

Note Purchase Agreement

(continued)

SECTION		PAGE

SECTION 10	EVENTS OF DEFAULT; REMEDIES	115

10.1	Events of Default	115
10.2	Remedies	118
10.3	Issuance of Additional Notes	121

SECTION 11	TERMINATION	122

11.1	Right to Terminate	122
11.2	Effect of Termination	~~122~~123

SECTION 12	MISCELLANEOUS	123

12.1	Registration and Transfer of the Notes	123
12.2	Payment of Expenses and Indemnity	~~125~~126
12.3	Right of Setoff	~~128~~129
12.4	Notices	~~128~~129
12.5	Successors and Assigns; Subsequent Holders of Notes	~~129~~130
12.6	Amendments and Waivers	~~129~~130
12.7	Ratable Sharing	~~130~~131
12.8	Classification of Transaction	131
12.9	Technical Agent, Administrative Agent and Collateral Agent	131
12.10	Investment Representation of Note Purchasers	~~138~~140
12.11	Private Placement Representation of Technical Agent and Administrative Agent	~~141~~143
12.12	No waiver; Remedies Cumulative	~~141~~143
12.13	No Third Party Beneficiaries	~~141~~143
12.14	Counterparts	~~141~~143
12.15	Effectiveness	~~141~~143
12.16	Headings Descriptive; Amounts in Dollars	~~142~~144
12.17	Marshaling; Recapture	~~142~~144
12.18	Severability	~~142~~144
12.19	Survival	~~142~~144
12.20	Independence of Covenants	~~143~~145
12.21	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	~~143~~145
12.22	Confidentiality	~~144~~146
12.23	Immunity	~~145~~147
12.24	Entire Agreement	~~145~~147
12.25	Limited Recourse	~~145~~147

Note Purchase Agreement

(continued)

SCHEDULES

Schedule 1.1A	Base Case Forecast
Schedule 1.1B	Disqualified Note Holders
Schedule 1.1C	Estimated Base Trains Senior Debt Service ¹
Schedule 1.3E	Knowledge
Schedule 2.1	Note Holders and Initial Closing Date Notes
Schedule 2.2	Second Phase Note Purchasers and Initial Second Phase Notes
Schedule 3.6B	Note Holder Payment Instructions
Schedule 4.1K	Know Your Customer Requirements
Schedule 5.2	Organizational Matters
Schedule 5.13	Collateral Filings, Etc.
Schedule 5.19	Environmental Matters
Schedule 12.4	Notice Addresses

EXHIBITS

Form of:
Exhibit A-1	Initial Note
Exhibit A-2	Additional Note
Exhibit B	Tax Compliance Certificate
Exhibit C	Registration Rights Agreement
Exhibit D	Management Rights Agreement
Exhibit E	Offer to Repay Notice
Exhibit F-1	Issuer Initiated Conversion Notice
Exhibit F-2	Note Holder Initiated Conversion Notice
Exhibit F-3	Repurchase Notice
Exhibit G	EIG Indemnification Agreement
Exhibit H	Equity Contribution Agreement
Exhibit I-1	Sullivan & Cromwell LLP Closing Date Opinion
Exhibit I-2	Sullivan & Cromwell LLP Second Phase Funding Date Opinion
Exhibit J-1	Issuer Pledge Agreement
Exhibit J-2	Parent Pledge Agreement
Exhibit K-1	Closing Date Certificate
Exhibit K-2	Second Phase Funding Date Certificate
Exhibit L	Letter to Co-Placement Agents

¹ To be delivered at the Closing and to be updated in connection with the occurrence of the Second Phase Funding Date.

This AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (including all Schedules and Exhibits hereto, this “Agreement”) is dated as of March 1, 2015 among CHENIERE CCH HOLDCO II, LLC, a Delaware limited liability company (“Issuer”), EIG MANAGEMENT COMPANY, LLC, a Delaware limited liability company, as ~~administrative~~ agent for the Note Holders (“Technical Agent”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as administrative agent for the Note Holders (in such capacity, “Administrative Agent”) and as collateral agent for the Note Holders (~~“~~in such capacity, “Collateral Agent”), each Person identified as a Note Purchaser on the signature pages hereto (collectively, “Note Purchasers”), and, solely for purposes of acknowledging and agreeing to Section 9, CHENIERE ENERGY, INC., a Delaware corporation (“Parent”). Each Note Purchaser and any other registered holder of the Notes (as hereinafter defined) hereunder is referred to as a “Note Holder” and collectively, as “Note Holders.”
RECITALS
A.    On January 16, 2015, Issuer, Technical Agent, Collateral Agent, Note Purchasers and Parent entered into the Note Purchase Agreement (the “Original Note Purchase Agreement”), and this Agreement amends and restates the Original Note Purchase Agreement in its entirety.
B.    Parent directly owns all of the outstanding Equity Interests in Issuer.
C.    Issuer directly owns all of the outstanding Equity Interests in Cheniere CCH HoldCo I, LLC, a Delaware limited liability company (“CCH Direct Parent”), the direct owner of all of the outstanding Equity Interests in Cheniere Corpus Christi Holdings, LLC, a Delaware limited liability company (“CCH”).
D.    CCH is the owner of 100% of the Equity Interests of each of Corpus Christi Liquefaction, LLC (“CCL”) and Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (collectively, “CCP”).
E.    CCL intends to develop, construct, operate, maintain and own the Terminal Facility and CCP intends to develop, construct, operate, maintain and own the Pipeline, and CCL and CCP are each engaged in certain construction and development activities in respect of the Project.
F.    CCH intends to enter into a senior secured construction and term loan facility made available by various banks and other financial institutions to finance a majority of the Project Costs (the “CCH Senior Financing”).
G.    Issuer wishes to obtain funds in an aggregate principal amount of $1,500,000,000 (the “Issuer Financing”) in order (i) to fund a portion of the Project Costs and (ii) to pay fees and expenses associated with the financing contemplated hereunder.

H.    Subject to the terms and conditions set forth herein, Note Purchasers are willing to provide the Issuer Financing to Issuer.
Accordingly, the parties hereby agree as follows:

SECTION1	DEFINITIONS

1.1Certain Defined Terms

The following terms used in this Agreement shall have the following meanings:
“Acceptable Debt Service Reserve LC” means an “Acceptable Debt Service Reserve LC” as that term is defined in the CCH Senior Financing Documents, or if the CCH Senior Financing is repaid in full prior to the Discharge Date, the corresponding term as defined in the Permitted Senior Debt Documents.
“Account Bank” means the Security Trustee acting in its capacity as such or the bank designated by the Project Entities at which secured Accounts are established, in each case pursuant to the Permitted Senior Debt Documents.
“Account Collateral” has the meaning set forth in subsection 6.7C.

“Account Control Agreement” means (a) with respect to any deposit account, each deposit account control agreement among Issuer, Collateral Agent on behalf of the Secured Parties and a Depositary Bank, and (b) with respect to any securities account, each securities account control agreement among Issuer, Collateral Agent on behalf of the Secured Parties and a Securities Intermediary, in each case, which (i) is in form and substance reasonably satisfactory to Technical Agent and (ii) perfects Collateral Agent’s Priority Lien (subject to the Excepted Liens) in the applicable Account Collateral.

“Accounts” means the segregated, secured, and non-interest-bearing accounts and any related sub-accounts established for the Project pursuant to the Permitted Senior Debt Documents (and, for the avoidance of doubt does not include any account of the Subject Companies).

“Additional Notes” has the meaning set forth in subsection 10.3.

“Additional Note Documents” means any documents or agreements relating to the transactions contemplated hereby entered into by any Note Document Party with Note Holders, Technical Agent, Administrative Agent or Collateral Agent after the Closing Date.

“Additional Proceeds Prepayment Account” means the account in the name of CCH identified as the “Additional Proceeds Prepayment Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents.

“Additional Senior Debt” means additional senior secured debt incurred by the Project Entities as any such Project Entity may be permitted to incur under all Senior Debt Instruments then in effect and subject to the terms and conditions in such Senior Debt Instruments to the incurrence of such debt, including senior secured debt consisting of Replacement Senior Debt, PDE Senior Debt, Working Capital Debt and Expansion Senior Debt.

“Additional Train” means any LNG liquefaction train in addition to the Base Trains.

“Additional Train COD” means the date on which all Additional Trains for which the Project Entities have reached a positive final investment decision have become commercially operable.

“Administrative Agent” has the meaning set forth in the preamble hereof and shall include any successor agent appointed in accordance with subsection 12.9F.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. For the purposes of the Note Documents, none of the Note Holders will be an Affiliate of Issuer or Parent.
~~“Agent” has the meaning set forth in the preamble hereof and shall include any successor agent appointed in accordance with subsection 12.9F.~~
“Aggregate Amounts Due” has the meaning set forth in subsection 12.7.

“Aggregate Share Cap” means a number of shares of Parent Common Stock equal to 47,108,466. The Aggregate Share Cap will be adjusted for any stock split or reverse stock split, as determined by the Issuer after consultation with the Independent Financial Expert.

“Agreement” has the meaning set forth in the preamble hereof.

“Anti-Terrorism and Money Laundering Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the associated Global Terrorism Sanctions Regulation (Title 31, Part 594 of the US Code of Federal Regulations), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the USA Patriot Act of 2001 (Pub. L. No. 107-56) (the “Patriot Act”), (f) the US Money Laundering Control Act of 1986, (g) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (h) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (i) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (j) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), (k) any other similar federal Requirement of Law having the force of law and relating to money laundering, terrorist acts or acts of war, and (l) any regulations promulgated under any of the foregoing.

“Applicable Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and all laws, rules, and regulations of any jurisdiction applicable to any of the Subject Companies at the relevant time concerning or relating to bribery or corruption.

“Applicable EPC Contract” means (a) unless and until the Second Phase Funding Date has occurred, the EPC Contract (T1/T2) and (b) on or following the Second Phase Funding Date, both of the EPC Contracts.

“Applicable Exchange” means the stock exchange on which the Parent Common Stock is listed.
“Asset Sale” means any sale, lease (as lessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition or any exchange by CCH Direct Parent or any Project Entity of such Person’s Properties, other than (i) with respect to CCH Direct Parent, any sale, assignment, conveyance, transfer or other disposition or exchange permitted by subsection 7.6 or (ii) with respect to any Project Entity, (a) transfers between or among the Project Entities, (b) dispositions in compliance with any applicable court or governmental order, (c) dispositions of obsolete, superfluous or replaced assets, or assets that are not, or cease to be, necessary for the construction and operation of the Project substantially in the manner contemplated by the Note Documents and the Permitted Senior Debt Documents, (d) sales or other dispositions by CCL of LNG in accordance with any LNG SPAs as are permitted under the Permitted Senior Debt Documents or other assets in the ordinary course of the LNG business, (e) sales by the Project Entities of natural gas in the ordinary course of business, (f) sales, transfers or dispositions of Cash Equivalents and Permitted Investments, (g) liquefaction and other services in the ordinary course of business of the Project Entities, (h) settlement, release, waiver or surrender of contract, tort or other claims in the ordinary course of business or a grant of a Lien not prohibited by the Note Documents, with respect to CCH Direct Parent, or the Permitted Senior Debt Documents, with respect to the Project Entities, (i) the transfer or novation of Permitted Hedging Instruments in accordance with the Permitted Senior Debt Documents, (j) conveyance of gas interconnection or metering facilities to gas transmission companies and conveyance of electricity substations to electricity providers pursuant to its electricity purchase arrangements for operating the Project, and (k) dispositions of other property of a Project Entity if such Project Entity replaces such property within 180 days following such disposition or has obtained a commitment to replace such property within 180 days following such disposition and replaces such property within 270 days following such disposition.

“Availability Period” means, with respect to the Term Loans, the Term Loan Availability Period, and with respect to any other Loans, the period commencing on the date of first disbursement of such Loans and ending on the date of the termination or cancellation of all remaining Facility Debt Commitments pursuant to the terms of the corresponding Facility Agreement.

“Averaging Period” has the meaning set forth in subsection 9.8A.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, that such Person shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted against such Person in a court of competent jurisdiction or by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Bankruptcy Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its Property) shall occur, or such Person shall take any corporate action to authorize any of the foregoing actions.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and any similar federal, state or foreign law for the relief of debtors affecting the rights of creditors generally.

“Base Case Forecast” means the base case forecast attached hereto as Schedule 1.1A, as shall be updated in accordance with subsection 6.7E.

“Base Committed Quantity” means the base committed quantity of LNG required under the Permitted Senior Debt Documents to be contracted to be sold pursuant to LNG SPAs.

“Base Interest” has the meaning set forth in subsection 3.2B(i).

“Base Trains” means (a) unless and until the Second Phase Funding Date has occurred, Train One and Train Two and (b) on or following the Second Phase Funding Date, Train One, Train Two and Train Three.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” means any day excluding Saturday and Sunday on which banks are generally authorized to be open for business in New York City.

“Business Interruption Insurance Proceeds” means all proceeds of any insurance policies required by the Permitted Senior Debt Documents or otherwise obtained with respect to the Project Entities or the Project insuring the Project Entities against business interruption or delayed start-up.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equity Funding” means cash contributions made, directly or indirectly, to CCH by Parent or an Affiliate of Parent (other than any Subsidiary of CCH) in the form of Equity Funding, including, for the avoidance of doubt, the proceeds of the Initial Notes to the extent such proceeds are contributed to CCH.

“Cash Equivalents and Permitted Investments” means any Dollar-denominated investments that are:

(a)direct obligations of, or obligations the principal and interest of which are unconditionally guaranteed by, the United States of America (or any instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing within one year from the date of acquisition thereof;

(b)investments in marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of “A” or higher from S&P or from Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency);

(c)commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or, if at such time, neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency) and, in each case, maturing within one year of acquisition thereof;

(d)investments in certificates of deposit, bankers’ acceptances and time deposits maturing or putable within one year from the date of acquisition thereof issued or guaranteed or placed with, and money market deposit accounts issued or offered by, any domestic office of (i) a commercial bank organized under the laws of the United States of America or any state thereof or (ii) a licensed branch of a foreign bank organized under the laws of any member country of the Organization for Economic Co-Operation and Development, in either case, that has a combined capital and undivided surplus and undivided profits of at least $500 million;

(e)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; or

(f)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 (or any successor rule) under the Investment Company Act of 1940; (ii) are rated either AAA by S&P and Aaa by Moody’s or at least 95% of the assets of which constitute Cash Equivalents and Permitted Investments described in clauses (a) through (e) of this definition and/or Dollars; and (iii) have portfolio assets of at least $500 million.

“Cash Flow” means, with respect to any period, all funds received or, as applicable in the relevant context, projected to be received by the Project Entities during such period, including:

(a)fees and other amounts received by CCL under the LNG SPAs;

(b)earnings on funds held in the secured Accounts of the Project Entities pursuant to the CCH Senior Financing Documents or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, pursuant to the Permitted Senior Debt Documents (excluding interest and investment earnings that accrue on the amounts on deposit in any of the Senior Debt Service Reserve Account or any account established to prefund interest on any Senior Debt, if any, in any case, that are not transferred to the Revenue Account pursuant to the Common Security and Account Agreement);

(c)any amounts deposited in the Insurance/Condemnation Proceeds Account to the extent applied to the payment of Operation and Maintenance Expenses or Project Costs in accordance with Section 5 (Insurance and Condemnation Proceeds and Performance Liquidated Damages) of the Common Security and Account Agreement (or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, in accordance with the Permitted Senior Debt Documents);

(d)all cash paid to any Project Entity during such period as Business Interruption Insurance Proceeds;

(e)proceeds from the transfer, sale or disposition of assets or rights of any Project Entity in the ordinary course of business in accordance with Section 12.17 (Sale of Project Property) of the Common Terms Agreement, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, in accordance with the provisions of the Permitted Senior Debt Documents (other than as set forth in sub-clause (iii) below) to the extent such proceeds have been or will be used to pay Operation and Maintenance Expenses;

(f)amounts paid under any Material Project Agreement; and

(g)amounts received under Permitted Hedging Instruments other than in respect of interest rates,

but excluding, in each case:

(i)all amounts required to be deposited in the Insurance/Condemnation Proceeds Account used to reimburse Equity Funding;

(ii)proceeds of third-party liability insurance;

(iii)proceeds of the sale of assets permitted by Section 12.17(c) or (l) (Sale of Project Property) of the Common Terms Agreement (or, if the CCH Senior Financing is repaid in full prior to Discharge Date, the corresponding provisions of the Permitted Senior Debt Documents) unless and until applied to procure a replacement for such assets;

(iv)proceeds of Senior Debt and other Indebtedness (as defined in the Permitted Senior Debt Documents) (and corresponding amounts received by the Project Entities pursuant to any guarantees) permitted by Section 12.14 (Limitation on Indebtedness) of the Common Terms Agreement (or, if the CCH Senior Financing is repaid in full prior to Discharge Date, corresponding to the relevant provisions of the Permitted Senior Debt Documents) other than amounts received under Permitted Hedging Instruments included under clause (g) above; and

(v)Equity Funding from Parent or any direct or indirect holders of equity interests of CCH; and any cash deposited into the Additional Proceeds Prepayment Account.

“Cash Flow Available for Debt Service” means, for any period, the amount that is equal to (a) Cash Flow minus (b) Operation and Maintenance Expenses, in each case for such period; provided that Operation and Maintenance Expenses included in the calculation of Historical Holdco DSCR and Projected Holdco DSCR will exclude (i) that portion of Operation and Maintenance Expenses arising prior to the Project Completion Date that are Project Costs and (ii) Operation and Maintenance Expenses arising from and after the Project Completion Date relating to expenditure on items that were, as of the Project Completion Date, outstanding or punch list items under the Applicable EPC Contracts that are paid out of Senior Debt or Equity Funding.

“Casualty Event” means a casualty event that causes all or a portion of the Property of any Project Entity to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than (a) ordinary use and wear and tear and (b) any Event of Eminent Domain.

“CCH” has the meaning set forth in the recitals hereto.

“CCH Board” has the meaning set forth in subsection 6.12.

“CCH Direct Parent” has the meaning set forth in the recitals hereto.

“CCH Senior Creditor” means a provider of Senior Debt that benefits from the Common Security and Account Agreement (or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, the corresponding Permitted Senior Debt Document), including the

Facility Lenders, any Senior Noteholders and each Hedging Bank that is party to the Common Security and Account Agreement (or the corresponding Permitted Senior Debt Document).

“CCH Senior Creditor Group Representative” means, with respect to any Senior Creditor Group (as that term is defined in the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, the corresponding term in the Permitted Senior Debt Documents), the representative of such Senior Creditor Group duly appointed under or as set forth in the Common Security and Account Agreement (or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, the corresponding Permitted Senior Debt Document).

“CCH Senior Financing” has the meaning set forth in the recitals hereto.

“CCH Senior Financing Documents” means the definitive documents evidencing the CCH Senior Financing, including any loan or credit agreement, the Common Terms Agreement, the Common Security and Account Agreement, all other security documents and other ancillary documents associated therewith.
“CCL” has the meaning set forth in the recitals hereto.

“CCP” has the meaning set forth in the recitals hereto.

“CCP Pipeline Precedent Agreement” means the transportation precedent agreement, dated July 21, 2014, between CCP and CCL pursuant to which a firm transportation capacity is secured through the Pipeline.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act.

“Change of Control” means, at any time, the occurrence of any of the following:

(a)Parent shall fail to legally and beneficially own at least a majority of the common equity of Issuer and a majority of the Voting Interests of Issuer, or otherwise have the power to direct or cause the direction of the management or policies of, and otherwise control Issuer;

(b)any merger, consolidation or other combination of Parent with or into any other entity and Parent does not constitute the surviving entity (other than Parent merging, consolidating or combining with or into another wholly owned Subsidiary of Parent);

(c)a sale of all or substantially all of the assets of Parent;

(d)a dissolution of Parent; or

(e)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owners, directly or indirectly, of 50% or more on a fully diluted basis of the Voting Interests of Parent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a) the adoption or taking effect of any applicable Requirements of Law, (b) any change in any applicable Requirements of Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) without limiting the foregoing, the making or issuance of any applicable request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Chief Financial Officer” means, as to any Person, the individual performing on behalf of such Person the duties customarily performed by a chief financial officer of a business corporation, whether or not such individual has been appointed as the “chief financial officer” of such Person.

“Closing” has the meaning set forth in subsection 2.1B.

“Closing Date” has the meaning set forth in subsection 2.1B.

“CMI” means Cheniere Marketing, LLC, a limited liability company organized in accordance with the laws of the state of Delaware.

“CMI Export Authorization Letter” means the letter agreement pursuant to which CMI undertakes to comply in all material respects with the terms of the FTA Authorization and the Non-FTA Authorization, in each case for so long as it is a party to each such Export Authorization.

“Co-Placement Agents” means Morgan Stanley & Co. LLC and Goldman, Sachs & Co.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and interests in property now owned or hereafter acquired by a Note Document Party upon which a Lien has been or is purported or intended to have been granted to the Collateral Agent or any Secured Party under any Security Documents.

“Collateral Agent” has the meaning set forth in the preamble and shall include any successor collateral agent appointed in accordance with subsection 12.9F.

“Commercial Operation Date” means (a) unless and until the Second Phase Funding Date has occurred, the last to occur of Substantial Completion (T1) and Substantial Completion (T2); provided that if each of the Second Phase CP Date and the Initial Second Phase Advance occurs on or before the date on which the Second Phase Facility Debt Commitments expire pursuant to the terms of the CCH Senior Financing Documents, unless and until the Second Phase Funding Date has occurred, the Commercial Operation Date shall be the later of (i) the date on which both Substantial Completion (T1) and Substantial Completion (T2) have occurred and (ii) the date that is the 58-month anniversary of the date on which the NTP (as defined in the EPC Contract (T1/T2)) is issued under the EPC Contract (T1/T2); provided that the 58-month period referred to in this clause (ii) shall be reduced on a day-for-day basis for each day with respect to which Issuer pays Pre-Issuance Accrued Interest on the Closing Date, with such day-for-day reduction to be calculated by deeming such NTP to have been issued one day earlier than the actual date of issuance for each day in respect of which Pre-Issuance Accrued Interest accrues; and (b) on or following the Second Phase Funding Date, the last to occur of Substantial Completion (T1), Substantial Completion (T2) and Substantial Completion (T3).

“Commitment Letter” means the Commitment Letter, dated November 10, 2014, by and among Parent, Technical Agent and Issuer (pursuant to the Joinder thereto, dated January 16, 2015, executed by Issuer) and as modified and superseded by the Fee Letter.

“Common Security and Account Agreement” means the Common Security and Account Agreement entered into in connection with the CCH Senior Financing.

“Common Terms Agreement” means the Common Terms Agreement entered into in connection with the CCH Senior Financing.

“Confidential Information” means all information received from an Issuer Party or any of their respective Affiliates or advisers relating to any of them, their businesses or the Project, other than any such information (a) available through public records or otherwise in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure by Technical Agent, Administrative Agent or any Note Holder or any of their respective Affiliates or advisers in breach of this Agreement or other obligations of confidentiality, (b) already in the possession of Technical Agent, Administrative Agent or Note Holders prior to disclosure by an Issuer Party or any of their respective Affiliates or advisers and that was not previously acquired by Technical Agent, Administrative Agent, Note Holders or their respective representatives directly or indirectly from an Issuer Party or any of their respective Affiliates or advisers or that was independently developed by Technical Agent, Administrative Agent or Note Holders without access to the Confidential Information, (c) lawfully acquired by Technical Agent, Administrative Agent or Note Holders from a third party (other than an Issuer Party or any of their respective Affiliates or advisers) and not known by Technical Agent, Administrative Agent or Note Holders to be prohibited from so disclosing such information to Technical Agent, Administrative Agent or Note Holders by a legal, contractual, fiduciary or other obligation; provided that such information shall immediately become Confidential Information if, and at such time as, Technical Agent, Administrative Agent, the Note Holders or their respective representatives become aware that the discloser of such information was subject to an obligation not to disclose the same to such party, or (d) that was independently developed by Technical Agent, Administrative Agent, Note Holders or their respective representatives without the use of the Confidential Information.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“ConocoPhillips License Agreements” means the Technology License (T1/T2) and Technology License (T3).

“Constituent Documents” means with respect to any Person, (a) to the extent such Person is a corporation, the certificate or articles of incorporation and the by-laws of such Person, (b) to the extent such Person is a limited liability company, the certificate of formation or articles of formation or organization and operating or limited liability company agreement of such Person and (c) to the extent such Person is a partnership, joint venture, trust or other form of business, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization or formation of such Person.

“Contest” means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided that the following conditions are satisfied: (a) such Person has posted an appropriate bond or other security or has established appropriate reserves with respect to the contested items in accordance with GAAP, (b) during the period of such contest, the enforcement of any contested item is effectively stayed and (c) such contest could not reasonably, individually or in the aggregate, be expected to, have a Material Adverse Effect.

“Contractual Obligation” means, as to any Person, any contractual provision of any security issued by such Person or of any indenture, mortgage, deed of trust, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Construction Budget and Schedule” means (a) a budget initially attached as a schedule to the Common Terms Agreement setting forth the timing and amount of projected payments of Project Costs and (b) a schedule initially attached as a schedule to the Common Terms Agreement setting forth the proposed engineering, procurement, construction and testing milestone schedule for the Project’s development, each as may be amended, supplemented, or otherwise modified as permitted by the Permitted Senior Debt Documents.

“Conversion Date” means a Note Holder Initiated Conversion Date or an Issuer Initiated Conversion Date, as applicable.

“Conversion Price” has the meaning set forth in subsection 9.8A.

“Conversion Rate” has the meaning set forth in subsection 9.8A.

“Corporate Trust Office” means the office of Collateral Agent or Administrative Agent, as applicable, at which at any particular time its corporate trust business shall be principally administered, which office ~~at the date of the execution of this Agreement~~as of the Fourth Amendment Effective Date is located at the address specified in Schedule 12.4 hereto, or such other address as the Collateral Agent or Administrative Agent, as applicable, may designate from time to time by notice to Issuer ~~and Agent~~, Technical Agent and Collateral Agent or Administrative Agent, as applicable, or the principal corporate trust office of any successor to Collateral Agent or Administrative Agent, as applicable (or such other address as such successor to Collateral Agent or Administrative Agent, as applicable, may designate from time to time by notice to Issuer ~~and Agent~~, Technical Agent and Collateral Agent or Administrative Agent, as applicable).

“CQP” means Cheniere Energy Partners, LP.

“CTA Signing Date” means the date on which the Common Terms Agreement is executed in full.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LNG US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable or in Issuer’s commercially reasonable judgment (following consultation with an Independent Financial Expert) is manifestly incorrect, the market value of one share of the Parent Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by an Independent Financial Expert). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Date Certain” means (i) unless and until the Second Phase Funding Date has occurred, the last DFCD Deadline to occur under any of the Qualifying LNG SPAs delivered to the Intercreditor Agent pursuant to the conditions precedent in Section 4.1(b)(i) (Conditions to Closing) of the Common Terms Agreement, which date shall have been notified to the Technical Agent pursuant to subsection 4.1A and (ii) on or following the Second Phase Funding Date, the last DFCD Deadline to occur under any of the Qualifying LNG SPAs delivered to the Intercreditor Agent pursuant to the conditions precedent in Section 4.3(b)(i) (Conditions to Second Phase Expansion) of the Common Terms Agreement, which date shall have been notified to the Technical Agent pursuant to subsection 4.2B(v).

“Date of First Commercial Delivery” or “DFCD” has the meaning given to such term in the applicable LNG SPA.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, and all drafts drawn thereunder, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid interests, (h) net payments that such Person would have to make in the event of an early termination on the date Debt of such Person is being determined in respect of outstanding Hedge Agreements (such payments in respect of any such agreements with a counterparty being calculated subject to and in accordance with any netting provisions in such agreement), (i) all Guaranteed Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations, provided that in no event shall (A) deferred compensation arrangements, (B) earn-out, non-compete or consulting obligations, (C) earn-out obligations until such obligations are earned or mature in accordance with GAAP, or (D) working capital or other adjustments to purchase price or indemnification obligations under purchase agreements, in each case, constitute Debt of a Person for the purposes of subsection 7.2.

“Deemed Cash Interest Payments” means the undiscounted stream of all scheduled quarterly cash interest payments assuming that for all scheduled quarterly cash interest payments following the Commercial Operation Date Issuer pays the stated interest rate on the Notes in cash. If the Commercial Operation Date has not yet occurred, then for purposes of calculating the Deemed Cash Interest Payments, it is assumed that the Commercial Operation Date is achieved on (i) unless and until the Second Phase Funding Date has occurred, the date that is the Guaranteed Substantial Completion Date for Subproject 2 (as defined in the EPC Contract (T1/T2)) after giving effect to the issuance of any change orders or amendments entered into in connection therewith and (ii) on or following the Second Phase Funding Date, (A) at any time prior to the issuance of the NTP (as defined in the EPC Contract (T3)), March 1, 2021 or (B) at any time on or after the date on which the NTP (as defined in the EPC Contract (T3)) is issued, the date that is the Guaranteed Substantial Completion Date (as defined in the EPC Contract (T3)) after giving effect to the issuance of any change orders or amendments entered into in connection therewith.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Interest Rate” means a rate per annum equal to (i) the rate payable under subsection 3.2B(i) as Base Interest plus (ii) three percent (3%).

“Depositary Bank” means a third party bank or other financial institution in which Issuer maintains a deposit account (as such term is defined in the Uniform Commercial Code) reasonably satisfactory to Technical Agent, together with its successors and permitted assigns, provided that The Bank of New York Mellon and any Affiliates thereof shall be deemed to be reasonably satisfactory to Technical Agent.

“Development” has the meaning set forth in the Common Terms Agreement.

“DFCD Deadline” means, with respect to any Qualifying LNG SPA, the date that is 60 days prior to the date on which the applicable LNG Buyer would have the right to terminate its respective Qualifying LNG SPA for any failure to achieve the DFCD by such date, as extended by any waivers, modifications or amendments to such Qualifying LNG SPA in accordance with the Permitted Senior Debt Documents, but without giving effect to cure rights under any agreement between such LNG Buyer and the Security Trustee or any other secured parties under the Permitted Senior Debt.

“Disbursement Account” means the account in the name of CCH identified as the “Disbursement Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents.

“Discharge Date” means the date on which all the Note Obligations have been paid and discharged in full in cash or, to the extent such Note Obligations are converted in accordance with Section 9, shares of Parent Common Stock, and the Note Document Parties have no payment obligations (other than unasserted contingent reimbursement or indemnity obligations that by their nature expressly survive termination of this Agreement or any other applicable Note Document) to any Secured Party under the Note Documents.

“Distributed Property” has the meaning set forth in subsection 9.8B(iii).

“Distribution Conditions” means:

(a)no Default or Event of Default has occurred and is continuing or would occur or did occur as a result of the applicable Restricted Payment;

(b)the Commercial Operation Date has occurred; and

(c)the Historical Holdco DSCR for the prior four quarters ending on the most recently ended Fiscal Quarter (or in the case of the first three Fiscal Quarters following the Commercial Operation Date, the annualized Historical Holdco DSCR for the period from the Commercial Operation Date until the most recently ended Fiscal Quarter) is equal to or greater than 1.20:1.00 and (ii) the Projected Holdco DSCR for the next succeeding four Fiscal Quarters is equal to or greater than 1.20:1.00.

“Disqualified Note Holder” means Note Holders that are (i) competitors and Affiliates of competitors of Parent or any of its Subsidiaries identified on Schedule 1.1B or otherwise notified to Administrative Agent in writing by Issuer (acting reasonably and in good faith) from time to time, but not more than once in any calendar quarter or (ii) hedge funds or Persons that are determined by the Issuer (acting reasonably and in good faith) to be activist investors.

“DOE” means the United States Department of Energy.

“Dollars” or “$” means lawful currency of the United States of America.
“EIG Indemnification Agreement” means that certain Tax Indemnity and Gross Up Agreement, to be dated as of the Closing Date, by and between Issuer, Parent and EIG MC and in the form attached as Exhibit G hereto.

“EIG MC” means EIG Management Company, LLC.

“EIG Note Holder” means a Note Holder that is a fund, account or company managed by EIG MC or one of its controlled Affiliates.

“Eligible Conversion Date” means (a) with respect to the Initial Closing Date Notes, the Eligible Conversion Date for the Initial Closing Date Notes, (b) with respect to the Initial Second Phase Notes, the Eligible Conversion Date for the Initial Second Phase Notes and (c) with respect to any Additional Notes, the Eligible Conversion Date for the Additional Notes.

“Eligible Conversion Date for the Additional Notes” means (i) unless and until the Second Phase Funding Date has occurred, the Eligible Conversion Date for the Initial Closing Date Notes and (ii) on or following the Second Phase Funding Date, the Eligible Conversion Date for the Initial Second Phase Notes.

“Eligible Conversion Date for the Initial Closing Date Notes” means the later of (i) the date on which both Substantial Completion (T1) and Substantial Completion (T2) have occurred and (ii) the date that is the 58-month anniversary of the date on which the NTP (as defined in the EPC Contract (T1/T2)) is issued under the EPC Contract (T1/T2); provided that the 58-month period referred to in this clause (ii) shall be reduced on a day-for-day basis for each day with respect to which Issuer pays Pre-Issuance Accrued Interest on the Closing Date, with such day-for-day reduction to be calculated by deeming such NTP to have been issued one day earlier than the actual date of issuance for each day in respect of which Pre-Issuance Accrued Interest accrues.

“Eligible Conversion Date for the Initial Second Phase Notes” means the last to occur of Substantial Completion (T1), Substantial Completion (T2) and Substantial Completion (T3).

“Environmental Claim” means any administrative, regulatory or judicial action, suit, judgment or other legal action (collectively, a “claim”) by any Person alleging or asserting liability for investigatory costs, response, cleanup or other remedial costs, legal costs, environmental consulting costs, governmental environmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of (a) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such claim is made, or (b) any violation of any Environmental Law. The term “Environmental Claim” will include any claim by any Person or Governmental Authority for enforcement, cleanup, removal, response, remedial action or damages pursuant to any Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief under any Environmental Law.
“Environmental Laws” means all federal, state, and local statutes, laws, regulations, rules, judgments (including all tort causes of action), orders or decrees, in each case as modified and supplemented and in effect from time to time concerning the regulation, use or protection of the environment, coastal resources, protected plant and animal species, human health and safety as it relates to Hazardous Material exposure or to Releases or threatened Releases of Hazardous Materials into the environment, including ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials but excluding for the avoidance of doubt any laws relating to matters regulated by FERC, DOE, Department of Transportation or OFAC.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“EPC Contract” means, individually or collectively (as appropriate), the EPC Contract (T1/T2) and the EPC Contract (T3).

“EPC Contract (T1/T2)” means the Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 1 Liquefaction Facility, dated as of December 6, 2013, by and between CCL and the EPC Contractor.

“EPC Contract (T3)” means the Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated as of December 6, 2013, by and between CCL and the EPC Contractor.

“EPC Contractor” means Bechtel Oil, Gas and Chemicals, Inc.

“Equity Contribution” has the meaning set forth in subsection 4.1L(ii).

“Equity Contribution Agreement” means the equity contribution agreement dated on or prior to the Closing Date between the Parent and CCH and, subject to subsection 4.1L(i), substantially in the form attached as Exhibit H hereto.

“Equity Funding” means contributions made to CCH in the form of Subordinated Debt, equity funding and payment of costs incurred by the Project Entities and cash flows from the Project that are applied or committed to be applied towards certain costs, in each case as permitted by the Permitted Senior Debt Documents.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“Equity Proceeds Account” means the account in the name of CCH identified as the “Equity Proceeds Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents

“ERISA” means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person, or trade or business that is a member of any group of organizations: (a) described in Section 414(b), (c), (m) or (o) of the Code of which Issuer is a member and (b) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or (o) of the Code of which a Subject Company is a member.

“ERISA Event” means:
(a)any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, other than events for which the 30-day notice period has been waived by current regulation under PBGC Regulation Subsections .27, .28, .29 or .31;

(b)the failure with respect to any Plan to meet the minimum funding requirements of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived;

(c)the filing pursuant to Section 412(c) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(d)the incurrence by a Subject Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;

(e)the filing of notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA;

(f)the institution of proceedings to terminate a Plan by PBGC or to appoint a trustee to administer any Plan;

(g)the withdrawal by a Subject Company or any of its ERISA Affiliates from a multiple employer plan (within the meaning of Section 4064 of ERISA) during a plan year in which it was a “substantial employer,” as such term is defined under Section 4064 of ERISA, upon the termination of a Multiemployer Plan or the cessation of operations under a Plan pursuant to Section 4062(e) of ERISA;

(h)the incurrence by a Subject Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan;

(i)the attainment of any Plan of “at risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA;

(j)the receipt by a Subject Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Subject Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization or in critical, endangered or seriously endangered status, within the meaning of the Code or Title IV of ERISA;

(k)the failure of a Subject Company or any ERISA Affiliate to pay when due any amount that has become liable to the PBGC, any Plan or trust established thereunder pursuant to Title IV of ERISA or the Code;

(l)the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code;

(m)a Subject Company engages in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that is not otherwise exempt by statute, regulation or administrative pronouncement; or

(n)the imposition of a lien under ERISA or the Code with respect to any Plan or Multiemployer Plan.

“Estimated Base Trains Reserve Amount” means, for any Fiscal Quarter, the amount equal to the Estimated Base Trains Debt Service for the first six month period following the Commercial Operation Date.

“Estimated Base Trains Secured Party Fees” means, for any Fiscal Quarter, the product of (i) the amount of the payments and transfers made with respect to Secured Party Fees contemplated by clause (ii) of the definition of Waterfall Amount, multiplied by (ii) a fraction, (x) the numerator of which is the Projected Principal Amount (adjusted, as of any date of determination, to reflect any reductions thereto in accordance with the amortization schedule described in clause (a) of the definition of Estimated Base Trains Senior Debt Service), and (y) the denominator of which is the amount of Senior Debt actually outstanding as of any date of determination; provided that the ratio calculated pursuant to this clause (y) shall never be greater than one.

“Estimated Base Trains Senior Debt Service” means, for any Fiscal Quarter, the sum of (a) the amortization amount for such Fiscal Quarter, set forth in the column or row titled “amortization amount” of Schedule 1.1C in respect of such Fiscal Quarter, determined with respect to the Projected Principal Amount and based on a 19-year amortization schedule providing for level debt service payments (based on a residential mortgage style calculation and not the amortization schedule set forth in the Base Case Forecast) commencing on the first full Fiscal Quarter after the Commercial Operation Date, plus (b) interest payable in respect of such Fiscal Quarter on the Projected Principal Amount (taking into account any reductions thereto in accordance with the amortization schedule described in clause (a) of this definition), calculated using an interest rate equal to the sum, as set forth in the column or row titled “interest rate” of Schedule 1.1C with respect to such Fiscal Quarter, of (i) the seven-year interest rate swap rate on the Closing Date as reflected in the Federal Reserve Statistical Release H.15 plus (ii) 2.50%.

“Event of Default” means the occurrence of any of the events described in subsection 10.1.

“Event of Eminent Domain” means any action or series of actions by any Governmental Authority (a) by which such Governmental Authority appropriates, confiscates, condemns, expropriates, nationalizes, seizes or otherwise takes all or a material portion of the Property of any Project Entity (including any Equity Interests of any Project Entity) or (b) by which such Governmental Authority assumes custody or control of the Property (other than immaterial portions of such Property) or business operations of any Project Entity or any Equity Interests of any Project Entity.

“Excepted Liens” means (a) with respect to the Account Collateral, (i) Liens in favor any Depositary Bank or Securities Intermediary of the type described in clause (ii)(d) of the definition of “Permitted Liens”, and (ii) Collateral Agent’s Priority Lien, (b) with respect to the Collateral (as defined in each Pledge Agreement), Collateral Agent’s Priority Lien and (c) statutory or inchoate Liens described in clauses (ii)(a) or (e) of the definition of “Permitted Liens”.

“Excess Senior Reserve Amount” means, with respect to any Fiscal Quarter, the amount (if any) by which the payments and transfers made in respect of the Senior Debt Reserve Shortfall contemplated by clause (v) of the definition of Waterfall Amount during such Fiscal Quarter exceed the amount of payments and transfers that would have been made pursuant to such clause (v) if the Reserve Amount in respect of such Fiscal Quarter had been equal to the applicable Estimated Base Trains Reserve Amount.

“Excess Senior Debt Service” means, with respect to any Fiscal Quarter, (x) the amortization of and payment of interest on, outstanding Senior Debt (but excluding any voluntary prepayments of Senior Debt) during such Fiscal Quarter, less (y) the Estimated Base Trains Senior Debt Service for such Fiscal Quarter; provided, that the Excess Senior Debt Service shall in no event be less than zero.

“Excess Senior Secured Party Fees” means, with respect to any Fiscal Quarter, (x) the payments and transfers made with respect to Secured Party Fees contemplated by clause (ii) of the definition of Waterfall Amount during such Fiscal Quarter less (y) the Estimated Base Trains Secured Party Fees for such Fiscal Quarter; provided, that the Excess Senior Secured Party Fees shall in no event be less than zero.
“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Note Holder, Administrative Agent or any other recipient of any payment to be made by or on account of any Obligation under any Note Document, (i) income, state franchise or similar Taxes imposed on (or measured by) such recipient’s net income, and branch profits Taxes, in each case, (A) imposed as a result of the Note Holder, Administrative Agent or other recipient of any payment to be made by or on account of any Obligation under any Note Document being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Note Holder, U.S. federal withholding Taxes required by Requirements of Law to be deducted or withheld from any amount payable under the Note Documents to or for the account of such Note Holder pursuant to a law in effect as of the date such Note Holder acquires its interest in the Notes, other than to the extent that, pursuant to subsection 3.5, amounts with respect to such Taxes were payable to such Note Holder’s assignor immediately before such Note Holder became a party hereto, (iii) Taxes arising as a result of a Note Holder’s failure to provide the Prescribed Forms pursuant to subsection 3.5F, (iv) any FIRPTA Taxes, and (v) any U.S. federal withholding Taxes imposed under FATCA.

“Expansion” means any development or construction by the Project Entities of one or more Additional Trains and related facilities, infrastructure and assets.

“Expansion Senior Debt” means additional senior debt incurred to finance an Expansion.

“Export Authorization” means a long-term, multi-contract authorization to export LNG issued by the DOE, including the FTA Authorization and Non-FTA Authorization.

“Facility Agent” means the facility agent under any Facility Agreement, including the Term Loan Facility Agent.

“Facility Agreements” means the Term Loan Facility Agreement and any individual loan facility agreements (not including any Indenture or facility agreement for a “term loan B” financing that CCH has elected to treat as an Indenture) evidencing permitted Replacement Senior Debt, Working Capital Debt, PDE Senior Debt and Expansion Senior Debt (and for which the Facility Agents have acceded to other relevant documentation as required by the Permitted Senior Debt Documents), in each case as required thereby, and “Facility Agreement” shall mean any of the foregoing.

“Facility Debt Commitment” means the aggregate principal amount of Loans and letters of credit that any Facility Lender is committed to disburse to or issue on behalf of CCH under any Facility Agreement.

“Facility Lenders” means the Term Lenders and the lenders under any other Facility Agreements entered into after the CTA Signing Date, and “Facility Lender” shall have a corresponding meaning.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter” means the Fee Letter, dated March 1, 2015, by and among Parent, Issuer and Technical Agent.

“Fees” means the Upfront Fee, the commitment fees payable pursuant to subsection 3.2A(ii) and any other fees payable to Technical Agent, Administrative Agent, Collateral Agent or Note Holders in connection herewith.

“FERC” means the Federal Energy Regulatory Commission of the United States or any successor entity performing similar functions.

“Final Maturity Date” means, with respect to each of the Facility Agreements, the date on which all Senior Debt under such Facility Agreement comes due, whether upon acceleration or otherwise.

“FIRPTA Taxes” means any U.S. Taxes imposed under Sections 897 or 1445 of the Code.

“First Notice” has the meaning set forth in subsection 9.10A.

“First Tier Equity Funding” has the meaning set forth in the Common Terms Agreement.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year ending on December 31 of each calendar year.

“Fitch” means Fitch Ratings Ltd. or any successor thereto.

“Fourth Amendment” means that certain Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement, Amendment to Registration Rights Agreement and Technical Agent and Administrative Agent Resignation and Appointment Agreement, dated as of February 18, 2020, by and among Issuer, Parent, Technical Agent, Administrative Agent, Collateral Agent and the Note Holders party thereto.

“Fourth Amendment Effective Date” means the “Effective Date” under and as defined in the Fourth Amendment.

“FTA Authorization” means an Export Authorization DOE/FE Order No. 3164 (2012), as amended by DOE/FE Order No. 3164-A (2014), granting a long-term, multi-contract authorization to export LNG by vessel to free trade agreement nations, issued by the DOE to CMI and CCL.

“Fundamental Amendment” means any amendment, modification or waiver of any provisions of the CCH Senior Financing Documents that would (i) alter CCH’s, CCL’s and CCP’s ability to incur indebtedness (beyond the indebtedness that is permitted by the Common Terms Agreement as in effect on the CTA Signing Date; provided that any amendment, modification or waiver of the CCH Senior Financing Documents that provides for the incurrence of Expansion Senior Debt shall not constitute a Fundamental Amendment pursuant to this clause (i)), (ii) impose limitations on the ability of CCH, CCL or CCP to make restricted payments (beyond the limitations that are set forth in the Common Terms Agreement as in effect on the CTA Signing Date), (iii) permit the imposition of additional Liens on the assets of CCH and its

Subsidiaries (beyond the Liens that are contemplated by the Common Terms Agreement and Common Security and Account Agreement, in each case, as in effect on the CTA Signing Date), (iv) require any additional security or any guarantee from Issuer, CCH Direct Parent or any Subsidiary of Issuer other than CCH and its Subsidiaries, (v) amend, modify or waive any provision relating to any Fundamental Event of Default described in clause (a) or (b) of the definition thereof or (vi) waive any requirements with respect to an LNG Prepayment Obligation other than in connection with a Permitted SPA Prepayment Waiver; provided that it shall not constitute a Fundamental Amendment pursuant to this clause (vi) if CCH makes a prepayment under the CCH Senior Financing Documents on or before the SPA Prepayment Deadline in an amount equal to the amount by which the Debt under the CCH Senior Financing must be reduced such that after giving effect to the applicable prepayment and the event that gave rise to the LNG Prepayment Obligation, the SPA DSCR Prepayment Condition is satisfied. In the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, references in this definition to provisions of the CCH Senior Financing Documents shall be deemed to be references to the corresponding provisions, if any, of the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities.

“Fundamental Event of Default” means (a) the occurrence of a Loan Facility Event of Default under any of the following provisions of the Common Terms Agreement: (i) Section 15.1(a) (Payment Default), (ii) Section 15.1(d) (Bankruptcy), (iii) Section 15.1(e) (Abandonment), (iv) 15.1(f) (Destruction) or (v) 15.1(l) (Failure to Achieve Project Completion Date by Date Certain) (provided that no Fundamental Event of Default shall be deemed to occur with respect to Section 15.1(l) of the Common Terms Agreement (A) for so long as lenders under the CCH Senior Financing have waived any Loan Facility Event of Default under such section or entered into a forbearance agreement or other similar agreement with respect to any Loan Facility Event of Default under such section or (B) for up to 90 days after the occurrence of any Loan Facility Event of Default under such section so long as (x) CCH, CCL and CCP are working in good faith to resolve or cure the event giving rise to such Loan Facility Event of Default under such section and (y) lenders under the CCH Senior Financing have not exercised any remedy with respect to any Loan Facility Event of Default under such section), (b) a breach of Section 12.2(a) (Maintenance of Existence, Etc.) of the Common Terms Agreement and (c) any Project Entity shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt of such Project Entity when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt. In the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, (1) references in clauses (a)(i) - (iv) and (b) of this definition to provisions of the CCH Senior Financing Documents shall be deemed to be references to the corresponding provisions, if any, of the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities and (2) references in clause (a)(v) of this definition to provisions of the CCH Senior Financing Documents shall be deemed to be references to the corresponding provisions, if any, of the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities if such Permitted Senior Debt Documents contain a definition of “Project Completion”, “Project Completion Date” or a term of similar effect that relates only to the Base Trains; provided, that if the Commercial Operation Date has not yet occurred and if the Permitted Senior Debt Documents for the largest principal amount of then-outstanding

Permitted Senior Debt of the Project Entities do not contain a definition of “Project Completion,” “Project Completion Date” or a term of similar effect or such Permitted Senior Debt Documents contain a definition of “Project Completion,” “Project Completion Date” or a term of similar effect that relates to any Additional Train, it shall constitute a Fundamental Event of Default under this Agreement if the Commercial Operation Date has not occurred on or before the Date Certain.

“Funded Amount” has the meaning set forth in subsection 10.3.

“GAAP” has the meaning specified in subsection 1.2.

“Gas and Electricity Hedging Instruments” means natural gas and electricity swaps, options contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by any Project Entity related to movements in natural gas and electricity prices.

“Gas and Power Supply Services Agreement” means the gas and power supply services agreement in respect of power and gas requirements of the Project to the Terminal Facility.

“Gas Hedge Provider” means any party (other than the Project Entities or their Affiliates) that is a party to a Gas and Electricity Hedging Instrument that is secured pursuant to the Permitted Senior Debt Documents.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether federal, state or local, and any agency, authority, municipality, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including DOE, FERC, the Texas Commission on Environmental Quality, the U.S. Army Corps of Engineers and any supra national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Greenhouse Gas Permit” means the Governmental Authorization issued by the Texas Commission on Environmental Quality under the Prevention of Significant Deterioration for Greenhouses Gases permitting program of the federal Clean Air Act, 42 U.S.C. §7401 et seq., for the Terminal Facility.

“Guaranteed Debt” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Hazardous Materials” means:

(a)any petroleum or petroleum byproducts, flammable materials, explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls;

(b)any chemicals, other materials, substances or wastes that are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or words of similar import under any Environmental Law; and

(c)any other chemical, material, substance or waste that is now or hereafter regulated under or with respect to which liability may be imposed under Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, call, cap, collar, floor, forward, future, put, spot or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Hedging Bank” means a hedging bank that has entered into a Permitted Hedging Instrument, and is otherwise permitted to be a “Hedging Bank” under the Permitted Senior Debt Documents.

“Hedging Instruments” means:

(a)Interest Rate Hedging Instruments;

(b)Gas and Electricity Hedging Instruments; and

(c)such other derivative transactions of a similar nature that any Project Entity, or solely for purposes of the definition of the term “Debt” as defined herein, any Person, enters into to hedge risks of any commercial nature.

“Hedging Termination Amount” means any Permitted Hedging Liability falling due as a result of the termination of a Permitted Hedging Instrument or of any other transaction thereunder.

“Historical Holdco DSCR” means for the applicable period, the ratio of:

(a)(i) Cash Flow Available for Debt Service plus (ii) interest and other investment income on Cash Equivalents and Permitted Investments of the Subject Companies, in each case, for such period; to

(b)(i) Senior Debt Obligations incurred or paid in such period, including on the Senior Payment Date that is the last day of such Historical Holdco DSCR period (other than (1) pursuant to voluntary prepayments or mandatory prepayments, (2) LC Costs, (3) interest in respect of the Senior Debt and net amounts under any Permitted Hedging Instrument in respect of interest rates, in each case paid by any Project Entity prior to the end of the Availability Period, (4) Hedging Termination Amounts and (5) Working Capital Debt) plus (ii) the sum of all interest payments in respect of the Notes during such period (assuming, for purposes of this calculation, that all interest on the Notes was paid in cash).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Note Document Party under any Note Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in subsection 12.2C.

“Indenture” means any indenture to be entered into between CCH and the Indenture Trustee pursuant to which one or more series of Senior Notes will be issued, or, at CCH’s option, a facility agreement for a “term loan B” financing, pursuant to which Senior Debt will be incurred.
“Indenture Permitted Payment” has the meaning given to the term “Permitted Payment” in any Indenture pursuant to which Senior Notes are issued; provided that if any Loans are then outstanding, such Senior Notes have been issued at arm’s length in a series of at least $100 million and which is, together with the issuance of any such Senior Notes thereunder, consistent with Loan Facility Permitted Payments or otherwise expressly permitted pursuant to the terms of the Permitted Senior Debt Documents.
“Indenture Trustee” means any trustee appointed in the role of indenture trustee under any Indenture or, with respect to a “term loan B” financing that CCH has elected to be treated as an Indenture, any administrative or other facility agent.

“Independent Engineer” means Arturo Aranda and Merlin Associates, the independent engineer to Technical Agent and Note Holders or, subject to the prior written consent of the Issuer (which shall not be unreasonably withheld, conditioned or delayed), any other Person from time to time appointed by Technical Agent as the successor independent engineer hereunder.

“Independent Financial Expert” means a nationally recognized investment banking firm selected by Issuer; provided that, for purposes of subsection 7.6 and subsection 7.9, such firm shall be reasonably acceptable to Technical Agent.

“Industry Standards” means the technical standards promulgated by the American Petroleum Institute, the American Gas Association, the American Society of Mechanical Engineers, the ASTM (formerly the American Society for Testing and Materials), or the National Fire Protection Association (NFPA).

“Initial Closing Date Notes” has the meaning set forth in subsection 2.1A.

“Initial LNG SPAs” means the

(a)LNG purchase and sale agreements, dated December 4, 2013 (as amended by Amendment No. 1 thereto dated, October 10, 2014) and July 1, 2014, respectively, between CCL and PT Pertamina (Persero);

(b)LNG purchase and sale agreements, dated April 1, 2014 and April 7, 2014, respectively, between CCL and Endesa S.A.;

(c)LNG purchase and sale agreement, dated May 30, 2014, between CCL and Iberdrola, S.A.;

(d)LNG purchase and sale agreement, dated June 2, 2014, between CCL and Gas Natural Fenosa LNG SL;

(e)LNG purchase and sale agreement, dated June 30, 2014, between CCL and Woodside Energy Trading Singapore Pte. Ltd.; and

(f)any additional LNG SPAs included in the definition of “Initial LNG SPAs” set forth in the CCH Senior Financing Documents.

“Initial Notes” means the Initial Closing Date Notes and the Initial Second Phase Notes.

“Initial Second Phase Advance” has the meaning set forth in the Common Terms Agreement.

“Initial Second Phase Notes” has the meaning set forth in subsection 2.2A(i).

“Initial Senior Debt” means the Senior Debt Obligations owing under the Term Loan Facility Agreement.

“Insurance/Condemnation Proceeds Account” means the account in the name of CCH identified as the “Insurance/Condemnation Proceeds Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents.

“Intercreditor Agent” means the intercreditor agent appointed pursuant to the Permitted Senior Debt Documents.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“Interest Rate Hedging Instrument” means interest rate swaps, option contracts, futures contracts, options on futures contracts, caps, floors, collars or any other similar arrangements entered into by CCH related to movements in interest rates.

“Internal Revenue Service” means the United States Internal Revenue Service.

“International LNG Terminal Standards” means, to the extent not inconsistent with the express requirements of the Permitted Senior Debt Documents, the international standards and practices applicable to the design, construction, equipment, operation or maintenance of LNG receiving, exporting, liquefaction and regasification terminals, established by the following (such standards to apply in the following order of priority): (a) a Governmental Authority having jurisdiction over any Project Entity, (b) the Society of International Gas Tanker and Terminal Operators (“SIGTTO”) (or any successor body of the same) and (c) any other internationally recognized non-governmental agency or organization with whose standards and practices it is customary for reasonable and prudent operators of LNG receiving, exporting, liquefaction and regasification terminals to comply. In the event of a conflict between any of the priorities noted above, the alphabetic priority noted above shall prevail.

“International LNG Vessel Standards” means, to the extent not inconsistent with the express requirements of the Permitted Senior Debt Documents, the international standards and practices applicable to the ownership, design, equipment, operation or maintenance of LNG vessels established by: (a) the International Maritime Organization, (b) the Oil Companies International Marine Forum, (c) SIGTTO (or any successor body of the same), (d) the International Navigation Association, (e) the International Association of Classification Societies, and (f) any other internationally recognized agency or non-governmental organization with whose standards and practices it is customary for reasonable and prudent operators of LNG vessels to comply. In the event of a conflict between any of the priorities noted above, the priority with the alphabetic priority noted above shall prevail.

“Issuer” has the meaning set forth in the preamble hereto.

“Issuer Financing” has the meaning set forth in the recitals hereto.

“Issuer Initiated Conversion” has the meaning set forth in subsection 9.1A.

“Issuer Initiated Conversion Date” means, with respect to any Issuer Initiated Conversion, the date on which the shares of Parent Common Stock subject to the applicable Issuer Initiated Conversion Notice are delivered pursuant to subsection 9.9.

“Issuer Initiated Conversion Notice” means a conversion notice in the form of Exhibit F-1 hereto, which shall be irrevocable other than as set forth in section 2 of the Registration Rights Agreement.

“Issuer Organizational Documents” means the Issuer LLC Agreement and the other Constituent Documents of Issuer.

“Issuer LLC Agreement” means that certain Limited Liability Company Agreement of Issuer dated as of January 13, 2015.

“Issuer Party” means Parent, Issuer and each of Issuer’s Subsidiaries.

“Issuer Pledge Agreement” means that certain Pledge Agreement to be dated as of the Closing Date among Issuer, ~~Agent~~Administrative Agent (as successor to EIG Management Company, LLC thereunder) and Collateral Agent, for the benefit of the Secured Parties and in the form attached as Exhibit J-1 hereto.

“Last Reported Sale Price” means, on any Trading Day, the closing sale price per share of Parent Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and/or the average ask prices) of the Parent Common Stock on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Parent Common Stock is traded. If the Parent Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share of Parent Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or similar organization selected by Issuer. If the Parent Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share of Parent Common Stock on the relevant date from a nationally recognized independent investment banking firm selected by Issuer for this purpose.

“LC Costs” means (a) fees, expenses and interest associated with Working Capital Debt and (b) any reimbursement by a Project Entity of amounts paid under a letter of credit that is Working Capital Debt for expenditures that if paid by such Project Entity directly would have constituted Operation and Maintenance Expenses.

“Lien” means any lien, mortgage, deed of trust, deed to secure debt, leasehold mortgage, leasehold deed of trust, leasehold deed to secure debt, pledge, hypothecation, security interest or other charge or encumbrance of any kind including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Liquidated Damages” means any liquidated damages resulting from (a) a delay with respect to the Project that are required to be paid by the EPC Contractor or any other counterparty to a Material Project Agreement for or on account of any delay or (b) the Project’s performance that are required to be paid by the EPC Contractor or any other counterparty to a Material Project Agreement for or on account of any diminution to the performance of the Project.

“LNG” means liquefied natural gas.

“LNG Buyers” means the various buyers under the LNG SPAs entered into with CCL from time to time.

“LNG Prepayment Obligation” means the requirement under Section 8.2 (LNG SPA Mandatory Prepayment) of the Common Terms Agreement to prepay the Debt under the CCH Senior Financing in the event of a breach of Section 8.1 (LNG SPA Maintenance) of the Common Terms Agreement or as required by Section 8.2(a)(ii) of the Common Terms Agreement. In the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, references in this definition to provisions of the CCH Senior Financing Documents shall be deemed to be references to the corresponding provisions, if any, of the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities.

“LNG SPA” means any LNG sale and purchase agreement between CCL and any buyer of LNG.

“Loan Facility Event of Default” means any of the events set forth in Section 15.1 (Loan Facility Events of Default) of the Common Terms Agreement.

“Loan Facility Permitted Payments” means, without duplication as to amounts allowed to be distributed under any other provision of the Permitted Senior Debt Documents, on each Senior Payment Date, the amount necessary for payment to an Affiliate of CCH to enable it to pay its (or for such Affiliate to satisfy any contractual obligation to distribute to its beneficial owners to enable them to pay their) income tax liability with respect to income generated by the Project Entities, determined at the highest combined US federal and State of Texas tax rate applicable to an entity taxable as a corporation in both jurisdictions for the applicable period.

“Loans” means the Senior Debt Obligations created under individual Facility Agreements to be made available by the Facility Lenders.

“Management Rights Agreement” means the Management Rights Agreement to be entered into at Closing between Issuer and the Note Holders party thereto in the form attached as Exhibit D hereto.

“Management Services Agreements” means the agreements between the Project Entities and the Manager for their respective Properties.
“Manager” means Cheniere Energy Shared Services, Inc., a corporation organized under the laws of the state of Delaware, or such other Affiliate of the Project Entities that serves as the manager under the Management Services Agreements.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Subject Companies and the Project Entities, taken as a whole, (b) the ability of the Note Document Parties to perform their material Note Obligations, (c) the ability of each Note Document Party to pay its Note Obligations when due or (d) the security interests created by or under the relevant Security Documents including the material impairment of the rights of or benefits or remedies available to the Secured Parties.

“Material Debt” means Debt of the Project Entities (other than the CCH Senior Financing) that is outstanding in an aggregate principal amount (or, in the case of any Debt described in clause (g) of the definition thereof, payments calculated to be equal to an amount) of at least $500,000,000.

“Material Project Agreements” means:

(a)the Initial LNG SPAs,

(b)the Second Phase LNG SPAs (as defined in the Train 3 Finance Documents),

(c)EPC Contract (T1/T2),

(d)EPC Contract (T3),

(e)the Technology License (T1/T2),

(f)the Technology License (T3),

(g)the Real Property Documents,

(h)the O&M Agreements,

(i)the CCP Pipeline Precedent Agreement;

(j)the Equity Contribution Agreement;

(k)the Gas and Power Supply Services Agreement;

(l)the CMI Export Authorization Letter;

(m)each other agreement that is a “Material Project Agreement” under the Permitted Senior Debt Documents; and

(n)any Subsequent Material Project Agreement~~;~~.

in each case as amended, amended and restated or otherwise modified from time to time in accordance with the terms of the Permitted Senior Debt Documents and this Agreement.
“Material Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

“Maturity Date” means the earlier of the tenth anniversary of the Closing Date and the date on which all Note Obligations have become due and payable in full to Note Holders whether upon acceleration or otherwise.

“Merger Event” has the meaning set forth in subsection 9.11.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto which is a nationally recognized rating agency in the United States.

“mtpa” means million metric tonnes per annum.

“Multiemployer Plan” means a “multiemployer plan” as in Section 3(37) of ERISA to which contributions have been made by any Subject Company or any ERISA Affiliate in the past five years and which is covered by Title IV of ERISA.

“Non-FTA Authorization” means the Export Authorization, to be issued by the DOE to CMI and CCL based on the application filed on August 31, 2012, in FE Docket No. 12-97-LNG, as amended on August 15, 2014 (as approved by DOE/FE Order No. 3538 (2014)), in accordance with the Procedures for Liquefied Natural Gas Export Decisions published by the DOE on August 15, 2014, to export LNG to nations with which the United States has not entered into free trade agreements providing for national treatment for trade in natural gas.

“Note Document Party” means Parent, Issuer and CCH Direct Parent.
“Note Documents” means this Agreement, the Notes, the Security Documents, each Additional Note Document, the Management Rights Agreement and the EIG Indemnification Agreement.

“Note Holder” has the meaning set forth in the preamble hereto.

“Note Holder Initiated Conversion” has the meaning set forth in subsection 9.5A.

“Note Holder Initiated Conversion Date” means, with respect to any Note Holder Initiated Conversion, the date on which the shares of Parent Common Stock subject to the applicable Note Holder Initiated Conversion Notice are delivered pursuant to subsection 9.9.

“Note Holder Initiated Conversion Notice” means a completed and manually signed conversion notice provided in the form of Exhibit F-2 hereto, which shall be irrevocable other than as set forth in section 4(a) of the Registration Rights Agreement or in accordance with subsection 9.10.

“Note Holder Observer” has the meaning set forth in subsection 6.12A.

“Note Obligations” means all Obligations of every nature of Issuer or any other Note Document Party now or hereafter existing under or arising out of or in connection with this Agreement and the other Note Documents, including all Notes, in each case together with all extensions or renewals thereof, whether for principal, interest (including Base Interest), any Yield Maintenance Amount, any Fees, any costs, expenses, damages, indemnities, Taxes, payments contemplated under subsection 3.7, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Note Holder ~~or~~, Technical Agent, Administrative Agent or Collateral Agent as a preference, fraudulent transfer, transfer at under value or otherwise (including interest that, but for the filing of a petition in bankruptcy or insolvency with respect to any Note Document Party, would accrue on such obligations, whether or not a claim is allowed against such Note Document Party for such amounts in the related bankruptcy or insolvency proceeding).

“Note Purchasers” has the meaning set forth in the preamble hereto.

“Note Register” has the meaning set forth in subsection 12.1A.

“Notes” means, collectively, the Initial Notes and any Additional Notes issued in accordance with this Agreement.

“Notice of Event of Default” has the meaning set forth in subsection 12.9Q.

“O&M Agreements” means the agreements between the Project Entities and the Operator for their respective Properties.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under Bankruptcy Law.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50

U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“Offer to Repay” has the meaning set forth in subsection 3.3B(vi)(a).

“Offer to Repay Notice” has the meaning set forth in subsection 3.3B(vi)(a).

“Offer Settlement Date” has the meaning set forth in subsection 3.3B(vi)(a).

“Operating Account” means the account in the name of CCH identified as the “Operating Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents.

“Operating Budget” means the annual operating plan and budget setting forth in reasonable detail the projected requirements for Operation and Maintenance Expenses for the relevant calendar year, established pursuant to the Permitted Senior Debt Documents.

“Operating Cash Available for Interest” means, with respect to any Fiscal Quarter ending on or after the Commercial Operation Date, the amount equal to the lesser of (i) the amount of cash interest owed pursuant to subsection 3.2B(i) on the Payment Date immediately succeeding such Fiscal Quarter and (ii):

(a)
if the Project Entities have not made a positive final investment decision with respect to any Additional Train, the Waterfall Amount, plus an amount equal to any expenses or Permitted Finance Costs incurred by the Project Entities in connection with or relating to the development, construction or operation of any Additional Train or Additional Trains (including any related pipelines and facilities or other infrastructure or assets related to such Additional Train or Additional Trains) to the extent payments or transfers in respect of such expenses are made in accordance with clauses (i) through (vii) of the definition of Waterfall Amount during such Fiscal Quarter;

(b)
if the Project Entities have made a positive final investment decision with respect to one or more Additional Trains, until the Additional Train COD, the Waterfall Amount, plus an amount equal to the sum of (without duplication), to the extent paid from operating cash flows or Equity Funding received by the Project Entities pursuant to the Equity Contribution Agreement, (v) any expenses or Permitted Finance Costs incurred by the Project Entities in connection with or relating to the development, construction or operation of such Additional Train or Additional Trains (including any related pipelines and facilities or other infrastructure or assets related to such Additional Train or Additional Trains) to the extent payments or transfers in respect of such expenses are made in accordance with clauses (i) through (vii) of the definition of Waterfall Amount during such Fiscal Quarter, (w) Operation and Maintenance Expenses with respect to any Additional

Train, (x) an amount equal to the Excess Senior Secured Party Fees for such Fiscal Quarter, (y) an amount equal to the Excess Senior Debt Service for such Fiscal Quarter and (z) an amount equal to the Excess Senior Reserve Amount for such Fiscal Quarter, minus an amount equal to any revenues from the operation of any Additional Train during such Fiscal Quarter; and

(c)	if the Project Entities have made a positive final investment decision with respect to one or more Additional Trains, from and after the Additional Train COD, the Waterfall Amount.

“Operation and Maintenance Expenses” means, for any period, computed without duplication, in each case, costs and expenses of the Project Entities that are contemplated by the then-effective Operating Budget or are incurred in connection with any permitted excess thereunder pursuant to the Permitted Senior Debt Documents including:

(a)fees and costs of the Manager pursuant to the Management Services Agreements; plus

(b)amounts payable by the Project Entities under a Material Project Agreement then in effect; plus

(c)expenses for operating the Project and any Additional Train (including any related pipelines and facilities or other infrastructure or assets related to such Additional Train or Additional Trains) and maintaining the Project and any such Additional Trains and related pipelines, facilities and other infrastructure and assets in good repair and operating condition payable during such period, including the ordinary course fees and costs of the Operator payable pursuant to the O&M Agreements and fees and costs payable pursuant to the Gas and Power Supply Services Agreement; plus

(d)LC Costs; plus

(e)insurance costs payable during such period; plus

(f)applicable sales and excise taxes (if any) payable or reimbursable by the Project Entities during such period; plus

(g)franchise taxes payable by the Project Entities during such period; plus

(h)property taxes payable by the Project Entities during such period; plus

(i)any other direct taxes (if any) payable by the Project Entities to the taxing authority (other than any taxes imposed on or measured by income or receipts) during such period; plus

(j)costs and fees attendant to the obtaining and maintaining in effect the Governmental Authorizations applicable to the Project and any Additional Train

(including any related pipelines and facilities or other infrastructure or assets related to such Additional Train or Additional Trains) and payable during such period; plus

(k)expenses for spares and other capital goods inventory, capital expenses related to the construction and start-up of the Project and any Additional Train (including any related pipelines and facilities or other infrastructure or assets related to such Additional Train or Additional Trains), maintenance capital expenditures, including those required to maintain the capacity of the Project Entities’ Properties; plus

(l)legal, accounting and other professional fees of the Project Entities payable during such period; plus

(m)Required Capital Expenditures; plus

(n)the cost of purchase, storage and transportation of gas and electricity; plus

(o)all other cash expenses payable by the Project Entities in the ordinary course of business.

Operation and Maintenance Expenses shall exclude, to the extent included above: (i) transfers from any Account into any other Account (other than the Operating Account) during such period, (ii) payments of any kind with respect to Restricted Payments (as that term is defined in the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to Discharge Date, the corresponding definition in the Permitted Senior Debt Documents) permitted under the CCH Senior Financing or Permitted Senior Debt, as the case may be, during such period, (iii) depreciation for such period, and (iv) except as provided in clauses (j), (k) and (m) above, any capital expenditure.

To the extent amounts are advanced in accordance with the terms of the applicable Senior Debt Instrument, secured Permitted Hedging Instrument or other indebtedness permitted under the Permitted Senior Debt Documents for the payment of such Operation and Maintenance Expenses, the obligation to repay such advances shall itself constitute an Operation and Maintenance Expense.

“Operator” means Cheniere LNG O&M Services, LLC, a limited liability company organized under the laws of the state of Delaware.

“Original Note Purchase Agreement” has the meaning set forth in the recitals hereof.

“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any Obligation under any Note Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means any and all current or future stamp, documentary, court, intangible, recording, filing or other similar Taxes or any other property Taxes arising from any payment made under any Note Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document or the transactions contemplated thereby.

“Outside Date” has the meaning set forth in subsection 11.1C(i).

“Ownership Limit Excess Shares” means, with respect to any Issuer Initiated Conversion, the number of shares of Parent Common Stock deliverable pursuant to subsection 9.2A (prior to giving effect to any reduction related to the Aggregate Share Cap or Section 16 Percentage) to the converting EIG Note Holder in respect of such Issuer Initiated Conversion in excess of the number of shares of Parent Common Stock that can be delivered to the converting EIG Note Holder in respect of such Issuer Initiated Conversion without causing the Section 16 Percentage for such EIG Note Holder to exceed 9.99%.

“Ownership Limit Non-Converted Notes” means, with respect to any Issuer Initiated Conversion, the principal amount of Notes equal to the Ownership Limit Excess Shares with respect to such Issuer Initiated Conversion multiplied by the applicable Conversion Price with respect to such Issuer Initiated Conversion, rounded up to the nearest whole Dollar.

“Parent” has the meaning set forth in the preamble.

“Parent Common Stock” means the shares of common stock, par value $0.003 per share, of Parent authorized at the date hereof, or shares of any class or classes of common stock of Parent resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Parent Pledge Agreement” means that certain Pledge Agreement to be dated as of the Closing Date among Parent, ~~Agent~~Administrative Agent (as successor to EIG Management Company, LLC thereunder) and Collateral Agent, for the benefit of the Secured Parties and in the form attached as Exhibit J-2 hereto.

“Participant Register” has the meaning set forth in subsection 12.1A.

“Patriot Act” has the meaning set forth in the definition of Anti-Terrorism and Money Laundering Laws.

“Payment Date” means (i) solely with respect to the payment of Pre-Issuance Accrued Interest on the Initial Closing Date Notes, the Closing Date, (ii) any Quarterly Payment Date and (iii) the date on which all principal on the Notes then outstanding is to be repaid, including the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“PDE Senior Debt” means additional senior debt or agreements with Persons who commit to provide additional senior debt, incurred or entered into by CCH, in order to finance permitted development expenditures, in each case as permitted under the Permitted Senior Debt Documents.

“Permitted Business” means (a) the ownership, development, construction, financing, operation, maintenance, improvement, modification, expansion and debottlenecking of (i) the Terminal Facility and the Pipeline, as such facilities may be improved, replaced, modified, changed or expanded, (ii) one or more Additional Trains, and one or more related pipelines and (iii) facilities, infrastructure and other Properties related to the foregoing (including regasification facilities) and (b) activities incidental to the foregoing.

“Permitted Debt” means any Debt permitted to be incurred under subsection 7.2.

“Permitted Finance Costs” means, for any period, the sum of all amounts of principal, interest, fees and other amounts payable in relation to indebtedness (other than Senior Debt and other than LC Costs and other amounts payable in relation to indebtedness that constitute Operation and Maintenance Expenses) permitted by the Permitted Senior Debt Documents plus all amounts payable during such period pursuant to Permitted Hedging Instruments that are not secured, plus any amounts required to be deposited in margin accounts pursuant to Permitted Hedging Instruments; provided that Permitted Finance Costs will not include funds categorized as Operation and Maintenance Expenses under the last sentence of the definition thereof.

“Permitted Hedging Instrument” means a Hedging Instrument entered into by a Project Entity in the ordinary course of business and that (i) is with a Hedging Bank or a Gas Hedge Provider, (ii) if secured, is of the type referred to in clause (a) or (b) of the definition of Hedging Instrument and (iii) is entered for non-speculative purposes and is on arm’s-length terms; provided that (i) if such Hedging Instrument is a gas hedging contract, it is for a period not to exceed 90 days and the aggregate quantum under all then outstanding gas hedging contracts does not exceed, together with all other gas hedges in the aggregate, 20 Bcf of natural gas and (ii) if such Hedging Instrument is a power hedging contract, the aggregate quantum under such Hedging Instrument does not exceed 100 megawatts and each such Hedging Instrument is for a period not to exceed one year. “Permitted Hedging Instrument” includes any “Permitted Senior Debt Hedging Instrument.”

“Permitted Hedging Liabilities” means all present and future liabilities (actual or contingent) payable or owing by a Project Entity under Permitted Hedging Instruments (including the obligation to pay a Hedging Termination Amount) together with:
(a)any novation, deferral or extension of any of those liabilities;

(b)any claim for damages or restitution arising out of, by reference to or in connection with any of those liabilities;

(c)any claim flowing from any recovery by a Project Entity or a receiver or liquidator thereof or any other Person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

(d)any amounts (such as post-insolvency interest) which could be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Permitted Liens” means (i) Liens granted to Collateral Agent for the benefit of Secured Parties pursuant to the Security Documents and (ii) each of the following:
(a)Liens for Taxes, assessments and governmental charges or levies to the extent not required to be paid under subsection 6.2;

(b)pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations;

(c)Liens securing judgments (or the payment of money owing in respect of such judgments) not constituting a Default or Event of Default under subsection 10.1F or securing appeal or other surety bonds related to such judgments so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other cash equivalent security have been provided or are fully covered by insurance (other than any customary deductible);

(d)Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights; and

(e)legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP.

“Permitted Payments” means Loan Facility Permitted Payments and Indenture Permitted Payments.

“Permitted Refinancing Indebtedness” means any Replacement Senior Debt.

“Permitted Senior Debt” means, collectively, the Debt under the CCH Senior Financing, any Permitted Refinancing Indebtedness, any Expansion Senior Debt and any other Debt (including Senior Debt) incurred by the Project Entities in accordance with the terms of the CCH Senior Financing Documents (if the CCH Senior Financing is outstanding at the time such other Debt is incurred), the Permitted Refinancing Indebtedness (if any Permitted Refinancing Indebtedness is outstanding at the time such other Debt is incurred) and any other Permitted

Senior Debt (if any other Permitted Senior Debt is outstanding at the time such other Debt is incurred).

“Permitted Senior Debt Documents” means any document, agreement or instrument evidencing any Permitted Senior Debt or any Lien or security interest granted in connection therewith, including the Common Terms Agreement.

“Permitted Senior Debt Hedging Instrument” means a Permitted Hedging Instrument that is secured pursuant to sub-clause (ii) of the definition thereof.

“Permitted Senior Debt Hedging Liabilities” means all present and future liabilities (actual or contingent) payable or owing by a Project Entity under Permitted Senior Debt Hedging Instruments (including the obligation to pay a Senior Debt Hedging Termination Amount) together with:

(a)    any novation, deferral or extension of any of those liabilities;

(b)    any claim for damages or restitution arising out of, by reference to or in connection with any of those liabilities;

(c)    any claim flowing from any recovery by a Project Entity or a receiver or liquidator thereof or any other Person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

(d)    any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Permitted SPA Prepayment Waiver” means that to the extent any LNG Prepayment Obligation is waived by the lenders under the Permitted Senior Debt Documents, (i) the event giving rise to such waived LNG Prepayment Obligation has been remedied on or before the applicable SPA Prepayment Deadline or (ii) the SPA DSCR Prepayment Condition is satisfied. In the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, references in this definition to the CCH Senior Financing shall be deemed to be references to the Permitted Senior Debt with the largest principal amount of then outstanding.

“Permitted Transferee” means any Transferee to which a Note is sold, assigned or otherwise transferred in accordance with the second paragraph of subsection 12.1A.

“Person” means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

“Piggyback Notice” has the meaning set forth in subsection 9.10A.

“Pipeline” means the bi-directional gas pipeline and related compressor stations, meter stations and required interconnects, originating at the Terminal Facility and terminating north of the City of Sinton, Texas, and related facilities, as such facilities may be improved, replaced, modified, changed or expanded.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and/or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), that is or was maintained or contributed to by any Subject Company or any ERISA Affiliate.

“Pledge Agreements” means the Parent Pledge Agreement and the Issuer Pledge Agreement.

“Preferred Interests,” as applied to the capital stock of (or other ownership or profit interests, including partnership or member interests, in) any Person, means capital stock of (or other ownership or profit interests, including partnership or member interests, in) such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to the common capital stock of (or other common ownership or profit interests, including partnership or member interests, in) such Person.

“Pre-Issuance Accrued Interest” means interest on the Initial Closing Date Notes that accrues thereon prior to the Closing Date pursuant to Section 2 of the Second Amendment.

“Prescribed Forms” means such duly executed Internal Revenue Service Form W-9, W-8ECI, W-8BEN, W-8BEN-E, or W-8IMY, Tax Compliance Certificate substantially in the form of Exhibit B, and/or statement required under the Code in such number of copies which may be reasonably requested by Administrative Agent ~~and~~or Issuer and which is not prohibited by any Requirements of Law and that permits payments to be made hereunder for the account of such Note Holder free of or at a reduced rate of such deduction or withholding of U.S. income or similar Taxes.

“Priority Lien” means Collateral Agent’s Lien on the Collateral, which Lien is prior to all other Liens.

“Project” means the ownership, development, construction, operation and maintenance of, collectively, the Terminal Facility and the Pipeline.
“Project Completion Date” means the date upon which all of the conditions set forth in Section 14.1 (Conditions to Completion) of the Common Terms Agreement have been either satisfied, or waived, in each case, in accordance with the Common Terms Agreement. In the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, references in this definition to the provisions of the CCH Senior Financing Documents shall be deemed to be references to the corresponding provisions, if any, of the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities so long as such definition relates only to the Base Trains, and in the event that the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities do not contain a definition of “Project Completion,” “Project Completion Date” or term of similar effect or contains a definition of “Project Completion,” “Project

Completion Date” or term of similar effect that relates to an Additional Train, then Project Completion Date shall be deemed to mean the Commercial Operation Date.

“Project Costs” means all costs of acquiring, leasing, designing, engineering, developing, permitting, insuring, financing (including closing costs, other fees and expenses, commissions and discounts payable to any purchaser or underwriter of Senior Notes (to the extent such costs are paid from the proceeds of such Senior Notes), insurance costs (including premiums) and interest and interest rate hedge expenses and Secured Party Fees ), constructing, installing, commissioning, testing and starting-up (including costs relating to all equipment, materials, spare parts and labor for) the Project and all other costs incurred with respect to the Project in accordance with the Construction Budget and Schedule, including working capital prior to the end of the Term Loan Availability Period, gas purchase, transport and storage costs and pre-Project Completion Date Operation and Maintenance Expenses. Project Costs will exclude any Operation and Maintenance Expenses (other than the portion thereof that is Required Capital Expenditure) for any Train of the Project if the LNG SPA related to such Train has achieved Date of First Commercial Delivery under such LNG SPA.

On any date on which a determination is being made whether specific sources of funding available to the Project are sufficient for the Project to achieve the Project Completion Date by the Date Certain, the Project Costs against which the applicable sources of funding are measured to make this determination will be the remaining Project Costs required to be spent in order to achieve the Project Completion Date as determined as of such determination date based on the then-current Base Case Forecast, including any netting contemplated in the Base Case Forecast between costs and revenues related to commissioning.

“Project Entity” means CCH, CCL and CCP and each of their respective Subsidiaries.

“Projected Holdco DSCR” means, for the applicable period, the ratio of:

(a)the Cash Flow Available for Debt Service projected for such period, calculated solely with respect to the contract sales price under Qualifying LNG SPAs then in effect; to

(b)(i) Senior Debt Obligations projected to be paid in such period (other than (1) pursuant to voluntary prepayments or mandatory prepayments, (2) Senior Debt due at maturity, (3) Working Capital Debt, (4) LC Costs, (5) interest in respect of Senior Debt or net amounts under any Permitted Hedging Instrument in respect of interest rates, in each case projected to be paid prior to the end of the Availability Period and (6) Hedging Termination Amounts) plus (ii) the sum of all scheduled interest payments in respect of the Notes projected to be paid during such period (assuming, for purposes of this calculation, that all interest on the Notes will be paid in cash).

“Projected Principal Amount” means (i) unless and until the Second Phase Funding Date has occurred, the Senior Debt projected to be incurred by the Project Entities as set forth in the Base Case Forecast, as in effect as of the Closing Date (which for the avoidance of doubt, does not include Senior Debt unrelated to the Base Trains) and (ii) on or following the Second Phase Funding Date, the Senior Debt projected to be incurred by the Project Entities as set forth in the Base Case Forecast, as updated in connection with the occurrence of the Second Phase Funding Date (which for the avoidance of doubt, does not include Senior Debt unrelated to the Base Trains).

“Property” means any right or interest in or to any asset or property of any kind whatsoever (including Equity Interests), whether real, personal or mixed and whether tangible or intangible.

“Prudent Industry Practice” means, at a particular time, any of the practices, methods, standards and procedures (including those engaged in or approved by a material portion of the LNG industry) that, at that time, in the exercise of reasonable judgment in light of the facts known at the time a decision was made, could reasonably have been expected to accomplish the desired result consistent with good business practices, including due consideration of the Project’s reliability, environmental compliance, economy, safety and expedition, and which practices, methods, standards and acts generally conform to International LNG Terminal Standards and International LNG Vessel Standards.

“Qualified Institutional Buyer” has the meaning set forth in subsection 12.10K.

“Qualifying LNG SPA” means each of the Initial LNG SPA’s and any other LNG SPA that is treated as a “Qualifying LNG SPA” under the Permitted Senior Debt Documents.

“Qualifying Term” means (a) with respect to the Initial LNG SPA’s, a term at least longer than the expected amortization term of the Initial Senior Debt pursuant to the Base Case Forecast, (b) with respect to any LNG SPA replacing an LNG SPA that was previously a Qualifying LNG SPA, a term at least as long as the remaining term of the Initial LNG SPA it is replacing and (c) with respect to any other Qualifying LNG SPA, the term of such LNG SPA used in the Base Case Forecast when determining the quantum of Senior Debt that could be incurred based on the revenues projected to be generated under such LNG SPA.

“Quarterly Payment Dates” means January 15, April 15, July 15 and October 15 of each year, commencing (a) with respect to the Initial Closing Date Notes (i) if the Closing Date occurs on any such date, the first such date immediately following the Closing Date, and (ii) in all other cases, the second such date immediately following the Closing Date, (b) with respect to the Initial Second Phase Notes the first such date immediately following the Second Phase Funding Date and (c) with respect to any Additional Notes, the first such date immediately following the issuance of such Additional Notes.

“Real Property Documents” are the agreements relating to the real property set forth in a schedule, annex or exhibit to the Common Terms Agreement.

“Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer thereof has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Reference Property” has the meaning set forth in subsection 9.11.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” has the meaning set forth in subsection 4.1N.

“Regulation U” means Regulation U of the Board, as in effect from time to time.

“Regulation X” means Regulation X of the Board, as in effect from time to time.

“Release” means, with respect to any Hazardous Material, any release, spill, emission, leaking, pouring, emptying, escaping, dumping, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the environment, including the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Replacement Senior Debt” means additional senior debt or agreements with Persons who commit to provide additional senior debt, incurred or entered into by CCH, in order to prepay or repay Senior Debt and/or replace all or part of the Facility Debt Commitments under one or more Loans, in each case as permitted under the Permitted Senior Debt Documents.

“Repurchased Non-Converted Notes” has the meaning set forth in subsection 9.4B.

“Repurchase Notice” has the meaning set forth in subsection 9.4B.

“Required Capital Expenditures” means capital expenditures required to meet the requirements of any applicable laws and regulations, Governmental Authorizations (or interpretations thereof), or insurance policies, Industry Standards, and Prudent Industry Practice with which the Project Entities are obligated to comply under any Material Project Agreement and any other material agreements of the Project Entities relating to the Project, including those relating to the environment.

“Required Export Authorization” means, with respect to a Qualifying LNG SPA at any time, (a) the Non-FTA Authorization and (b) the FTA Authorization to the extent that, (i) at such time, the volumes permitted to be exported under the FTA Authorization or the Non-FTA Authorization, as the case may be, are required in order to enable the sale of such Qualifying LNG SPA’s share of the then-applicable Base Committed Quantity of LNG in accordance with the terms of such Qualifying LNG SPA and (ii) an objection has not been received in respect of the identification of such Export Authorization as a “Required Export Authorization” pursuant to the Permitted Senior Debt Documents. For the avoidance of doubt, the Non-FTA Authorization is initially a Required Export Authorization for each of the Initial LNG SPAs in effect on the closing date of the Common Terms Agreement.

“Required Note Holders” means Note Holders holding in the aggregate 50.1% or more of the principal amount of the Notes then outstanding; provided that prior to the Closing, the Required Note Holders shall refer to Note Purchasers that have agreed to purchase, in the aggregate, 50.1% or more of the principal amount of the Initial Notes; provided, further, that from and after the Closing Date until the first to occur of the Second Phase Funding Date and the Second Phase Commitments Termination Date, the Required Note Holders shall refer to Note

Holders that hold Notes and Second Phase Note Purchasers that have Second Phase Commitments in an aggregate principal amount equal to 50.1% or more of the sum of the principal amount of (x) the Notes then outstanding plus (y) the Second Phase Commitments.

“Requirements of Law” means, as to any Person any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, including any requirement under any Governmental Authorization, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, re-organization, court schemes, moratorium, administration and other laws generally affecting the rights of creditors, the time barring of claims under any legislation relating to limitation of claims, the possibility that an undertaking to assume liability for or to indemnify a Person against non-payment of stamp duty may be void, defenses of set-off or counterclaim and similar principles, in each case both under New York law and the laws of other applicable jurisdictions.

“Reserve Amount” means as of any date on and after the Project Completion Date, an amount necessary to pay Senior Debt Obligations projected to be due and payable in the next two (in the case of quarterly Senior Payment Dates) or one (in the case of semi-annual Senior Payment Dates) Senior Payment Dates (which shall, if not already included, include the Final Maturity Date under any Senior Debt) (assuming that no event of default under the Permitted Senior Debt Documents will occur during such period) taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of Senior Debt outstanding for the next six months and only after giving effect to any Permitted Hedging Instruments in respect of interest rate hedges then in effect; provided that (a) the Senior Debt Obligations projected to be due and payable for purposes of this calculation shall not include (i) Working Capital Debt; (ii) any voluntary or mandatory prepayment; (iii) commitment fees, front end fees and letter of credit fees; (iv) Hedging Termination Amounts and (b) for purposes of the calculation of the scheduled principal payments of the Senior Debt, any final balloon payment of Senior Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Senior Payment Date prior to such balloon payment shall be taken into account.

“Responsible Officer” means, as to any Person, its president, chief executive officer, chief financial officer, any vice president, treasurer or secretary, any managing general partner or manager (or any of the preceding with regard to such Person’s managing general partner or manager) or authorized representative. No Person shall be deemed to be a Responsible Officer unless named as such on a certificate of incumbency of such Person (in form and substance reasonably satisfactory to Technical Agent) delivered to Technical Agent and Administrative Agent on or after the Closing Date.

“Restricted Payment” means, with respect to any Person (a) any dividend or other distribution, direct or indirect, (in cash, property of such Person, securities, obligations or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by such Person of any shares or any portion of any membership interest of such Person; and (b) all payments (in cash, property of such Person, securities, obligations or other property) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, defeasance or other acquisition by such Person of, any indebtedness for borrowed money owed to such Person’s stockholders, partners or members (or the equivalent Person thereof) by the declaration or payment of any dividends, or (c) the return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof) as such; provided that no payment by Issuer to any Note Holder in respect of such Note Holder’s Notes shall be a Restricted Payment.

“Revenue Account” means the account in the name of CCH identified as the “Revenue Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents.

“Sanctioned Countries” has the meaning set forth in subsection 12.10L.

“Sanctions Laws” means (i) the economic sanctions laws of the United States, including the International Emergency Economic Powers Act, 50 U.S.C. §§1701, et seq.; the Trading with the Enemy Act, 50 App. U.S.C. §§1, et seq.; the Iran Sanctions Act of 1996 (50 U.S.C. §1701 note); the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (PL 111-195); the National Defense Authorization Act for Fiscal Year 2012 (PL-112-81); the National Defense Authorization Act for Fiscal Year 2013 (including the Iran Freedom and Counter-Proliferation Act of 2012 (PL 112-239)); the Iran Threat Reduction and Syria Human Rights Act of 2012 (PL 112-158); the Cuban Liberty and Democratic Solidarity Act (Libertad Act), 22 U.S.C. §§6021, et seq.; and all regulations administered by OFAC, codified at 31 C.F.R. Part 500, et seq., and (ii) any applicable economic sanctions laws of any jurisdiction other than the United States or other relevant sanctions authority applicable to the applicable Note Purchaser.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor thereto which is a nationally recognized rating agency in the United States.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Parent Common Stock is listed or admitted for trading. If the Parent Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Second Amendment” means Amendment 2 to Amended and Restated Note Purchase Agreement, dated as of May 8, 2015, with effect as of May 1, 2015, among Issuer, Parent, Technical Agent and the Required Note Holders.

“Second Phase Commitments” means the commitments of the Second Phase Note Purchasers to purchase Initial Second Phase Notes pursuant to subsection 2.2.

“Second Phase Commitments Outside Date” means the earlier of (a) the one-year anniversary of the Closing Date and (b) May 1, 2016.

“Second Phase Commitments Termination Date” means the date on which the Second Phase Commitments terminate pursuant to subsection 2.2A(ii).

“Second Phase CP Date” means the date, if any, on or before the Second Phase Commitments Outside Date, on which the Project Entities make a positive final investment decision with respect to Train Three. For the avoidance of doubt, if the Project Entities have not made a positive final investment decision with respect to Train Three on or before the Second Phase Commitments Outside Date, no date shall be the Second Phase CP Date, and the Second Phase CP Date shall be deemed not to have occurred, irrespective of whether, after the Second Phase Commitments Outside Date, the Project Entities make a positive final investment decision with respect to Train Three.

“Second Phase Facility Debt Commitments” has the meaning set forth in the CCH Senior Financing Documents.

“Second Phase Funding” has the meaning set forth in subsection 2.2B.

“Second Phase Funding Date” has the meaning set forth in subsection 2.2B.

“Second Phase Note Purchaser” means each Note Purchaser identified on Schedule 2.2.

“Second Phase Qualifying LNG SPAs” means any LNG SPA that is treated as a “Second Phase Qualifying LNG SPA” under the Common Terms Agreement.

“Section 16 Percentage” means, for any day, the fraction, expressed as a percentage, (A) the numerator of which is the number of shares of Parent Common Stock that an EIG Note Holder and each person subject to aggregation of shares of Parent Common Stock with such EIG Note Holder under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) and (B) the denominator of which is the number of shares of Parent Common Stock outstanding.

“Secured Parties” means, collectively, Technical Agent, Administrative Agent, Collateral Agent and Note Holders.

“Secured Party Fees” means any fees, costs, indemnities, charges, disbursements, liabilities and expenses (including reasonably incurred legal fees and expenses) and all other amounts payable to the Security Trustee, the Intercreditor Agent, the Indenture Trustee or the Account Bank, as applicable, or any of their respective agents and to any CCH Senior Creditor Group Representative.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means a third party bank or other financial institution in which Issuer maintains a securities account (as such term is defined in the Uniform Commercial Code) reasonably satisfactory to Technical Agent, together with its successors and permitted assigns, provided that The Bank of New York Mellon and any Affiliates thereof shall be deemed to be reasonably satisfactory to Technical Agent.

“Senior Debt Commitments” means the aggregate principal amount any CCH Senior Creditor is committed to disburse to CCH under any Senior Debt Instrument.

“Security Documents” means the Pledge Agreements, each Account Control Agreement and all other instruments or documents, including financing statements, delivered by any Note Document Party after the Closing Date pursuant to this Agreement or any other Note Document in order to grant to the Collateral Agent, on behalf of the Secured Parties, a Lien on any property of such Note Document Party as security for the Note Obligations.

“Security Trustee” means the trustee named under the Common Security and Account Agreement (or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, the corresponding Permitted Senior Debt Document) as security trustee for the secured parties under the CCH Senior Financing (or other Permitted Senior Debt).

“Senior Debt” means the Initial Senior Debt, Additional Senior Debt permitted under the Permitted Senior Debt Documents (including such as may be incurred under any Senior Notes, or any other Senior Debt Instrument) and debt incurred under the Permitted Senior Debt Hedging Instruments, in each case benefiting from the Senior Security Interests created under and pursuant to the Common Security and Account Agreement (or the corresponding Permitted Senior Debt Document) and incurred from time to time as permitted by the Permitted Senior Debt Documents.

“Senior Debt Instrument” means
(a)each Facility Agreement, including with respect to each Facility Agreement, the Common Terms Agreement;

(b)any Indenture and any Senior Notes issued pursuant to such Indenture; and

(c)any credit agreement, indenture, trust deed, note or other instrument pursuant to which CCH incurs permitted Additional Senior Debt from time to time.

For the avoidance of doubt, the term “Senior Debt Instrument” shall not include any Permitted Hedging Instrument (including, for the avoidance of doubt, any Permitted Senior Debt Hedging Instrument).
“Senior Debt Obligations” means CCH’s obligations under the Permitted Senior Debt Documents to pay:

(a)    all principal, interest and premiums on the disbursed Senior Debt;

(b)    all commissions, fees, reimbursements, indemnities, prepayment premiums and other amounts payable to CCH Senior Creditors under any Senior Debt Instrument;

(c)    all Permitted Senior Debt Hedging Liabilities under Permitted Hedging Instruments that benefit from the Senior Security Interests; and

(d)    all Secured Party Fees.

“Senior Debt Reserve Shortfall” means, as of any date following the Project Completion Date, the excess, if any, of the Reserve Amount over the balance in the Senior Debt Service Reserve Account (including Acceptable Debt Service Reserve LCs earmarked to such account), in each case as of such date.

“Senior Debt Service Reserve Account” means the account in the name of CCH identified as the “Senior Debt Service Reserve Account” (or comparable title) in, and established pursuant to, the CCH Senior Financing Documents, or, if the CCH Senior Financing is repaid in full prior to the Discharge Date, any corresponding account established in accordance with the Permitted Senior Debt Documents.

“Senior Noteholder” means any holder of Senior Notes (or lenders in the case of a “term loan B” financing that CCH has elected to be treated as an Indenture).

“Senior Notes” means the notes to be issued (or facility agreement to be entered into in the case of a “term loan B” financing that CCH has elected to be treated as an Indenture) pursuant to any Indenture.

“Senior Payment Dates” means the payment dates for any Permitted Senior Debt under the Permitted Senior Debt Documents.

“Senior Security Interests” means the Liens created or purported to be created by or pursuant to the Permitted Senior Debt Documents.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities, contingent obligations, and other commitments as they become absolute and matured in the normal course of business and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPA DSCR Prepayment Condition” means that the fixed projected debt service coverage ratio calculated in accordance with the methodology used in the preparation of the Base Case Forecast as of the CTA Signing Date, without giving effect to any amendment or change to such methodology after the CTA Signing Date, and Section 8.2(b)(ii) of the Common Terms Agreement (giving effect to the loss of the Qualifying LNG SPA or impairment of the Required Export Authorization that gave rise to the applicable LNG Prepayment Obligation) is at least 1.40:1.00 starting from the first Senior Payment Date to occur after the SPA Prepayment Deadline, and for each calendar year thereafter through the Qualifying Term of the Qualifying LNG SPAs then in effect. In the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, references in this definition to sections of the CCH Senior Financing Documents shall be deemed to be references to the corresponding provisions, if any, of the Permitted Senior Debt Documents for the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities.

“SPA Prepayment Deadline” means (i) in the case of any LNG Prepayment Obligation that arises prior to the Project Completion Date, the date that is 180 days after the Project Completion Date and (ii) in the case of any LNG Prepayment Obligation that arises after the Project Completion Date, the date that is 180 days following the end of the applicable cure period with respect to the event that gave rise to such LNG Prepayment Obligation.

“Spin-Off” has the meaning set forth in subsection 9.8B(iv).

“Subject Claims” has the meaning set forth in subsection 12.2C.

“Subject Company” means Issuer and CCH Direct Parent.

“Subordinated Debt” means any Debt of any Project Entity that ranks subordinate in right of payment to the Senior Debt Obligations, on the basis set forth in a subordination agreement in the form set forth in a schedule to the Permitted Senior Debt Documents.

“Subsequent Material Project Agreement” means any agreement that is treated as a “Subsequent Material Project Agreement” under the Permitted Senior Debt Documents.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) 50% or more of the (a) Voting Interests, (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate or other entity, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Substantial Completion (T1)” means Substantial Completion of Subproject 1 (as defined in the EPC Contract (T1/T2)), as modified or amended by any modifications or amendments to the EPC Contract (T1/T2) or any change orders entered into with respect thereto, but excluding any such modification, amendment or waiver that results from or is entered into in connection with the development or construction of any Additional Train.

“Substantial Completion (T2)” means Substantial Completion of Subproject 2 (as defined in the EPC Contract (T1/T2)), as modified or amended by any modifications or amendments to the EPC Contract (T1/T2) or any change orders entered into with respect thereto, but excluding any such modification, amendment or waiver that results from or is entered into in connection with the development or construction of any Additional Train.

“Substantial Completion (T3)” means Substantial Completion of Subproject 3 (as defined in the EPC Contract (T3)), as modified or amended by any modifications or amendments to the EPC Contract (T3) or any change orders entered into with respect thereto, but excluding any such modification, amendment or waiver that results from or is entered into in connection with the development or construction of any Additional Train.

“Supplemental Collateral Agent” has the meaning set forth in subsection 12.9I.

“Taxes” means any and all present or future taxes, imposts, assessments, duties, deductions, withholdings (including backup withholding), fees, levies and similar charges imposed by any Governmental Authority, together with any and all interest, penalties, fines and additions to tax imposed with respect thereto whether or not disputed.

“Technical Agent” has the meaning set forth in the preamble hereof and shall include any successor agent appointed in accordance with subsection 12.9F.

“Technology License (T1/T2)” means the license agreement between ConocoPhillips Company and CCL relating to the Optimized Cascade Process for Subproject 1 and Subproject 2, as defined in the EPC Contract (T1/T2), to be used at the Terminal Facility.
“Technology License (T3)” means the license agreement between ConocoPhillips Company and CCL relating to the Optimized Cascade Process for Subproject 3, as defined in the EPC Contract (T3), to be used at the Terminal Facility.

“Term Lender” means the lenders that provide Term Loans under the Term Loan Facility Agreement.

“Term Loans” means the Senior Debt Obligations created under the Term Loan Facility Agreement.

“Term Loan Availability Period” means the period during which Term Loans are made available to CCH under the Permitted Senior Debt Documents.

“Term Loan Facility Agent” means the facility agent under the Term Loan Facility Agreement.

“Term Loan Facility Agreement” is the Term Loan Facility Agreement entered into on or about the date of the Term Loans contemplated by the Permitted Senior Debt Documents.

“Terminal Facility” means the facilities in San Patricio County and Nueces County in the vicinity of Portland, Texas, on the La Quinta Channel in the Corpus Christi Bay, which facilities are to include gas pretreatment and processing facilities and (i) unless and until the Second Phase CP Date has occurred, a liquefaction facility comprised of Train One and Train Two, two LNG storage tanks and a marine berth and (ii) on or following the Second Phase CP Date, Train One, Train Two and Train Three, three LNG storage tanks and two marine berths, and, in each case, certain onsite and offsite utilities and supporting infrastructure and as such facilities may be improved, replaced, modified, changed or expanded.

“Third Quarter Pre-Issuance Accrued Interest” means Pre-Issuance Accrued Interest that accrues on the Initial Closing Date Notes pursuant to clause (ii) of Section 2(b) of the Second Amendment.

“Trading Day” means a day during which (i) trading in securities generally occurs on the principal United States national or regional securities exchange on which the Parent Common Stock is then listed or admitted for trading, and (ii) a Last Reported Sale Price for the Parent Common Stock is available on such securities exchange or market. If the Parent Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Train” means any of the Base Trains.

“Train 3 Finance Documents” means the amended and restated Term Loan Facility Agreement and the amended and restated Common Terms Agreement in the forms attached as Exhibit A and Exhibit B, respectively, to Amendment No. 3 to the Amended and Restated Note Purchase Agreement, dated May 22, 2018, among Issuer, Parent, Technical Agent and the Note Holders party thereto.

“Train One” means LNG Train 1 (as defined in the EPC Contract (T1/T2)).

“Train Three” means the LNG Train 3 (as defined in the EPC Contract (T3)).

“Train Two” means LNG Train 2 (as defined in the EPC Contract (T1/T2)).

“Transaction” means, collectively, (a) the execution and delivery of the Note Documents and the performance by the Note Document Parties of their obligations under the Note Documents, (b) the borrowings hereunder and the use of proceeds thereof, (c) the granting of the Liens pursuant to the Security Documents and (d) the payment of all fees and expenses to be paid by the Note Document Parties under the Note Documents in connection with the foregoing.

“Transaction Documents” means, individually and collectively, the Note Documents, the Issuer Organizational Documents and the Constituent Documents of Parent and CCH Direct Parent.

“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including (i) any requirement that any sale, assignment or transfer or enforcement of such property or item of collateral be subject to any volume limitations, limitations to address tax matters (including Section 382 of the Code), or be consented to or approved by any person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such property or item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of collateral pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act) and (v) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from Issuer or any pledgor, assignor or transferor of such property or item of collateral, together with any evidence of the corporate or other authority of such person, shall not constitute such a condition or restriction.

“Transferee” means any Person that is a transferee or assignee of any Note, and any successor to such Person’s or any other Note Holder’s interest in any Note.

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Officer” means, with respect to Collateral Agent and Administrative Agent, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of Collateral Agent or Administrative Agent, as applicable, located at the Corporate Trust Office of Collateral Agent or Administrative Agent, as applicable, who shall have direct responsibility for the administration of this Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as adopted in any applicable jurisdiction.

“Upfront Fee” means the fee described in subsection 3.2A(i).

“USRPHC” means (i) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and (ii) a publicly traded partnership that is treated as a United States real property holding corporation pursuant to Treasury Regulations Section 1.897-1(c)(2)(iv).

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Parent Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, on any Scheduled Trading Day for the Parent Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Parent Common Stock or in any options, contracts or future contracts relating to the Parent Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Parent Common Stock generally occurs on the Applicable Exchange or, if the Parent Common Stock is not then listed on the Applicable

Exchange, on the principal other U.S. national or regional securities exchange on which the Parent Common Stock is then listed or, if the Parent Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the common stock is then traded. If the Parent Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

“Waterfall Amount” means, with respect to any Fiscal Quarter, the amount of cash, if any, deposited in the Revenue Account during such Fiscal Quarter (assuming that all operating revenues, income and cash receipts received by or on behalf of the Project Entities during any Fiscal Quarter are deposited into the Revenue Account during such Fiscal Quarter (for the avoidance of doubt, other than any debt or asset sale proceeds, equity funding, escrowed funds, liquidated damages amounts, insurance and condemnation proceeds required to be deposited into other accounts pursuant to the Permitted Senior Debt Documents or other indemnity amounts required to be paid to third parties)), less the following payments and transfers made during such Fiscal Quarter:

(i)first, payments and transfers for Operation and Maintenance Expenses reasonably estimated to be due and payable within the next 60 days by making a transfer to the Operating Account;

(ii)second, payments and transfers for Secured Party Fees then due and payable under the Permitted Senior Debt Documents;

(iii)third, payments and transfers for payments of Senior Debt Obligations then due and payable (other than Senior Debt Obligations expressly due and payable at a lower level of the cash waterfall pursuant hereto) on a pro rata basis to all CCH Senior Creditors (to the extent not funded from funds available in the Disbursement Account or by “book entry” under a Facility Agreement);

(iv)fourth, payments and transfers for Permitted Finance Costs;

(v)fifth, following the Project Completion Date, payments and transfers to satisfy any Senior Debt Reserve Shortfall by making a transfer to the Senior Debt Service Reserve Account;

(vi)sixth, payments and transfers for any mandatory prepayments under any Senior Debt Instrument not payable out of a specific Account that are then due and payable and excluding any mandatory prepayments related to the failure to make a Restricted Payment (as that term is defined in the Common Terms Agreement, or if the CCH Senior Financing is repaid in full prior to the Discharge Date, the corresponding term as defined in the Permitted Senior Debt Documents) pursuant to the Permitted Senior Debt Documents; and

(vii)seventh, payments and transfers for any Permitted Payment.

“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Sections 4203 and 4205 of ERISA.

“Working Capital Debt” means senior secured or unsecured indebtedness outstanding at any one time under one or more working capital facilities for working capital purposes (including the issuance of letters of credit from time to time), as permitted by the Permitted Senior Debt Documents.

“Yield Maintenance Amount” means, with respect to any (x) prepayment of the Notes pursuant to subsection 3.3B(i), (iii) or (iv) or subsection 3.3C, or (y) acceleration of the Notes pursuant to Section 10 an amount, determined in accordance with clauses (a) and (b) below, which shall become immediately due and payable in addition to all principal and accrued but unpaid interest (including amounts added to principal pursuant to subsection 3.2B(iii)) then due on the Notes.

(a)The Yield Maintenance Amount in connection with a prepayment or acceleration shall be equal to the excess, if any, of:

(i)
the ~~then present~~then-present value of the remaining scheduled principal (including amounts paid, or projected to be paid, in kind and added to principal pursuant to subsection 3.2B(iii)) and interest payments on the Notes avoided by such prepayment or acceleration (from and after the Commercial Operation Date, excluding accrued and unpaid interest due on the date of prepayment (other than any interest paid in kind and added to the principal of the Notes)), based on the Deemed Cash Interest Payments, discounted to the date of prepayment or acceleration on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months, at a rate that is 0.50% greater than the yield to maturity of those actively traded United States Treasury securities having a maturity closest to the remaining term of the Notes, in each case, such yields to maturity to be determined by interpolating linearly from the yield to maturity of the relevant securities (as such yields to maturity are displayed by Bloomberg L.P. (or such other source as may be mutually acceptable to Issuer and Technical Agent) at 12:00 p.m. (noon) (New York City time) on the third Business Day preceding the date of such prepayment or acceleration), or, if such yields are not reported as of such time or if the yields as of such time are not ascertainable, (including by interpolation, the Treasury constant maturity series yields reported, for the latest day for which such yields have been so reported as of the third Business Day preceding the date of such prepayment or acceleration in Federal Reserve Statistical Release H.15 or any comparable successor publication) for U.S. Treasury Securities having a constant maturity equal to the remaining term of the Notes, all as reasonably determined by Technical Agent after consultation with Issuer; over

(ii)
the aggregate principal amount of the Notes (including amounts paid in kind through the date of prepayment and added to principal pursuant to subsection 3.2B(iii)) being prepaid pursuant to any applicable clause of subsection 3.3B or subsection 3.3C or due as a result of an acceleration under Section 10, plus, any accrued but unpaid interest thereon due on the date of prepayment.

(b)For purposes of the calculation of the Yield Maintenance Amount, interest shall be calculated at the Base Interest rate. For the avoidance of doubt, in no event shall the Yield Maintenance Amount be less than zero. For avoidance of doubt, the Technical Agent shall be responsible for calculating the Yield Maintenance Amount and notify the Administrative Agent in writing of the Yield Maintenance Amount that is due and payable.

1.2Accounting Terms
All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States (“GAAP”).
1.3Certain Principles of Interpretation

A.Unless otherwise expressly specified, any reference in this Agreement to any document or agreement, and all schedules, exhibits and attachments thereto, shall be deemed to include references to such document, agreement, schedules, exhibits or attachments, as amended, supplemented or otherwise modified and in effect from time to time. Unless otherwise expressly specified, any reference in this Agreement to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

B.Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

C.The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement and all references to Sections, subsections, Exhibits and Schedules shall be references to Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise expressly specified.

D.The words “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation”.

E.The term “knowledge” in relation to Issuer, and any other similar expressions, shall mean actual knowledge of any Person holding any of the positions (or successor position to any such position) set forth in Schedule 1.3E, in each case, after due inquiry.

F.The omission of the word “any” or the phrase “if any” with respect to anything shall not imply that the thing exists or is required, notwithstanding the inclusion of such word or phrase (for clarity) in other provisions.

G.References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

SECTION 2	THE SECURITIES; CLOSING and Second Phase Funding; DELIVERY

2.1Closing
A.Purchase and Sale of Initial Closing Date Notes. Subject to the terms and conditions set forth herein, Issuer agrees, upon satisfaction or waiver of the conditions set forth in subsection 4.4A, to issue, sell and deliver to each Note Purchaser, and each Note Purchaser hereby agrees, severally and not jointly, to purchase from Issuer at the Closing upon satisfaction or waiver of the conditions set forth in subsection 4.1, convertible senior secured promissory notes of Issuer dated as of the Closing Date in an aggregate principal amount equal to the sum of $1,000,000,000 plus the aggregate amount of Pre-Issuance Accrued Interest added to such amount on the Closing Date (the “Initial Closing Date Notes” and, each, an “Initial Closing Date Note”), in a principal amount equal to the sum of (x) the applicable principal amount set forth opposite such Note Purchaser’s name on Schedule 2.1 (as may be updated by Technical Agent (with notice to Issuer) to reflect any assignments made in accordance with subsection 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to subsection 12.1A(v))) plus (y) the amount of Pre-Issuance Accrued Interest added to such amount on the Closing Date in accordance with subsection 3.2B(iii)(a), at the purchase price equal to 100% of the principal amount set forth opposite such Note Purchaser’s name on Schedule 2.1 (as may be updated by Technical Agent (with notice to Issuer) to reflect any assignments made in accordance with subsection 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to subsection 12.1A(v))).

B.Closing. The closing of the issuance of the Initial Closing Date Notes to the Note Purchasers (the “Closing”) shall be held or take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in subsections 4.1 and 4.4A hereof, at 10:00 a.m. New York City time, at the offices of Sullivan & Cromwell LLP in New York City on the date that is two (2) Business Days following the date on which all of the conditions set forth in subsections 4.1 and 4.4A have been satisfied or waived in accordance with their terms (other than those conditions that by their nature are to be satisfied by actions taken at the Closing or concurrently with the Closing) or at such other date, time and place as Issuer and Technical Agent may mutually agree upon (the “Closing Date”); provided that if Issuer delivers a notice pursuant to the second sentence of subsection 2.1D, the Closing Date shall be no earlier than the 11th Business Day following the date on which such notice is given. At the Closing, each Note Purchaser shall deliver to Issuer an executed copy of the letter addressed to the Co-Placement Agents substantially in the form attached hereto as Exhibit L.

C.Delivery. Subject to the terms of this Agreement, at the Closing, Issuer will deliver to Technical Agent the Initial Closing Date Note being purchased by each Note Purchaser hereunder, which shall be substantially in the form of Exhibit A-1 hereto, together with all other documents, instruments and writings required to be delivered at or prior to the Closing pursuant to this Agreement.

D.Notices Relating to Closing. At any time prior to June 30, 2015, Issuer may provide a written notice to Technical Agent stating that Issuer does not expect the Closing Date to occur on or before June 30, 2015. If Issuer delivers a notice pursuant to the preceding sentence, and/or if the Closing Date does not occur on or before June 30, 2015, Issuer may, at any time thereafter, provide to the Note Purchasers a written notice signed by a Responsible Officer of Issuer on the letterhead of Issuer indicating the targeted Closing Date, which shall be eleven (11) Business Days following the date on which such notice is given; provided, for the avoidance of doubt, that no notice setting forth a targeted Closing Date that occurs on or after July 1, 2015 may be delivered on or before June 16, 2015. If Issuer delivers a notice setting forth a targeted Closing Date pursuant to the immediately preceding sentence and the Closing does not occur on or prior to September 30, 2015, Issuer shall pay to Technical Agent, in cash, an amount equal to the aggregate amount of Third Quarter Pre-Issuance Accrued Interest that would have been paid in kind on the Closing Date if the Closing Date occurred on September 30, 2015.

2.2Second Phase Funding

A.Purchase and Sale of Initial Second Phase Notes; Second Phase Commitments.

(i)Subject to the terms and conditions set forth herein, Issuer agrees, upon satisfaction or waiver of the conditions set forth in subsection 4.4B, to issue, sell and deliver to each Second Phase Note Purchaser, and each Second Phase Note Purchaser hereby agrees, severally and not jointly, to purchase from Issuer at the Second Phase Funding upon satisfaction or waiver of the conditions set forth in subsection 4.2, convertible senior secured promissory notes of Issuer dated as of the Second Phase Funding Date in an aggregate principal amount of $500,000,000 (the “Initial Second Phase Notes” and, each, an “Initial Second Phase Note”), in the applicable principal amount of the Note set forth opposite such Second Phase Note Purchaser’s name on Schedule 2.2 (as may be updated by Technical Agent (with notice to Issuer to reflect any assignments made in accordance with Section 12.1 (including, for the avoidance of doubt, the consent of the Issuer as and to the extent required pursuant to Section 12.1A(v))), at the purchase price of 100% of the principal amount thereof; provided that the Issuer shall have no obligation to issue, sell and deliver the Initial Second Phase Notes, and the Second Phase Note Purchasers shall have no obligation to purchase the Initial Second Phase Notes, if the Second Phase Funding has not been consummated on or before the Second Phase Commitments Outside Date.

(ii)The Second Phase Commitments shall terminate on the earliest to occur of:

(a)The Second Phase Commitments Outside Date;

(b)Written notice from Issuer to Technical Agent that the Second Phase Facility Debt Commitments have expired or have been cancelled or terminated by the Project Entities; and

(c)Written notice from Issuer to Technical Agent that it is terminating the Second Phase Commitments pursuant to this subsection 2.2A(ii)(c) due to the failure of the Second Phase Funding Date to occur because:

I.(A) Issuer, acting in good faith, determines that it is not able to satisfy the condition set forth in subsection 4.2D because any representation or warranty set forth in subsection 5.8 or 5.19 is not, or would not be, true and correct in all material respects on and as of the Second Phase Funding Date (except to the extent any such representation or warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it is not, or would not be, true and correct in all respects), (B) Issuer notifies Technical Agent in writing that it is not able to satisfy the condition set forth in subsection 4.2D for the reason described in clause (A) and (C) within three (3) Business Days of the notice provided pursuant to clause (B), Technical Agent does not agree in writing to waive the satisfaction of the condition set forth in subsection 4.2D on account of Issuer’s inability to satisfy such condition for the reason described in clause (A);

II.(A) after working in good faith with Technical Agent (which shall require Issuer to reasonably consider comments of Technical Agent with respect to Schedule 1.1C), Issuer and Technical Agent are unable within a reasonable period of time to agree on an updated version of Schedule 1.1C that is in form and substance reasonably satisfactory to Technical Agent such that the condition set forth in subsection 4.2A(ii)(a) is not, or would not be, satisfied, (B) Issuer requests, in writing, that Technical Agent waive the condition set forth in subsection 4.2A(ii)(a) that the updated version of Schedule 1.1C be in form and substance reasonably satisfactory to Technical Agent and (C) within three (3) Business Days of the request provided pursuant to clause (B), Technical Agent does not agree to waive such condition; or

III.(A) the condition set forth in subsection 4.2B(iv) is not able to be satisfied, (B) subject to CCH’s receipt of Equity Funding required only in connection with the availability of the Initial Second Phase Advance, the lenders under the CCH Senior Financing are willing to make available the Initial Second Phase Advance, (C) Issuer notifies Technical Agent in writing that it is not, or does not expect to be, able to satisfy the condition set forth in subsection 4.2B(iv) and that, subject to CCH’s receipt of Equity Funding required only in connection with the availability of the Initial Second Phase Advance, the lenders under the CCH Senior Financing are willing to make available the Initial Second Phase Advance and (D) within three (3) Business Days of the notice provided pursuant to clause (C), Technical Agent does not agree in writing to waive the satisfaction of the condition set forth in subsection 4.2B(iv).

(iii)In connection with the Second Phase Commitments Termination Date, Issuer shall pay all outstanding commitment fees in accordance with subsection 3.2A(ii). For the avoidance of doubt, Issuer shall remain responsible for paying any amounts owed under subsection 1)a)i)(1)(a)(i) notwithstanding the termination of the Second Phase Commitments.

B.Funding. The closing of the issuance of the Initial Second Phase Notes to the Second Phase Note Purchasers (the “Second Phase Funding”) shall be held or take place, subject to the satisfaction or waiver of all conditions to the Second Phase Funding set forth in subsections 4.2 and 4.4B hereof, at 10:00 a.m. New York City time, at the offices of Sullivan & Cromwell LLP in New York City on the date that is two (2) Business Days following the date on which all of the conditions set forth in subsections 4.2 and 4.4B have been satisfied or waived in accordance with their terms (other than those conditions that by their nature are to be satisfied by actions taken at the Second Phase Funding or concurrently with the Second Phase Funding) or at such other date, time and place as Issuer and Technical Agent may mutually agree upon (the “Second Phase Funding Date”). For the avoidance of doubt, subject to the terms and conditions hereof (including those set forth in subsections 4.1, 4.2 and 4.4), the Closing Date and the Second Phase Funding Date may occur on the same date or on different dates.

C.Delivery. Subject to the terms of this Agreement, at the Second Phase Funding, Issuer will deliver to Technical Agent the Initial Second Phase Note being purchased by each Second Phase Note Purchaser hereunder, which shall be substantially in the form of Exhibit A-1 hereto, together with all other documents, instruments and writings required to be delivered at or prior to the Second Phase Funding pursuant to this Agreement.

2.3Additional Notes

A.Purchase and Sale of Additional Securities. Subject to the terms and conditions set forth herein, Issuer agrees to issue, sell and deliver to each Note Holder Additional Notes in an aggregate principal amount equal to such Note Holder’s proportionate share of any Funded Amount paid by the Note Holders pursuant to subsection 10.3, with such proportionate share determined based on the principal amount of Additional Notes funded by such Note Holder compared to the total principal amount of Additional Notes funded by the Note Holders on such date; it being understood that the proportionate share of any Note Holder that has elected, in its sole discretion, not to fund any Additional Notes shall be zero for the purposes of this subsection 2.3.

B.Delivery. Promptly, and in any event within three (3) Business Days after the Note Holders contribute any Funded Amount to Issuer pursuant to subsection 10.3 or, in the case of any payment to any third Person, certify to Issuer and provide evidence satisfactory to Issuer that such payment has been made, Issuer will deliver to Administrative Agent the Additional Note being purchased by each Note Holder that has funded any Funded Amount hereunder, which shall be substantially in the form of Exhibit A-2 hereto, together with all other documents, instruments and writings required to be delivered in connection with the issuance of such Additional Notes.

2.4Use of Proceeds

Issuer shall use the proceeds of the Initial Notes solely to (a) make capital contributions to CCH Direct Parent, which contributions shall be contributed by CCH Direct Parent to CCH (in the form of Equity Funding), to fund Project Costs and (b) pay fees and expenses (i) due under the Note Documents and (ii) incurred by the Subject Companies in connection with the consummation of the Transaction. To the extent contributed to CCH (through CCH Direct Parent), all such proceeds shall be funded as First Tier Equity Funding under the CCH Senior Financing Documents. Issuer shall contribute the proceeds of any Additional Notes to CCH Direct Parent, shall cause such contributions to be contributed by CCH Direct Parent to CCH (in the form of Equity Funding) and shall cause CCH to apply such proceeds in accordance with subsection 7.7C and subsection 10.3.
2.5Cooperation with CCH Senior Financing

EIG MC shall cooperate with Parent and Issuer and shall make its representatives available during reasonable business hours for meetings and customary diligence calls in connection with the syndication of the CCH Senior Financing. Issuer shall indemnify EIG MC and its Affiliates and their respective officers, directors, employees, partners, members, representatives and agents in accordance with subsection 12.2 from any Subject Claims that may at any time be imposed on, asserted against or incurred by any of the foregoing as a result of, arising out of, or in any way in connection with the actions taken by EIG MC or any of its Affiliates or any of their respective officers, directors, employees, partners, members, representatives and agents in connection with EIG MC’s obligations pursuant to this subsection 2.5.

SECTION 3	THE NOTES - MATURITY; INTEREST AND FEES; PRINCIPAL PAYMENTS AND PREPAYMENTS

3.1Maturity
The Notes shall mature on the Maturity Date, and on such date (including any accelerated maturity as herein provided), the full amount of principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) under the Notes then outstanding, all accrued and unpaid interest thereon and, as applicable, all Yield Maintenance Amounts with respect thereto, shall be due and payable.
3.2Fees and Interest

A.Upfront Fees; Commitment Fees.

(i)Upfront Fees. On the Closing Date, Issuer shall pay to EIG MC an upfront fee pursuant to and in accordance with the terms of the Commitment Letter, as modified by the Fee Letter.

(ii)Commitment Fees. Issuer shall pay to each Second Phase Note Purchaser a commitment fee in respect of the principal amount set forth opposite such Second Phase Note Purchaser’s name on Schedule 2.2 for the period from, and including, the Closing Date to, but excluding, the first to occur of (x) the Second Phase Funding Date and (y) the Second Phase Commitments Termination Date, computed at the higher of (a) 0.90% per annum and (b) the rate per annum of the commitment fee payable to the lenders under the CCH Senior Financing, on the principal amount set forth opposite such Second Phase Note Purchaser’s name on Schedule 2.2, payable in arrears calculated on the basis of the actual number of days elapsed in a year of 365 days, as prorated for any partial quarter, as applicable. Such commitment fee shall be payable on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date; provided, that on the Second Phase Funding Date, any accrued and unpaid commitment fees hereunder shall be paid on such date; provided, further, that upon the Second Phase Commitments Termination Date, any accrued and unpaid commitment fees shall be paid within ten (10) Business Days of the Second Phase Commitments Termination Date.

B.Interest on the Notes.

(i) Base Interest. Subject to the provisions of subsection 3.2B(ii), the unpaid principal amount of the Initial Notes (~~consisting~~which may consist in part, from time to time, of interest that is paid in kind as described in subsection 3.2B(iii)) shall bear interest at a base rate of eleven percent (11.0%) per annum, compounded quarterly payable in arrears on each Payment Date; provided that Pre-Issuance Accrued Interest in respect of any Initial Closing Date Note (x) shall accrue prior to the Closing Date in respect of the principal amount of such Initial Closing Date Note set forth on Schedule 2.1 (as such schedule is in effect on the Closing Date) in accordance with the terms of the Second Amendment and (y) shall not compound quarterly. Subject to the provisions of subsection 3.2B(ii), the unpaid principal amount of any Additional Notes (which may consist in part, from time to time, of interest that is paid in kind as described in subsection 3.2B(iii)) shall bear interest at a base rate of fifteen percent (15.0%) per annum, compounded quarterly payable in arrears on each Payment Date. The interest payable pursuant to this subsection 3.2B(i) is referred to herein as the “Base Interest”~~; provided that Pre-Issuance Accrued Interest in respect of any Initial Closing Date Note (x) shall accrue prior to the Closing Date in respect of the principal amount of such Initial Closing Date Note set forth on Schedule 2.1 (as such schedule is in effect on the Closing Date) in accordance with the terms of the Second Amendment and (y) shall not compound quarterly.~~.

(ii)Default Interest Rate. Upon the occurrence and during the continuance of an Event of Default hereunder, the unpaid principal amount of the Notes (including all amounts added to principal pursuant to subsection 3.2B(iii)) and, to the extent permitted by applicable Requirements of Law, any accrued and unpaid interest thereon and any other Note Obligations then due and payable (including any Yield Maintenance Amounts and, to the extent permitted by applicable Requirements of Law, any accrued but unpaid interest thereon), shall bear interest at the Default Interest Rate and shall be payable on demand.

(iii)Payment in Kind.

(a)Prior to the Commercial Operation Date, the interest accrued pursuant to subsection 3.2B(i) shall be paid in kind (in lieu of payment in cash) on the applicable Payment Date, and on the relevant Payment Date the aggregate outstanding principal amount of the Notes shall be automatically increased by the amount of such interest so paid in kind, rounded down to the nearest whole Dollar, and an adjustment shall be made on the Note Register to reflect such increase; provided that Pre-Issuance Accrued Interest on any Initial Closing Date Note shall be paid in kind on the Closing Date by increasing the principal amount of such Initial Closing Date Note by the amount of Pre-Issuance Accrued Interest accrued thereon, rounded down to the nearest whole Dollar.

(b)From and after the Commercial Operation Date, if no Event of Default has occurred and is continuing and solely to the extent that the sum of cash on hand at Issuer together with the Operating Cash Available for Interest for the most recently completed Fiscal Quarter (without duplication of amounts (i) distributed to Issuer in any Fiscal Quarter and included in the calculation of Operating Cash Available for Interest with respect to such Fiscal Quarter or (ii) contributed to Issuer by Parent so that Issuer has sufficient cash to pay interest in an amount that is not less than Operating Cash Available for Interest with respect to the most recently completed Fiscal Quarter) is not sufficient to enable Issuer to pay in cash all Base Interest accrued pursuant to subsection 3.2B(i), a portion of such Base Interest in the amount of such insufficiency (rounded up to the nearest whole Dollar) may be paid in kind (in lieu of payment in cash) on the applicable Payment Date by written election of Issuer to Administrative Agent on or prior to such Payment Date and in such case on the relevant Payment Date the aggregate outstanding principal amount of the Notes shall be automatically increased by the amount of such interest so paid in kind, rounded down to the nearest whole Dollar, and an adjustment shall be made on Note Register to reflect such increase; provided that accrued interest in an amount no less than Operating Cash Available for Interest for the most recently completed Fiscal Quarter shall at all times following the Commercial Operation Date be paid in cash and not in kind.

(c)For the avoidance of doubt, the entire amount of Base Interest at an aggregate base rate of eleven percent (11.0%) or fifteen percent (15.0%), as applicable, per annum shall be paid, either in cash or in kind, in accordance with this Agreement.

(d)All amounts of Base Interest added to the principal of the Notes pursuant to this subsection 3.2B(iii) shall bear interest as provided herein, be payable as provided in subsection 3.3 and be due and payable on the Maturity Date. Issuer’s determination of the principal amount of the Notes outstanding at any time shall be conclusive and binding, absent manifest error.

(iv)Maximum Amount of Interest. Anything to the contrary herein or in any other Note Document notwithstanding, interest payable hereunder and under the Notes shall not exceed the maximum amount permitted under the laws of the State of New York. To the maximum extent it may lawfully do so, Issuer hereby irrevocably waives any defense or objection to the payment of any Note Obligation on the basis that the payment of such Note Obligation is limited by the Requirements of Law of any jurisdiction, including but not limited to any usury law or other Requirement of Law intended to limit the amount of money which may be charged for the extension of credit.

C.Computation of Interest.

Interest on the Notes accrued pursuant to subsections 3.2B(i) and 3.2B(ii) shall be computed on the basis of a year consisting of three hundred and sixty (360) days (comprised of twelve 30-day months) and actual number of days elapsed in the case of partial months.
3.3Mandatory Principal Payments and Prepayments

A.Scheduled Principal Payments. On the Maturity Date (including any accelerated maturity as provided herein), all principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) then outstanding on the Notes, together with all accrued and unpaid interest thereon, and the Yield Maintenance Amount, if any, with respect thereto, shall be due and payable.

B.Mandatory Prepayments.

(i)Prepayments with Distributions from CCH. Issuer shall promptly offer to redeem and prepay the Notes, together with all accrued and unpaid interest thereon to, but excluding, the date of prepayment, and the Yield Maintenance Amount with respect thereto, with 100% of any distributions actually received by Issuer from CCH Direct Parent in excess of $25,000,000 in the aggregate during the term of this Agreement representing proceeds received by CCH Direct Parent directly or from any Project Entity’s receipt of funds as a result of (a) any Asset Sales of CCH Direct Parent or any Project Entity, (b) any Casualty Event or Event of Eminent Domain (except to the extent such proceeds were received in respect of any repayment or reimbursement of any Equity Funding (other than the proceeds of the Initial Notes or Additional Notes) contributed to, or amounts paid on behalf of, the affected Project Entity for purposes of commencing any repair or replacement of such Project Entity’s Properties ), (c) the incurrence or issuance of Debt by any Project Entity (other than the proceeds of the CCH Senior Financing) and (d) any Liquidated Damages (except to the extent such proceeds were received in respect of any repayment or reimbursement of any Equity Funding (other than the proceeds of the Initial Notes or Additional Notes) to the extent such funding was used to complete, repair, refurbish or improve the Project) in accordance with subsection 3.3B(vi). For the avoidance of doubt, CCH shall not be required to make any distributions.

(ii)Prepayment upon a Change of Control. Upon the occurrence of a Change of Control, Issuer shall promptly offer to redeem and prepay the outstanding principal of the Notes in full at 101% of the aggregate principal amount of the Notes outstanding as of the date of such Change of Control, together with all accrued and unpaid interest thereon to, but excluding, the date of prepayment in accordance with subsection 3.3B(vi).

(iii)Prepayment Upon Sale or Contribution of CCH Direct Parent or CCH to CQP. Issuer shall offer to redeem and prepay the Notes, together with all accrued and unpaid interest thereon to, but excluding, the date of prepayment and the Yield Maintenance Amount with respect thereto, as required pursuant to subsection 7.6A in accordance with subsection 3.3B(vi).

(iv)Prepayment Upon IPO of Subsidiary. In the event that Issuer or any of its Affiliates consummates an initial public offering of the Equity Interests of any Subsidiary of Issuer, before any Restricted Payment may be made with all or any portion of the proceeds of such initial public offering, Issuer shall offer to redeem and prepay the Notes, together with all accrued and unpaid interest thereon to, but excluding, the date of prepayment and the Yield Maintenance Amount with respect thereto, with the amount of such proceeds (net of underwriting discounts, commissions and costs and expenses payable by the Issuer or any such Affiliate associated with such initial public offering) of such initial public offering contemplated to be used to make such Restricted Payment in accordance with subsection 3.3B(vi).

(v)Repurchase of Repurchased Non-Converted Notes. Issuer shall repurchase Repurchased Non-Converted Notes in accordance with subsection 9.4.

(vi)Offer to Prepay.

(a)(a) Upon the occurrence of a Change of Control or within five (5) Business Days after the occurrence of any event described in subsection 3.3B(i), (iii) (iv) or (vii) requiring Issuer to make an offer to redeem and prepay the Notes, Issuer shall prepare and provide to each Note Holder a notice (each, an “Offer to Repay Notice”), which shall be substantially in the form of Exhibit E and shall include an offer (the “Offer to Repay”) pursuant to the covenant in subsections (i), (ii), (iii), (iv) or (vii) as applicable, to repay, on the date (each, an “Offer Settlement Date”) that is twenty (20) Business Days, after the date of the Offer to Repay Notice, (A) in the case of an event described in subsection (i), (iii) or (iv) above, the maximum principal amount of Notes that may be purchased with the amounts described in such subsections (or in the case of subsection (iii) above, the amount described in subsection 7.6A), at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the Offer Settlement Date plus the Yield Maintenance Amount with respect thereto, (B) in the case of an event described in subsection (ii) above, 101% of the outstanding principal amount of the Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the Offer Settlement Date or (C) in the case of an event described in subsection (vii) the maximum principal amount of Notes that may be purchased with the amounts described in such subsection, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the Offer Settlement Date. Each Note Holder (or its appointee) wishing to accept all or any portion of the Offer to Repay shall reply, substantially in the form of Schedule 1 to Exhibit E, indicating whether such Offer to Repay is accepted by 5:00 p.m. (Houston time) on the fifth Business Day immediately preceding the Offer Settlement Date. Each Note Holder accepting the Offer to Repay shall surrender such Note Holder’s Note to Issuer and, if required, furnish appropriate endorsements and transfer documents.

(b)Two (2) Business Days prior to any Offer Settlement Date, Issuer shall deliver to each Note Holder that has accepted an Offer to Repay pursuant to subsection 3.3B(vi)(a), a certificate of the Chief Financial Officer specifying the principal amount of the Notes of such Note Holder to be repaid on such Offer Settlement Date plus the Yield Maintenance Amount, if applicable, and the amount of accrued and unpaid interest thereon to, but excluding, the Offer Settlement Date to be paid on such Offer Settlement Date. On each Offer Settlement Date, Issuer shall pay pro rata (based on the principal amounts indicated in the Note Holders’ replies to the Offer to Repay), rounded down to the nearest whole Dollar, to those Note Holders who have accepted the related Offer to Repay the aggregate amount required to be paid pursuant to this subsection 3.3B.

(c)The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repayment of the Notes pursuant to this subsection 3.3B. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Agreement or the Notes, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under this Agreement and the Notes by virtue of such compliance.

(d)The Issuer will not be required to make an offer pursuant to subsection 3.3B(ii) upon a Change of Control if a third party makes such offer in the manner, at the time and otherwise in compliance with the requirements set forth in this subsection 3.3B, and purchases all the Notes subject to acceptance of the related Offer to Repay. Notwithstanding anything to the contrary herein, an offer pursuant to subsection 3.3B(ii) may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such offer.

(vii)Until the Date Certain, if CCH is or would be required, pursuant to the terms of the CCH Senior Financing Documents (as amended by the Train 3 Finance Documents) or other Permitted Senior Debt Documents as in effect on the date hereof, to make (or offer to make) a mandatory prepayment (including as a result of a mandatory offer) of Senior Debt as a result of the occurrence of an LNG SPA Prepayment Event resulting from failure to achieve the “date of first commercial delivery” deadlines under and as defined in the Initial LNG SPAs (without regard to any waiver or amendment of such mandatory prepayment requirement or rejection of any offer to prepay by the holders of the Senior Debt and including as a “mandatory prepayment” for purposes of this clause ~~(vii)~~(vii), any voluntary prepayment made by CCH prior to the Date Certain (which shall be deemed for this purpose to be made at the time the corresponding mandatory prepayment would have been made) in anticipation of or in connection with the termination of a Qualifying LNG SPA for a failure to achieve the “date of first commercial delivery” deadline under such Qualifying SPA that has the effect of reducing or eliminating the amount of Senior Debt that would otherwise have been mandatorily prepaid as a result of an LNG SPA Prepayment Event arising due to the termination of such Qualifying LNG SPA as a result of a failure to achieve the “date of first commercial delivery” deadline thereunder), then (A) the Issuer shall make a pro rata offer to repurchase the Notes at par pursuant to Section ~~3.3B(vi)~~ 3.3B(vi) of the Note Purchase Agreement in an aggregate amount equal to (1) the amount of Senior Debt that is or would be required to be so prepaid divided by (2) the aggregate amount of Senior Debt then outstanding on the date of the LNG SPA Prepayment Event, multiplied by (3) the aggregate principal amount of the Notes then outstanding on the date of the LNG SPA Prepayment Event and (B) the Issuer shall, following the time period specified in the applicable CCH Senior Financing Documents for such prepayment to occur (including following any relevant offer period), make a further pro rata offer to repurchase the Notes at par pursuant to Section 3.3B(vi) in an amount equal to the amount of Senior Debt required (or that would, absent a waiver, have been required) to be prepaid in connection with such LNG SPA Prepayment Event that was not ultimately applied towards prepayment of any Senior Debt due to the holders of such Senior Debt not accepting or waiving such prepayment.

References in this clause ~~(vii)~~ (vii) to “Date Certain”, “Initial LNG SPA” “LNG SPA Prepayment Event” and “Senior Debt”, are in each case references to those terms as they are defined in the Train 3 Finance Documents. In no case shall the amount offered to repurchase the Notes pursuant to this clause ~~(vii)~~ (vii) exceed the aggregate principal amount of the Notes then outstanding on the date that notice of prepayment is provided to the Note Holders, plus accrued and unpaid interest thereon, if any, to, but excluding, the Offer Settlement Date.
Any amount prepaid on the Notes may not be reborrowed. Notwithstanding anything set forth in this subsection 3.3B to the contrary, no prepayment in an amount less than $1,000,000 shall be required at any time, including, for the avoidance of doubt, if an Offer to Repay is in respect of an amount equal to or greater than $1,000,000 but Notes in an aggregate principal amount less than $1,000,000 are subject to acceptance of the Offer to Repay.
C.Optional Prepayments of Principal.
Issuer may prepay the principal amount of the Notes outstanding, in whole or in part; provided that (a) Issuer shall give Technical Agent and Administrative Agent not less than ten

(10) Business Days prior written notice, specifying the principal amount to be prepaid and the date of prepayment, and (b) any such prepayment shall include (A) all accrued and unpaid interest on the principal amount to be prepaid to, but excluding, the date of prepayment plus (B) if the date of prepayment is on or before the ninth anniversary of the Closing Date any Yield Maintenance Amount determined pursuant to subsection 3.3D on the principal amount being prepaid and shall be in an aggregate minimum amount of $25,000,000 (or, if less, the outstanding principal amount). After the ninth anniversary of the Closing Date any principal amount being prepaid under this subsection 3.3 shall be prepaid at par and without any Yield Maintenance Amount. Any notice of prepayment shall be irrevocable once issued (unless such notice of prepayment is expressly conditioned upon the occurrence of a refinancing, in which case such notice of prepayment may be revoked on or before the date specified in such notice of prepayment by notice to Technical Agent and Administrative Agent stating that such refinancing will not occur on such specified date). Any amount prepaid on the Notes may not be reborrowed.
D.Inclusion of Interest and Yield Maintenance Amount with Prepayments.

(i)Any prepayment of principal of the Notes, including any prepayment of principal of the Notes required by Section 10 in connection with an acceleration of the Notes, shall be made together with (a) all accrued but unpaid interest on the principal amount to be prepaid to, but excluding, the date of repayment, plus (b) except with respect to prepayments pursuant to subsection 3.3B(ii), repurchases of Repurchased Non-Converted Notes pursuant to subsection 9.4 or prepayments made after the ninth anniversary of the Closing Date, the Yield Maintenance Amount.

(ii)Issuer acknowledges, understands and agrees that (a) Issuer’s request for the Note Holders to purchase the Notes, and the Note Holders’ agreement to purchase the Notes pursuant to the terms of the Note Documents, will result in the inability of the Note Holders to deploy such funds for profit in respect of other economic opportunities, and will result in the Note Holders ceasing to seek out such other economic opportunities in light of the funds committed hereunder; (b) the Note Holders have expended substantial time and expense, and have abstained from other business opportunities, to research, diligence, negotiate and undertake the transactions contemplated by the Note Documents, and the Note Holders have done so in the reasonable expectation of receiving in full all sums they will receive if the Notes are repaid in accordance with the terms hereof; and (c) in light of the matters described in the preceding sub-clauses (a) and (b), and for other good and valuable consideration, the parties to the Note Documents have agreed upon the Yield Maintenance Amounts which may otherwise become due and payable under this Agreement as an express inducement to the Note Holders to purchase the Notes and to undertake the transactions contemplated by the Note Documents. In consideration (and not in limitation) of the forgoing, the Note Holders and Issuer agree that any Yield Maintenance Amount payable pursuant to this Agreement is a reasonable estimate of Note Holders’ actual losses, and losses of opportunity, in connection with the applicable prepayment, which shall be treated as additional proceeds on the Notes and which are not intended to, nor do they, constitute a penalty or unpermitted premium.

3.4Application of Payments

Any payments under the Note Documents shall be applied in the following order of priority: first, to pay in full any outstanding fee, indemnity amount, expense recoupment charge, or any other Note Obligation which is due and payable and not otherwise addressed in the remainder of this subsection 3.4; second, to pay in full any Yield Maintenance Amount required pursuant to subsection 3.3 or subsection 10.2; third, to pay any outstanding interest then due and payable pursuant to the Notes to the full extent thereof; and fourth, to pay any principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) outstanding under the Notes to the full extent thereof.
3.5Taxes

A.Any and all payments on account of any Note Obligation (including any interest or Yield Maintenance Amount) shall be made free and clear of and without deduction or withholding for any Taxes, except as otherwise required by applicable Requirements of Law. If a withholding agent is required by Requirements of Law to deduct or withhold any Taxes from any sum paid or payable under any of the Note Documents, then (i) if such Taxes are Indemnified Taxes, the sum payable by Issuer shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this subsection 3.5), the applicable recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made and (ii) such withholding agent shall make such deductions or withholdings and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the applicable Requirements of Law. The parties intend that any additional funds payable pursuant to the previous sentence will be treated as additional interest for U.S. federal income tax purposes.

B.Issuer shall timely pay to the relevant Governmental Authority in accordance with any applicable Requirements of Law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

C.Issuer shall indemnify each recipient of any payment to be made by or on account of any Obligation under any Note Document, without duplication of subsection 3.5A or subsection 3.5B, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes paid or payable by such recipient or required to be withheld or deducted from a payment to such recipient on or with respect to any payment by or on account of any Note Obligation (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this subsection 3.5) and any reasonable expenses arising in connection with such payment, deduction or withholding, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Issuer by such recipient (with a copy to Administrative Agent), or by Administrative Agent, on its own behalf or on behalf of a Note Holder, shall be conclusive absent manifest error.

D.As soon as practicable after any payment of Indemnified Taxes by Issuer to a Governmental Authority, Issuer shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

E.In the event a recipient of any payment to be made by or on account of any Obligation under any Note Document determines in its sole discretion that it has received a Tax refund in respect of Taxes as to which it has been indemnified by Issuer or with respect to which Issuer has paid additional amounts pursuant to subsection 3.5A or subsection 3.5C, such recipient shall refund such amounts to Issuer (but only to the extent of indemnity payments made under subsection 3.5A or subsection 3.5C with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Issuer, upon the request of such recipient agrees to repay the amount paid over to Issuer (plus any penalties, interest or other charges imposed by a Governmental Authority) to such recipient in the event such recipient is required to repay such refund to a Governmental Authority. Notwithstanding anything to the contrary in this clause E, in no event will a recipient be required to pay any amount to Issuer pursuant to this clause E, the payment of which would place such recipient in a less favorable net after-Tax position than such recipient would have been in if the Tax subject to indemnification giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this clause E shall require a recipient to make available its Tax returns (or any other information relating to its Taxes which it deems confidential in its sole discretion) to Issuer or any other Person.

F.Any Note Holder that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Note Document shall deliver to Issuer and Administrative Agent, at the time or times reasonably requested by Issuer or Administrative Agent, such properly completed and executed documentation reasonably requested by Issuer or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Note Holder, if reasonably requested by Issuer or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Issuer or Administrative Agent as will enable Issuer or Administrative Agent to determine whether or not such Note Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the Prescribed Forms) shall not be required if in the Note Holder’s reasonable judgment such completion, execution or submission would subject such Note Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Note Holder. Without limiting the generality of the foregoing, each Note Purchaser shall deliver to ~~Agent and~~ Issuer and Administrative Agent on the Closing Date and on the date a Note Holder acquires its interest in the Notes two executed copies of the applicable Prescribed Form it is legally entitled to provide that will permit such payments to be made without withholding (or backup withholding) or at a reduced rate of withholding. Each Note Holder agrees that from time to time thereafter upon the reasonable request of ~~Agent and~~ Issuer and Administrative Agent and if any Prescribed Form it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such Prescribed Form or promptly notify ~~Agent and~~ Issuer and Administrative Agent of its legal inability to do so.

G.If a payment made to a Note Holder under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Note Holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Note Holder shall deliver to Issuer and Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by Issuer or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Issuer or Administrative Agent as may be necessary for Issuer and Administrative Agent to comply with their obligations under FATCA and to determine that such Note Holder has complied with such Note Holder’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause G, FATCA shall include any amendments made to FATCA after the Closing Date.

H.Each party hereto agrees (i) to treat the Notes as debt for U.S. federal tax purposes, and (ii) the Notes are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4 unless otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code. The parties shall treat for all income Tax purposes any payments described under subsection 3.3B and subsection 3.3C as a pro rata prepayment of such Notes pursuant to Treasury Regulations Section 1.1275-2(f) and, solely for income Tax purposes, the Notes shall be deemed retired and reissued under Treasury Regulations Section 1.1275-2(h)(6)(ii) or Treasury Regulations Section 1.1272-1(c)(6), as applicable, after such prepayment.

I.EIG MC and The Bank of New York Mellon shall each deliver a duly executed Internal Revenue Service Form W‑9 to Issuer on or prior to the date ~~it~~each becomes Technical Agent and Administrative Agent, as applicable, hereunder.

J.Each party’s obligations under this subsection 3.5 shall survive the resignation or replacement of Technical Agent or Administrative Agent or any assignment of rights by a Note Holder and the repayment, satisfaction or discharge of all obligations under any Note Document.

3.6General Provisions Regarding Payment

A.If more than one Note is outstanding, except with respect to repurchases of Repurchased Non-Converted Notes, payments pursuant to subsection 9.9E or as set forth in subsection 3.3B(vi)(b), all payments on the Notes shall be applied to the Notes pro rata based on the principal amounts outstanding.

B.At least fifteen (15) calendar days prior to each Payment Date, the Administrative Agent shall provide notice (i) to the Issuer setting forth the computation of the aggregate of all principal and interest and other amounts due hereunder and under the Notes and the other Note Documents on such Payment Date, and (ii) to each Note Holder setting forth the computation of all principal and interest and other amounts due to the respective Note Holder hereunder and under the Notes and the other Note Documents on the respective Payment Date.

C.~~B.~~ All payments of principal and interest and other amounts due hereunder and under the Notes and the other Note Documents shall be in same day funds and delivered to ~~Note Holders~~Administrative Agent not later than 12:00 p.m. (noon) (New York City time) on the date due (without setoff or counterclaim) in Dollars in immediately available funds through wire transfer to Administrative Agent (or an account designated by Administrative Agent) for the account of ~~the applicable~~each Note Holder ~~as set forth on Schedule 3.6B opposite the name of such Note Holder or at such other place in the United States as shall be designated in writing by such Note Holder to Issuer~~. All payments of amounts due to Administrative Agent hereunder shall be in same day funds and shall be delivered to Administrative Agent (or an account designated by Administrative Agent) not later than 12:00 p.m. (noon) (New York City time) on the due date (without setoff or counterclaim) in Dollars in immediately available funds through wire transfer to the applicable account of Administrative Agent as set forth on Schedule 3.6C opposite the name of Administrative Agent or in such other place in the United States as shall be designated in writing by Administrative Agent to Issuer.

D.Administrative Agent (or its agent or sub-agent appointed by it) shall promptly remit such Note Holder’s applicable share of all payments and prepayments of principal and interest due hereunder, to the extent received by Administrative Agent, to each Note Holder on the due date (without setoff or counterclaim) in Dollars in like funds as received through wire transfer to the applicable account of the applicable Note Holder as set forth on Schedule 3.6B opposite the name of such Note Holder or at such other place in the United States as shall be designated in writing by such Note Holder to Administrative Agent.

E.At the time of payment, written confirmation of such payment shall be sent ~~to~~by the Administrative Agent ~~on behalf of~~to the applicable Note Holder ~~or Agent, as applicable,~~ by facsimile or electronic mail at the number or address, respectively, set forth in Schedule 3.6C indicating the principal and interest paid and a wire transfer identification number, and including a computation of the remaining principal amount outstanding for each Note Holder as of the time of payment. Funds received by ~~Note Holders or~~Administrative Agent~~, as applicable,~~ after ~~that~~the time set forth in Section 3.6C above shall be deemed to have been paid on the next succeeding Business Day and shall accrue interest accordingly. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day without adjustment in the computation of the payment of interest and fees (if applicable) hereunder or under the Notes.

3.7Increased Costs

If any Change in Law shall subject any Note Holder to any Taxes (other than (A) Indemnified Taxes covered in subsection 3.5, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its notes, principal, or other obligations, and the result of any of the foregoing shall be to increase the cost to such

Note Holder of making, holding or maintaining any Note, or to reduce the amount of any sum received or receivable by such Note Holder hereunder (whether of principal, interest or any other amount) then, upon request of such Note Holder, Issuer will pay to such Note Holder, as the case may be, such additional amount or amounts as will compensate such Note Holder, as the case may be, for such additional costs incurred or reduction suffered. A certificate as to such amounts submitted to Issuer and Administrative Agent by such Note Holder shall be conclusive and binding for all purposes absent manifest error.
3.8Minimizing Additional Costs

Each Note Holder shall use good faith efforts to avoid or minimize any additional costs, Taxes, expenses or other Obligations which might otherwise be imposed on Issuer pursuant to either of subsection 3.5 or subsection 3.7 hereof; provided that such efforts shall not (i) cause the imposition on any such Note Holder of any material unreimbursed additional costs or legal or regulatory burdens, (ii) violate the terms of any agreement between a Note Holder or its Affiliate, on one hand, and any investor in such Note Holder or Affiliate, on the other hand, or (iii) otherwise be materially disadvantageous to such Note Holder. Issuer hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Note Holder in connection with any such efforts.
3.9Cancellation of Notes

Issuer will promptly cancel all Notes acquired by it or any Affiliate and no Notes may be issued in substitution or exchange for any such Notes.

SECTION 4	CONDITIONS TO CLOSING AND SECOND PHASE FUNDING

4.1Conditions to Closing

The occurrence of the Closing Date and the obligations of each Note Holder to purchase the Initial Closing Date Notes hereunder are subject to, and conditioned upon, the satisfaction, on or prior to the Closing Date of each of the following conditions, unless waived by Technical Agent and Required Note Holders:
A.Note Documents. Technical Agent and Collateral Agent shall have received each Note Document (together with all amendments, supplements, schedules, and exhibits thereto, including Schedule 1.1C), each of which (a) (i) shall have been duly authorized, executed and delivered by each Note Document Party party thereto, and (ii) shall be in full force and effect and (b) no Default shall have occurred and be continuing thereunder. Technical Agent and Collateral Agent shall also have received a notice, executed by Issuer, setting out the Date Certain, which date shall be the last DFCD Deadline to occur under any of the Qualifying LNG SPAs delivered pursuant to the conditions precedent in Section 4.1(b)(i) (Conditions to Closing) of the Common Terms Agreement.

B.CCH Senior Financing.

(i)Technical Agent shall have received copies of each of the CCH Senior Financing Documents, duly executed by each of the parties thereto, that reflect the terms and conditions set forth in the drafts thereof made available to Technical Agent on February 13, 2015 (or, with respect to Schedule A to the Common Terms Agreement (the Common Definitions and Rules of Interpretation), on February 28, 2015), with no changes thereto that are materially adverse to the interests of the Note Holders, other than any such changes as are approved by the Required Note Holders.

(ii)To the extent not delivered pursuant to clause (i) above and subject to Technical Agent’s and the Note Holders’ entry into any confidentiality agreement reasonably requested by any third party, Technical Agent shall have received a copy of all closing documents and deliverables provided to the lenders under the CCH Senior Financing; provided that in no circumstance shall the delivery of, or access to, copies of the ConocoPhillips License Agreements (as defined in each EPC Contract) be a condition to the occurrence of the Closing Date).

(iii)Prior to or concurrently with the Closing, the “Closing” (as defined in the CCH Senior Financing Documents) shall have occurred, as certified by a Responsible Officer of CCH (such certificate in form and substance reasonably satisfactory to Technical Agent); provided that if CCH received a waiver from the lenders under the CCH Senior Financing with respect to any of the following conditions precedent, a waiver shall have been obtained from the Required Note Holders on or prior to the Closing Date:

(a)any of the conditions precedent described in Section 4.1(d) or (e) of the Common Terms Agreement;

(b)the condition precedent described in Section 4.1(b)(ii) of the Common Terms Agreement with respect specifically and solely to the requirement that the Initial LNG SPAs and the Applicable EPC Contracts be in full force and effect as of the required date; or

(c)the truth and accuracy of the representations and warranties described in Section 5.1(b)(i) of the Common Terms Agreement with respect specifically and solely to obtaining the Greenhouse Gas Permit.

(iv)The satisfaction or, subject to the final proviso of this section, waiver, of all conditions precedent to the initial advance of funds under the CCH Senior Financing Documents shall have occurred (except for conditions precedent that, by their nature, (a) are to be satisfied upon the issuance of the Notes and the application of the proceeds therefrom or (b) cannot be satisfied until the date of such initial advance of funds under the CCH Senior Financing; provided that in the case of this clause (b), such conditions precedent would have been satisfied as of the Closing Date if the initial advance had occurred on the Closing Date); provided, further, that no waiver of any condition precedent to the initial advance of funds under the CCH Senior Financing shall limit, condition or delay the amount available to be drawn under the CCH Senior Financing.

C.Certificate of a Responsible Officer. Technical Agent and Collateral Agent shall have received a certificate from a Responsible Officer of Issuer in the form of Exhibit K-1 attached hereto, dated the Closing Date, certifying that all of the representations and warranties of any Note Document Party made in this Agreement and the other Note Documents are true and correct in all material respects on and as of the Closing Date (except to the extent (a) such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such date or (b) any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects).

D.Constituent Documents; Good Standing Certificates. Technical Agent and Collateral Agent shall have received (i) the Issuer Organizational Documents, as amended, modified or supplemented to the Closing Date, certified to be in full force and effect and true, correct and complete as of the Closing Date by a Responsible Officer of Issuer, together with a certificate of good standing from the Secretary of State of the State of Delaware dated no more than five (5) Business Days prior to the Closing Date and (ii) the Constituent Documents of each other Note Document Party, as amended, modified or supplemented to the Closing Date, certified to be in full force and effect and true, correct and complete as of the Closing Date by a Responsible Officer of such Note Document Party, together with a certificate of good standing from the Secretary of State of the State of Delaware dated no more than five (5) Business Days prior to the Closing Date.

E.Certified Resolutions, etc. Technical Agent and Collateral Agent shall have received certificates in form and substance reasonably satisfactory to Technical Agent of a Responsible Officer of each Note Document Party, dated the Closing Date, (i) certifying (a) the names and true signatures of the incumbent officers of such Note Document Party authorized to sign the Note Documents to which it is a party and (b) that all corporate or limited liability company action for approving and authorizing the execution, delivery and performance of all such Note Documents by such Note Document Party has been taken, and (ii) attaching a copy of the resolutions adopted by or on behalf of such Note Document Party authorizing the execution, delivery and performance of all such Note Documents.

F.Opinions of Counsel and Advisors.

(i)Technical Agent shall have received:

(a)a legal opinion from Sullivan & Cromwell LLP, New York counsel to the Note Document Parties, addressed to Technical Agent and each Note Purchaser, dated the Closing Date, in the form of Exhibit I-1 hereto;

(b)a legal opinion or opinions from regulatory counsel to the Note Document Parties, addressed to Technical Agent and each Note Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Technical Agent; and

(c)a reasoned opinion from a nationally recognized accounting firm or law firm reasonably acceptable to Technical Agent (which, for the avoidance of doubt, includes Ernst & Young LLP), addressed to Parent and Issuer, dated as of the Closing Date, and taking into account that Issuer will be treated as a corporation for U.S. federal income tax purposes as of the Closing Date, to the effect that neither Issuer nor Parent should be a USRPHC.

(ii)Collateral Agent shall have received a reliance letter with respect to certain of the matters addressed by the opinion delivered pursuant to subsection 4.1F(i)(a) in form and substance reasonably satisfactory to Collateral Agent.

G.Security Documents; Filings. The Security Documents and all financing statements or other instruments with respect thereto, as may be necessary, shall have been duly executed, filed or recorded in such manner and in such places as are required by applicable Requirements of Law or by the applicable Security Documents to establish and perfect a Priority Lien (subject to Excepted Liens) in favor of Collateral Agent for the benefit of the Secured Parties, as granted or purported to be granted in the Collateral pursuant to the Security Documents. Without limiting the generality of the foregoing, (i) Parent shall have executed and delivered the Parent Pledge Agreement, (ii) Issuer shall have executed and delivered the Issuer Pledge Agreement, (iii) Issuer and the applicable Depositary Bank or Securities Intermediary shall have entered into an Account Control Agreement with respect to the Issuer account into which all distributions from CCH Direct Parent will be deposited, (iv) each Note Document Party, as applicable, shall have executed and filed, or caused to be filed, or Technical Agent shall be satisfied that each Note Document Party, as applicable, shall file or cause or authorize to be filed substantially simultaneously with the Closing, UCC-1 financing statements under the Uniform Commercial Code with respect to the Collateral in all jurisdictions required to provide Collateral Agent such perfected security interest in the Collateral and taken all such other action as is necessary has been taken to establish and perfect Collateral Agent’s rights in and to the Collateral, including any recording, filing, registration, giving of notice or other similar action (assuming proper recordation of any such documents), (v) Technical Agent and Collateral Agent shall have received evidence of the registrations and filings referred to in clause (iv) above (or shall be satisfied that such registrations and filings shall be made substantially simultaneously with the Closing), (vi) Collateral Agent shall have received all share certificates (together with stock powers executed in blank) representing all of the outstanding Equity Interests of Issuer and CCH Direct Parent to be pledged to Collateral Agent pursuant to the terms of the Pledge Agreements, and (vii) Technical Agent and Collateral Agent shall have received either copies of all such documents or other evidence reasonably satisfactory to Technical Agent of the filing of all such financing statements and other recordings. All Taxes, fees, and other charges payable in connection therewith shall have been paid in full by Issuer or arrangements shall have been made for the payment of same to the reasonable satisfaction of Technical Agent.

H.Record Searches. Technical Agent and Collateral Agent shall have received completed requests for information or copies of the Uniform Commercial Code reports and tax lien, judgment and litigation search reports for the States of Delaware and Texas that name any Note Document Party as debtor, together with copies of each Uniform Commercial Code financing statement, fixture filing or other filings listed therein, which shall have revealed no filings or recordings with respect to any Collateral (other than with respect to Excepted Liens) or any other assets of any Subject Company (other than with respect to Permitted Liens) in favor of any Person other than Collateral Agent.

I.Financial Statements and Information. Technical Agent shall have received (i) unaudited consolidated financial statements of CCL and CCP for the Fiscal Quarter ended September 30, 2014, (ii) unaudited consolidated financial statements of CCL and CCP for the Fiscal Year ended December 31, 2013 and (iii) if the Closing Date occurs after February 28,

2015, unaudited consolidated financial statements of CCL and CCP for the Fiscal Year ended December 31, 2014 and for any other Fiscal Quarter ended at least 60 days prior to the Closing Date.

J.Fees and Expenses. Technical Agent, Collateral Agent and each Note Holder shall have received on the Closing Date (including from proceeds of the Initial Closing Date Notes) for their respective accounts, all Fees and expenses due and payable hereunder or otherwise in connection with the Transactions on or before the Closing Date, including amounts invoiced through the Closing Date and subject to reimbursement in accordance with subsection 1)a)i)(1)(a)(i).

K.Patriot Act. Technical Agent and Collateral Agent shall have received no later than three (3) Business Days prior to the Closing Date with respect to the Issuer Parties copies of the documents listed on Schedule 4.1K that are required for Technical Agent or any Note Purchaser to carry out applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent not otherwise required to be provided pursuant to this subsection 4.1.

L.Equity Contribution.

(i)Technical Agent shall have received a copy of the fully executed Equity Contribution Agreement, which shall contain no amendments or alterations to the form of Equity Contribution Agreement attached hereto as Exhibit H that are adverse to the interests of the Note Holders, other than any such changes as are approved by the Required Note Holders.

(ii)Technical Agent shall have received evidence that (a) Parent shall have on or prior to the Closing Date, contributed to Issuer an amount in cash such that, together with the proceeds of the Initial Closing Date Notes, Issuer will have sufficient cash, including the proceeds of the Initial Closing Date Notes, to cause cash common equity capital contributions in an aggregate amount of not less than $1,470,000,000 (the “Equity Contribution”) to have been contributed to CCH or used for the payment of eligible Project Costs (as set forth in the CCH Senior Financing Documents) as of the Closing Date, and such Equity Contribution shall have been contributed to CCH or used for the payment of eligible Project Costs as required by the CCH Senior Financing Documents and (b) CCH shall not have distributed to any Subject Company or to Parent or any of its Affiliates (other than to any Project Entity) any development equity contributed by Parent or any of its Affiliates to CCH or any of its Subsidiaries on or prior to the Closing Date.

M.Notice to Proceed. Technical Agent shall have received certification (such certificate in form and substance reasonably satisfactory to Technical Agent) from Issuer that (i) CCL is prepared to issue the full “Notice to Proceed” (as defined in the EPC Contract (T1/T2)) under the EPC Contract (T1/T2), subject only to Issuer’s receipt of the proceeds from the Notes, the satisfaction or waiver by lenders under the CCH Senior Financing of the conditions to the initial disbursement thereunder in accordance with subsection 4.1B and CCH’s receipt of the proceeds from the initial disbursement under the CCH Senior Financing and (ii) the Facility Debt Commitments together with the proceeds of the Notes, the equity commitments under the Equity Contribution Agreement and projected contracted Cash Flow from the fixed component under the Qualifying LNG SPAs will be sufficient to achieve the Project Completion Date for the then-applicable Development by the Date Certain.

N.Registration Rights Agreement. (a) The Note Holders shall have received a Registration Rights Agreement in the form of Exhibit C hereto (the “Registration Rights Agreement”), which (i) shall have been duly authorized, executed and delivered by Parent and each other Person party thereto, and (ii) shall be in full force and effect and (b) no default or event of default shall have occurred and be continuing thereunder.

O.Independent Director. Technical Agent shall have received reasonably satisfactory evidence that an independent member of the board of Issuer, who satisfies the requirements set forth in subsection 6.10B, shall have been appointed to the board of Issuer.

P.Appointment of Process Agent. Technical Agent and Collateral Agent shall have received reasonably satisfactory evidence that Issuer has appointed a process agent in the State of New York.

Q.USRPHC Certificate. Technical Agent shall have received a certificate in form and substance reasonably satisfactory to Technical Agent from each of Issuer and Parent duly executed by a Responsible Officer of such Person, certifying that each of Issuer and Parent is not a USRPHC.

R.IRS Form 8832. Issuer shall have delivered to Technical Agent a copy of a duly executed Internal Revenue Service Form 8832 (Entity Classification Election) electing to treat Issuer as an association taxable as a corporation for U.S. federal tax purposes effective as of the Closing Date.

S.EIG Indemnification Agreement. Parent, Issuer and EIG MC shall have entered into the EIG Indemnification Agreement in the form attached hereto as Exhibit G.

T.CUSIP Number. An identification number issued by Standard & Poor’s CUSIP Service Bureau shall have been obtained for the Notes.

U.Funding Instructions. At least fifteen (15) Business Days prior to the Closing Date, each Note Purchaser shall have received written instructions signed by a Responsible Officer of Issuer on letterhead of Issuer providing the account information for the account, which shall be subject to an Account Control Agreement, to which the purchase price of the Notes should be funded on the Closing Date: (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, and (c) the name and number of the account into which the purchase price for the Notes is to be deposited.

V.Additional Matters. Technical Agent and Collateral Agent shall have received such other certificates, documents and instruments relating to the Transaction as may have been reasonably requested by Technical Agent or Collateral Agent, as applicable, for Required Note Holders.

4.2Conditions to Second Phase Funding

The occurrence of the Second Phase Funding Date and the obligations of each Second Phase Note Purchaser to purchase the Initial Second Phase Notes hereunder are subject to, and conditioned upon, the satisfaction, on or prior to the Second Phase Funding Date, of each of the following conditions unless waived by Technical Agent and the Required Note Holders.
A.Note Documents.

(i)Each Note Document shall be in full force and effect, and no Default or Event of Default shall have occurred and be continuing thereunder. The Closing Date shall have occurred on or prior to the Second Phase Funding Date.

(ii)Technical Agent and Collateral Agent shall have received, to the extent not delivered pursuant to subsections 6.7D and 6.7E, (a) an updated version of Schedule 1.1C reflecting the Projected Principal Amount as of the Second Phase Funding Date and (b) to the extent not previously delivered to Technical Agent pursuant to subsection 6.7E, a copy of the then-current base case forecast under the Common Terms Agreement, in each case, which shall be in form and substance reasonably satisfactory to Technical Agent; provided that any version of the base case forecast prepared in accordance with the CCH Senior Financing Documents shall be deemed to be in form and substance reasonably satisfactory to Technical Agent.

B.Matters Relating to Train Three.

(i)The Second Phase Qualifying LNG SPAs and the EPC Contract (T3) shall be in full force and effect.

(ii)The Second Phase CP Date shall have occurred.

(iii)The Second Phase Funding Date shall occur on or before the Second Phase Commitments Outside Date.

(iv)Under the Qualifying LNG SPAs, the LNG Buyers shall have committed to purchase, in the aggregate, not less than 10.5 mtpa.

(v)Technical Agent and Collateral Agent shall have received a notice, executed by Issuer, expressly setting out the new Date Certain, which date shall be the last DFCD Deadline to occur under any of the Qualifying LNG SPAs delivered to the Intercreditor Agent pursuant to the conditions precedent in Section 4.3(b)(i) (Conditions to Second Phase Expansion) of the Common Terms Agreement, to the extent such DFCD Deadline is later than the then-existing Date Certain.

C.CCH Senior Financing.

(i)To the extent not previously delivered and subject to Technical Agent’s and the Note Holders’ entry into any confidentiality agreement reasonably requested by any third party, Technical Agent shall have received a copy of all documents and deliverables provided to the lenders under the CCH Senior Financing in connection with the Initial Second Phase Advance; provided that in no circumstance shall the delivery of, or access to, copies of the ConocoPhillips License Agreements (as defined in each EPC Contract) be a condition to the occurrence of the Second Phase Funding Date).

(ii)Technical Agent shall have received a certificate of a Responsible Officer of CCH (such certificate in form and substance reasonably satisfactory to Technical Agent) that the satisfaction or, subject to the final proviso of this section, waiver, of all conditions precedent to the Initial Second Phase Advance has occurred (except for conditions precedent that, by their nature, (a) are to be satisfied upon the issuance of the Initial Second Phase Notes and the application of the proceeds therefrom or (b) cannot be satisfied until the date of such Initial Second Phase Advance under the CCH Senior Financing; provided that such conditions precedent would have been satisfied as of the Second Phase Funding Date if the Initial Second Phase Advance had occurred on the Second Phase Funding Date); provided, further, that no waiver of any condition precedent to the Initial Second Phase Advance under the CCH Senior Financing shall limit, condition or delay the amount available to be drawn under the CCH Senior Financing.

D.Certificate of a Responsible Officer. Technical Agent and Collateral Agent shall have received a certificate from a Responsible Officer of Issuer in the form of Exhibit K-2 attached hereto, dated the Second Phase Funding Date, certifying that all of the representations and warranties of Issuer made in this Agreement on the Second Phase Funding Date are true and correct in all material respects on and as of the Second Phase Funding Date (except to the extent (a) such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such date or (b) any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects).

E.Opinion of Counsel. Technical Agent shall have received a legal opinion from Sullivan & Cromwell LLP, New York counsel to the Note Document Parties, addressed to Technical Agent and each Second Phase Note Purchaser, dated the Second Phase Funding Date, in the form of Exhibit I-2 hereto.

F.Fees and Expenses. Technical Agent, Collateral Agent and each Second Phase Note Purchaser shall have received on the Second Phase Funding Date (including from proceeds of the Initial Second Phase Notes) for their respective accounts, all Fees and expenses due and payable hereunder or otherwise in connection with the Transactions on or before the Second Phase Funding Date, including amounts invoiced through the Second Phase Funding Date and subject to reimbursement in accordance with subsection 12.2A.

G.Equity Contribution. CCH shall not have distributed to any Subject Company or to Parent or any of its Affiliates (other than to any Project Entity) any development equity contributed by Parent or any of its Affiliates to CCH or any of its Subsidiaries on or prior to the Second Phase Funding Date.

H.Notices to Proceed. Technical Agent shall have received certification (such certificate in form and substance reasonably satisfactory to Technical Agent) from Issuer that (i) CCL is prepared to issue the full “Notice to Proceed” (as defined in the EPC Contract (T3)) under the EPC Contract (T3), subject only to Issuer’s receipt of the proceeds from the Initial Second Phase Notes, the satisfaction or waiver by lenders under the CCH Senior Financing of the conditions to the Initial Second Phase Advance thereunder in accordance with subsection 4.2C and CCH’s receipt of the proceeds from the Initial Second Phase Advance under the CCH Senior Financing and (ii) the Facility Debt Commitments together with the proceeds of all the Initial Notes, the equity commitments under the Equity Contribution Agreement and projected contracted Cash Flow from the fixed component under the Qualifying LNG SPAs will be sufficient to achieve the Project Completion Date by the Date Certain.

I.USRPHC Certificate. Technical Agent shall have received a certificate, dated as of the Second Phase Funding Date, in form and substance reasonably satisfactory to Technical Agent from each of Issuer and Parent duly executed by a Responsible Officer of such Person, certifying that each of Issuer and Parent is not a USRPHC.

J.Funding Instructions. At least fifteen (15) Business Days prior to the Second Phase Funding Date, each Second Phase Note Purchaser shall have received written instructions signed by a Responsible Officer of Issuer on letterhead of Issuer providing the account information for the account, which shall be subject to an Account Control Agreement, to which the purchase price of the Initial Second Phase Notes should be funded on the Second Phase Funding Date: (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, and (c) the name and number of the account into which the purchase price for the Notes is to be deposited.

K.Additional Matters. Technical Agent and Collateral Agent shall have received such other certificates, documents and instruments relating to the Second Phase Funding as may have been reasonably requested by Technical Agent or Collateral Agent, as applicable, for the Required Note Holders.

4.3General Principles

All of the agreements, instruments, reports, opinions and other documents and papers referred to in subsections 4.1 and 4.2, unless otherwise expressly specified, shall be delivered to Technical Agent, for the account of each Note Holder and each Second Phase Note Purchaser and, except for the Notes and to the extent reasonably requested by Technical Agent, in sufficient counterparts or other originals for each such Note Holder.
4.4Conditions to Issuance

A.Initial Closing Date Notes. The obligation of Issuer to issue, sell and deliver the Initial Closing Date Notes to the Note Purchasers at the Closing is subject to, and conditioned upon, the satisfaction of each of the following conditions, unless waived in writing by Issuer:

(i)receipt, by wire transfer of immediately available funds to the account designated in accordance with subsection 4.1U, from each Note Purchaser, of 100% of the principal amount of the Initial Closing Date Note set forth opposite such Note Purchaser’s name on Schedule 2.1; and

(ii)all of the representations and warranties of each Note Purchaser set forth in subsection 12.9T and of Technical Agent set forth in subsection 12.11 are true and correct in all material respects as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such date); it being understood that the acceptance by each Note Purchaser of its Initial Closing Date Note and by Technical Agent of any document delivered pursuant to subsection 4.1 shall be deemed to be a representation and warranty on the Closing Date that this condition is satisfied with respect to the representations and warranties of such Note Purchaser or Technical Agent, as applicable.

B.Initial Second Phase Notes. The obligation of Issuer to issue, sell and deliver the Initial Second Phase Notes to the Second Phase Note Purchasers at the Second Phase Funding is subject to, and conditioned upon, the satisfaction of each of the following conditions, unless waived by Issuer:

(i)receipt, by wire transfer of immediately available funds to the account designated in accordance with subsection 4.2J, from each Second Phase Note Purchaser, of 100% of the principal amount of the Initial Second Phase Note set forth opposite such Second Phase Note Purchaser’s name on Schedule 2.2;

(ii)all of the representations and warranties of each Second Phase Note Purchaser set forth in subsection 12.9T and of Technical Agent set forth in subsection 12.11 are true and correct in all material respects as if made on and as of the Second Phase Funding Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such date); it being understood that the acceptance by each Second Phase Note Purchaser of its Initial Second Phase Note and by Technical Agent of any document delivered pursuant to subsection 4.2 shall be deemed to be a representation and warranty on the Second Phase Funding Date that this condition is satisfied with respect to the representations and warranties of such Second Phase Note Purchaser or Technical Agent, as applicable;

(iii)the Closing Date shall have occurred on or prior to the Second Phase Funding Date;

(iv)the Second Phase CP Date shall have occurred; and

(v)the Second Phase Funding Date shall occur on or before the Second Phase Commitments Outside Date.

SECTION 5	REPRESENTATIONS AND WARRANTIES

In order to induce Note Purchasers to enter into this Agreement and to purchase the Notes hereunder, Issuer makes the following representations and warranties on the date hereof, on the Closing Date and, with respect to the representations and warranties set forth in subsections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9A, 5.10, 5.11, 5.12, 5.14, 5.19, 5.20 and 5.23, on the Second Phase Funding Date (except, in each case, to the extent such representation and warranty expressly relates to a specified date, in which case such representation and warranty shall be only as of such date). Any reference in any representation or warranty to a Transaction Document, Material Project Agreement or Permitted Senior Debt Document shall include only Transaction Documents, Material Project Agreements and Permitted Senior Debt Documents that have been entered into on or prior to the date such representation or warranty is made or deemed made.
5.1Existence and Business

Each Issuer Party (i) is a limited liability company, corporation or limited partnership duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure (either individually or in the aggregate) to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite limited liability company, corporate or partnership power and authority to own or lease and operate its Properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in Issuer, CCH Direct Parent and each Project Entity have been validly issued, are fully paid and non-assessable and are owned (x) in the case of Issuer, by Parent free and clear of all Liens other than Excepted Liens, (y) in the case of CCH Direct Parent, by Issuer, free and clear of all Liens other than Excepted Liens, and (z) in the case of each Project Entity, by CCH Direct Parent or the applicable other Project Entity, free and clear of all Liens other than Liens created under the Permitted Senior Debt Documents and other Liens permitted thereunder.

5.2Organizational Matters and Equity Interests

A.Set forth on Schedule 5.2 hereto is a complete and accurate list of all Issuer Parties, showing as of the date hereof the jurisdiction of its incorporation, formation or existence, the address of its principal place of business and its U.S. taxpayer identification number. The copy of the Constituent Documents of each Note Document Party and each amendment thereto provided pursuant to subsection 4.1D is a true and correct copy of each such document as of the Closing Date, or, except to the extent an updated copy of such document has been delivered to Technical Agent, pursuant to subsection 8.6A(iv) or in connection with the Second Phase Funding, as of the Second Phase Funding Date, as applicable, each of which is valid and in full force and effect.

B.There is no existing option, warrant, call, right, commitment or other agreement to which Issuer or any of its Subsidiaries is party requiring, and there is no membership interest in or other Equity Interest in or other security or instrument of Issuer or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Issuer or any of its Subsidiaries of any additional membership interests or other Equity Interests in Issuer or such Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase a membership interest or other Equity Interest in Issuer or such Subsidiary. As of the Closing Date and the Second Phase Funding Date, (i) 100% of the Equity Interests in each of CCL and CCP are owned, beneficially and of record, by CCH, (ii) 100% of the Equity Interests in CCH are owned directly, beneficially and of record, by CCH Direct Parent, (ii) 100% of the Equity Interests in CCH Direct Parent are owned directly, beneficially and of record, by Issuer, and (iii) 100% of the Equity Interests in Issuer are owned directly, beneficially and of record, by Parent.

5.3Power and Authorization; No Violation

The execution, delivery and performance by each Note Document Party of each Note Document to which it is or is to be a party, and the consummation of the Transaction, are within such Note Document Party’s corporate or limited liability company (as applicable) powers, have been duly authorized by all necessary corporate or limited liability company (as applicable) action, and do not (i) contravene in any material respect such Note Document Party’s charter, bylaws, limited liability company agreement or other Constituent Documents, (ii) violate any Requirements of Law (including Regulation X of the Board), order, writ, judgment, injunction, decree, determination or award binding on or affecting such Note Document Party or any of its Properties or the Project which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) conflict in any material respect with or result in the material breach of, or constitute a material default or require any payment to be made under, any material Contractual Obligations binding on or affecting such Note Document Party or any of its Properties or any Project Entity (including any Permitted Senior Debt Documents) or (iv) except for the Liens created under the Note Documents or other Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to (i) any of the Properties of any Subject Company, (ii) the Project or (iii) the Equity Interests in the Issuer owned by the Parent. No Issuer Party is in violation of any Requirements of Law order, writ, judgment, injunction, decree, determination or award binding on or affecting such Person or in breach of any Contractual Obligation binding on or affecting such Person, the violation or breach of which could reasonably be expected to have individually, or in the aggregate, a Material Adverse Effect.
5.4Governmental Authorizations

As of the Closing Date and the Second Phase Funding Date, no Governmental Authorization, and no notice to or filing with or consent of any Governmental Authority or any other third party, is required for (i) the due execution, delivery, recordation, filing or performance by any Note Document Party of any Note Document to which it is or will be a party, (ii) the grant by any Note Document Party of the Liens granted by it pursuant to the Security Documents or (iii) the perfection, priority or maintenance of the Liens created under the Security Documents, except for (A) those required in connection with the exercise by any Secured Party of its rights under the Note Documents or the remedies in respect of the Collateral pursuant to the Security Documents, (B) those which have been duly obtained, taken, given or made or (C) those which, by their nature, are not required to have been obtained, taken, given or made as of the Closing Date or the Second Phase Funding Date for the due and timely performance of the Note Obligations and such Governmental Authorizations not yet obtained are reasonably expected to be timely obtainable without undue or disproportionate cost or delay prior to the time such Governmental Authorizations are required.
5.5Enforceable Obligations

This Agreement has been, and each other Note Document when delivered hereunder will have been, duly executed and delivered by each Note Document Party that is a party hereto and thereto. Assuming due execution and delivery by the counterparties to the Note Document Parties that are parties to the Note Documents, this Agreement is, and each other Note Document when delivered hereunder will be, the legal, valid and binding obligation of each Note Document Party that is a party hereto or thereto, enforceable against such Note Document Party in accordance with its terms, except to the extent the enforceability thereof may be limited by (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
5.6Litigation

There is no action, suit, litigation, proceeding, or to Issuer’s knowledge, investigation, by or against any Subject Company, any Project Entity or the Project pending or, to Issuer’s knowledge, threatened, before any Governmental Authority or arbitrator that (i) as of the Closing Date or the Second Phase Funding Date, as applicable, involves any Transaction Document or the Transaction or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.7Financial Statements; Financial Condition, Etc.

A.As of the Closing Date, the financial statements delivered pursuant to subsection 4.1I and, as of the Second Phase Funding Date, the financial statements delivered pursuant to subsections 8.2 and 8.3, fairly present in all material respects the financial condition of the relevant Subsidiaries of Issuer, in each case as at the dates thereof and for the periods ended on such dates, all in accordance with GAAP and, except to the extent disclosed in such financial statements, applied on a consistent basis.

B.The obligations of Issuer under this Agreement, the Notes and the other Note Documents to which it is a party rank and will rank pari passu or senior in priority of payment and in all other respects with all other present and future unsecured and unsubordinated debt of Issuer.

5.8No Material Adverse Effect

Since November 10, 2014, no event or occurrence has occurred and is continuing which has resulted in, or could reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect other than any change, development, event or occurrence that is not specific to, or does not disproportionately affect, the Issuer or its Subsidiaries and their respective businesses.
5.9True and Complete Disclosure

A.All written information, exhibits and reports furnished or made available by, or on behalf of, any Issuer Party or representative of any Issuer Party (other than financial projections, the construction budget, the construction schedule and any other forward-looking information (including the Base Case Forecast or any drafts or earlier versions thereof) and the market data study) to Technical Agent or any Note Purchaser in connection with the evaluation of the transactions contemplated hereunder, when taken as a whole, did not (and, to the extent provided after the date hereof, and will not), (i) as of the date furnished, (ii) taken together with any supplemental information provided prior to the Closing Date, as of the Closing Date, and (iii) taken together with any supplemental information provided prior to the Second Phase Funding Date, as of the Second Phase Funding Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were (or will be) made.

B.The financial projections (including the Base Case Forecast or any drafts or earlier versions thereof), the market data study, construction budget, construction schedule and any other forward-looking information delivered or made available by or on behalf of any Issuer Party or any representative of any Issuer Party to ~~the~~Technical Agent or any Note Purchaser in connection with the evaluation of the transactions contemplated hereunder on or prior to the Closing Date, as applicable, were (and, to the extent provided after the date hereof, and will be) prepared in good faith based upon assumptions that are reasonable at the time made and at the time of delivery thereof and, except as otherwise notified to Technical Agent, at the Closing Date; provided that with respect to any such information, it is agreed and understood that (i) such information (A) is based upon a number of estimates and is subject to significant business, economic and competitive uncertainties and contingencies and (B) is as to future events and not to be viewed as facts, (ii) whether or not the results or other projections described therein are achieved will depend on future events, many of which are not within the control of the Issuer Parties and (iii) the actual results or other projections during the period or periods covered by such information may differ from the projected results and other projections and such differences may be material and, accordingly, no assurances are given and no representations are made that any of the estimates or assumptions set forth in such information are correct, that the results or other projections set forth in such information will be achieved or that the forward-looking statements expressed in such information will correspond to actual results.

C.Without limiting the generality of the foregoing, no representation or warranty is or shall be made as to any information or material provided by a consultant or other adviser to Technical Agent, Note Holders or any of their Affiliates (except to the extent such information or material originated with an Issuer Party).

5.10Margin Stock

No Subject Company or Project Entity is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and the proceeds of the Notes will not be used to (i) purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation U or Regulation X.
5.11Investment Company Act

None of Parent, Issuer or CCH Direct Parent is an “investment company” as such term is defined in the Investment Company Act of 1940.
5.12Patriot Act, Etc.

A.None of the Subject Companies, nor any of their Affiliates, nor, to the knowledge of Issuer, any of their respective directors, officers or employees, is (i) the target of sanctions under OFAC Laws or by the United States Department of State, the European Union or Her Majesty’s Treasury, to the extent applicable, (ii) an organization owned or controlled by a Person, entity or country that is the target of sanctions under OFAC Laws or by the US Department of State, the European Union or Her Majesty’s Treasury, to the extent applicable, or (iii) a Person located, organized or resident in a country or territory that is, or whose government is, the target of sanctions under OFAC Laws or by the US Department of State, the European Union or Her Majesty’s Treasury, to the extent applicable. The use of the proceeds of the Notes will not violate any Applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws or OFAC Laws (to the extent applicable).

B.None of the Subject Companies, nor any of their Affiliates, nor to the knowledge of Issuer, any of their respective directors, officers, agents, employees or other persons acting on behalf of them, is aware of or has taken any action, directly or indirectly, that would result in a violation by such entity of the Applicable Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws or OFAC Laws applicable to such Person, and the Subject Companies have instituted and maintain policies and procedures designed to ensure continued compliance therewith in all material respects.

5.13Collateral

A.As of the Closing Date, upon making of the filings and taking of the other actions set forth on Schedule 5.13, all filings and other actions necessary to perfect the security interests in the Collateral created under the Security Documents shall have been duly made or taken. As of the Closing Date, each Note Document Party has properly delivered or caused to be delivered to Collateral Agent all Collateral that requires perfection of the Liens and security interests described above by possession.

B.As of the Closing Date, the Security Documents create in favor of Collateral Agent for the benefit of the Secured Parties a valid and, upon making of the filings and taking of the other actions set forth on Schedule 5.13, perfected first priority security interest (subject to Excepted Liens) in the Collateral, securing the payment of the Note Obligations.

C.Each of Issuer and Parent is the legal and beneficial owner of the Collateral to be pledged by it free and clear of any Lien, other than Excepted Liens.

5.14Solvency

Each Subject Company is Solvent.
5.15Taxes

A.Issuer and each of its Subsidiaries has timely filed, or caused to be timely filed, all federal and other material Tax returns and reports required to have been filed by or with respect to it. All such Tax returns and reports are true, correct and complete in all material respects. Issuer and each of its Subsidiaries has paid or caused to be paid all material Taxes it is required to pay or that are required to be paid on behalf of it to the extent due (other than any such Tax the payment of which is not yet due, giving effect to any applicable extensions, or which is being contested in good faith). There is no material Tax audit, investigation or assessment against Issuer or any of its Subsidiaries that is proposed in writing or currently being conducted or, to such Person’s knowledge, threatened.

B.Neither Issuer nor any of Issuer’s Subsidiaries has a material liability for the Taxes of any Person (other than a Subject Company or Project Entity or a member of an affiliated group of which Parent is the common parent) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor or (C) by contract (other than its Constituent Documents, the Note Documents, any Permitted Senior Debt Documents and any documents relating to any leases entered into in accordance with the Senior Debt and the Material Project Agreements).

C.Issuer does not intend to treat the issuance of any Note as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).

D.No material Tax Liens have been filed with respect to the assets of Issuer or any of its Subsidiaries.

5.16Investments

No Subject Company has any Investments other than Investments that, from and after the Closing, would be permitted by subsection 7.7.
5.17Title, Etc.

A.Each Subject Company has good, legal and valid title or otherwise has the right to use all material Property, tangible or intangible, which is then-used in the day to day operations of the business of such Subject Company and which is then-necessary to conduct the business of such Subject Company in accordance in all material respects with applicable Requirements of Law and Governmental Authorizations and under the Transaction Documents.

B.As of the Closing Date, no Issuer Party has received any notice of nor has any knowledge of (A) any pending or contemplated Event of Eminent Domain or (B) any existing or threatened change in the zoning classification in respect of the Project site, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the business nor the Properties of any Issuer Party are subject to or affected by any strike, lockout or any labor dispute which could reasonably be expected to have a Material Adverse Effect.

5.18Accounts

Issuer’s deposit or securities account into which CCH Direct Parent will deposit all distributions received from CCH is subject to an Account Control Agreement.
5.19Environmental Matters

Except as set forth on Schedule 5.19, to the knowledge of the Issuer (a) there have been no environmental incidents, including past Releases of Hazardous Materials, by a Subject Company, a Project Entity or the Project that would reasonably be expected to give rise to any Environmental Claims, or cause the Properties of the Subject Companies or the Project Entities to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law; (b) no Subject Company or Project Entity is the subject of any pending inquiry or investigation by a Governmental Authority involving any Release or threatened Release of Hazardous Materials relating to the Properties of the Subject Companies or the Project Entities or other location to which the Project Entities have transported, or arranged for the transportation of, any Hazardous Materials with respect to the Properties of the Subject Companies or the Project Entities; and (c) there is no Environmental Claim now pending or threatened against any Subject Company, any Project Entity or the Project, that in each case of clauses (a), (b) and (c) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding any other representation and warranty set forth herein, the representations and warranties made by Issuer set forth in this subsection 5.19 shall be the only representations and warranties with respect to Environmental Claims, Releases of Hazardous Materials or matters related thereto.
5.20No Default

No Default or Event of Default has occurred and is continuing or will result from the consummation of the Transaction.
5.21Employee Matters

A.No Subject Company has, or at any time has had, any employees.

B.Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Subject Company or ERISA Affiliate has (i) any liability relating to or any obligation to make contributions to any “pension plan” (as defined in

Section 3(2) of ERISA) or (ii) any liability under, or by operation of, Title IV of ERISA, including, but not limited to, any liability in connection with the termination or reorganization of an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or the withdrawal from a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

5.22Sole Purpose Nature; Business; Separateness

A.No Subject Company conducts any business other than the business contemplated by the Transaction Documents. No Project Entity conducts any business other than activities in respect of a Permitted Business.

B.No Subject Company or Project Entity is a general partner or a limited partner in any general or limited partnership, a joint venturer in any joint venture or a member of any limited liability company, except that (i) Issuer is the sole member of CCH Direct Parent, (ii) CCH Direct Parent is the sole member of CCH, (iii) CCH is the sole member of each of CCL and Corpus Christi Pipeline GP, LLC and (iv) CCH and Corpus Christi Pipeline GP, LLC are the sole partners of Cheniere Corpus Christi Pipeline, L.P.

C.Issuer’s only material asset is the Equity Interests of CCH Direct Parent and, as of the Closing Date and prior to contribution to CCH Direct Parent, the proceeds of the issuance of the Notes. CCH Direct Parent’s only material asset is the Equity Interests of CCH and, as of the Closing Date and prior to contribution to CCH, the proceeds of the issuance of the Notes contributed to CCH Direct Parent by the Issuer.

D.CCL and Cheniere Corpus Christi Pipeline, L.P. have no subsidiaries.

E.Each Issuer Party maintains separate bank accounts (to the extent such Person maintains any bank accounts) and separate books of account from each other Issuer Party and all other Persons. The separate liabilities of the Subject Companies are readily distinguishable from the liabilities of Parent and the Project Entities; provided that neither the conversion contemplated by Section 9 nor any other provision of any Note Document shall be deemed to breach this subsection 5.22E.

F.Each Issuer Party conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.

G.Except to the extent that the obligations of any Note Document Party under any Note Document may be construed as a guarantee, no Note Document Party or Project Entity guarantees any of the obligations of Issuer.

5.23Private Offering by Issuer

Neither Issuer nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy the Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, any Person other than Technical Agent, Administrative Agent and the Note Purchasers. Other than in connection with the Registration Rights Agreement, neither Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

SECTION 6	AFFIRMATIVE COVENANTS

Issuer covenants and agrees that on and after with respect to subsection 6.7, the date hereof, and with respect to other subsections of this Section 6, the Closing Date until the Discharge Date, unless waived in accordance with the terms hereof, Issuer shall, and shall cause CCH Direct Parent to:
6.1Compliance with Laws, Etc.

Comply with such Subject Company’s Constituent Documents and all Requirements of Law, except to the extent any failure to comply with any such Subject Company’s Constituent Documents or Requirements of Law would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
6.2Payment of Taxes, Payment of Obligations

A.Pay and discharge all material Taxes, claims or liabilities imposed upon it or upon its property before the same shall become delinquent, provided, however, that no Subject Company shall be required to pay or discharge any such Tax, claim or liability that is subject to Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

B.Pay and discharge all lawful payment obligations under its Contractual Obligations except (i) where the same is not more than 90 days past due unless and to the extent the failure to pay or discharge such obligation within such 90 day period could reasonably be expected to have a Material Adverse Effect, (ii) where the same is subject to Contest, or (iii) otherwise to the extent the failure to pay or discharge such payment obligations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.3Preservation of Corporate Existence, Etc.

A.Preserve and maintain its existence.

B.Provide Technical Agent and Administrative Agent with at least 30 days’ prior notice of any change, alteration or other modification to its legal business name or jurisdiction of organization or type of organization.

C.Preserve and maintain (a) all material rights (charter and statutory), privileges, franchises, licenses and permits necessary or desirable in the conduct of its business, except to the extent that the failure to preserve and maintain in full force and effect such rights, privileges, franchises, licenses and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) with respect to CCH Direct Parent and each of its subsidiaries, status as a partnership or entity disregarded for Tax purposes.

6.4Visitation Rights, Etc.

A.Upon reasonable prior notice delivered by Technical Agent and during normal business hours, concurrently make available to Technical Agent, any of the Note Holders accompanying ~~the~~Technical Agent, or any of their respective agents or representatives thereof accompanying ~~the~~Technical Agent, copies or extracts of the records and books of the Subject Companies and such Person’s managers and officers to discuss such Person’s affairs, finances and accounts with Technical Agent, any of the Note Holders and any agents or representatives thereof; provided that prior to the occurrence and during the continuance of an Event of Default in no event shall there be more than two requests (which shall be reasonably spaced within the applicable period) per calendar year.

B.Cooperate with, and cause the Project Entities to cooperate with, the reasonable requests of Technical Agent and the Independent Engineer, including permitting site visits to the Project by ~~the~~Technical Agent and the Independent Engineer upon reasonable prior notice by the Technical Agent and during normal business hours in a manner that does not unreasonably disrupt the construction or operation of the Project in any respect and subject to satisfactory confidentiality arrangements and reasonable safety arrangements as reasonably determined by the Project Entities and, as reasonably requested by Technical Agent and the Independent Engineer, otherwise make officers and representatives of the Issuer Parties available for consultation with the Technical Agent and the Independent Engineer in connection with the Independent Engineer's review of information with respect to the Project.

C.At the written request of Technical Agent, and not more than once during each calendar quarter, participate in a telephonic meeting of Technical Agent, Administrative Agent and Note Holders to be held at such time as may be agreed to by Issuer and Technical Agent, provided that no such telephonic meeting is required during any calendar quarter where Technical Agent has requested a discussion with the managers and officers of Issuer or CCH Direct Parent pursuant to subsection 6.4A.

6.5Keeping of Books

Keep proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and the assets and business of the Subject Companies in accordance with GAAP.
6.6Maintenance of Properties, Etc.

A.Maintain, preserve and protect (and, as necessary, repair) all of its material Properties that are used or useful in the conduct of the business of the Subject Companies in good working order and condition, ordinary wear and tear excepted, unless the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

B.Except as otherwise permitted pursuant to subsection 7.6, in the case of Issuer, directly own, at all times, 100% of the outstanding Equity Interests of CCH Direct Parent,

and, in the case of CCH Direct Parent, directly own, at all times, 100% of the outstanding Equity Interests of CCH.

C.Except as otherwise permitted pursuant to subsection 7.6, maintain good and valid interests in all of its material Properties, subject only to Permitted Liens.

6.7Further Assurances; Grant of Security

A.Promptly upon request by Technical Agent, Administrative Agent, Collateral Agent, or any Note Holder (acting through Administrative Agent), correct, and cause any other applicable Note Document Party to correct, any defect or error that may be discovered in any Note Document or in the execution, acknowledgment, filing or recordation thereof.

B.Promptly upon request by Technical Agent, Administrative Agent (acting at the written direction of any Note Holder), Collateral Agent, or any Note Holder (acting through Administrative Agent), do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, certificates, assurances and other instruments and take such other actions as Technical Agent, Administrative Agent (acting at the written direction of any Note Holder), Collateral Agent or any Note Holder (acting through Administrative Agent), may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Note Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Note Document or under any other instrument executed in connection with any Note Document to which any Note Document Party is or is to be a party.

C.To secure the timely payment in full in cash and performance of the Note Obligations, pledge and assign (by way of security) to Collateral Agent (for the benefit of Technical Agent, Administrative Agent and the other Secured Parties), and grants to Collateral Agent (for the benefit of Technical Agent, Administrative Agent and the other Secured Parties), a security interest in, each of the following, whether now owned or hereafter acquired: the account of Issuer into which distributions from CCH Direct Parent will be deposited, all funds or other assets from time to time deposited therein, any financial assets, security entitlements or investment property at any time credited thereto, and all proceeds thereof (collectively, the “Account Collateral”). If an Event of Default has occurred and is continuing, then Collateral Agent, in addition to any rights now or hereafter existing under applicable Requirements of Law ~~may~~shall, personally or by agent, ~~at such time or times as Agent in its discretion may determine~~as directed in writing by Required Note Holders, exercise against Issuer and the Account Collateral all of the rights and remedies granted to secured parties under the Uniform Commercial Code and any other applicable statute, or otherwise available to Collateral Agent by contract, at law or in equity (including sending a “notice of exclusive control” or similar notice under any Account Control Agreement).

D.Promptly, and in no event more than five (5) Business Days, following the occurrence of the Second Phase CP Date, deliver to Technical Agent an updated version of the schedule that Issuer proposes to be substituted as the revised version of Schedule 1.1C. Issuer shall cooperate in good faith with Technical Agent to prepare the form of such updated schedule that is in form and substance reasonably satisfactory to Technical Agent, which shall, as of the Second Phase Funding Date, be substituted for the version of Schedule 1.1C delivered on the Closing Date.

E.Deliver to Technical Agent an updated version of the Base Case Forecast (i) on the Closing Date, if necessary such that the Base Case Forecast received by Technical Agent on the Closing Date is the same base case forecast delivered in connection with the closing of the CCH Senior Financing, (ii) on the Second Phase Funding Date, such that the Base Case Forecast received by Technical Agent on or before the Second Phase Funding Date is the same base case forecast delivered in connection with the occurrence of the Second Phase CP Date (as defined in the Common Terms Agreement) and (iii) otherwise from time to time following the Closing Date if the base case forecast is updated in accordance with the Permitted Senior Debt Documents. The updated version of the Base Case Forecast delivered pursuant to clause (ii) of the preceding sentence shall be in form and substance reasonably satisfactory to Technical Agent; provided that any version of the Base Case Forecast prepared in accordance with the CCH Senior Financing Documents shall be deemed to be in form and substance reasonably satisfactory to Technical Agent.

6.8Distributions from CCH Direct Parent

Cause CCH Direct Parent to distribute the proceeds of all distributions received by CCH Direct Parent from CCH or its Subsidiaries to Issuer promptly upon receipt thereof.
6.9D&O Insurance

Maintain in full force and effect, with financially sound and responsible insurance companies, directors’ and officers’ liability insurance, and cause CCH to maintain such insurance in respect of its officers and directors, which Issuer believes is (in the good faith judgment of management of Issuer) in such amounts and covering such risks as is reasonable and prudent in light of the size and nature of its business or CCH’s business, as applicable; provided that such insurance may be maintained by the Parent so long as such insurance provides coverage for the Subject Companies and CCH.
6.10Separateness Provisions

A.Take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of its Affiliates (other than another Subject Company) or any other Person, and that such Person is not a division of any of its Affiliates (other than another Subject Company) or any other Person; provided that no such requirements shall be applicable as among CCH and its Subsidiaries; provided, further, that neither the conversion contemplated by Section 9 nor any other provision of any Note Document shall be deemed to breach this subsection 6.10A. Without limiting the foregoing, except as expressly contemplated under or pursuant to the Note

Documents or among the Subject Companies, cause each Subject Company to (a) maintain its assets in a manner which facilitates their identification and segregation from those of such Subject Company’s Affiliates, (b) not permit the commingling or pooling of its funds or other assets with the assets of any of its Affiliates, (c) maintain separate deposit and other bank accounts to which none of its Affiliates has any access, (d) maintain financial records which are separate from those of its Affiliates, (e) maintain adequate capitalization in light of its business and purpose, (f) conduct all of its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents, (g) not hold itself out as being liable for the debts of another and not guarantee the debts of another, except as permitted by the Note Documents and not cause or permit any of its Subsidiaries to guaranty or hold itself out as being liable for the debts of the Subject Companies and (h) otherwise practice and adhere, and cause each of its Subsidiaries to practice and adhere, in all material respects to corporate formalities, such as complying with such Person’s Constituent Documents and resolutions and maintaining complete and correct books and records.

B.In the case of Issuer, at all times maintain at least one independent member of the board of Issuer who shall have the right to vote with respect to the commencement of proceedings under any Bankruptcy Law to adjudicate the Issuer a bankrupt or insolvent, or seeking liquidation, winding-up or other reorganization, and no other voting rights, and who, for the five-year period prior to his or her appointment as an independent member of the board of Issuer, has not been, and during the continuation of his or her service as an independent member of the board of Issuer is not: (a) an employee, director, stockholder, partner, membership interest holder or officer of Issuer or any of its Affiliates (other than his or her service as an independent member of the board of Issuer or similar capacity of Issuer or any of its Affiliates); (b) a customer or supplier of Issuer or any of its Affiliates (other than an independent member of the board of Issuer provided by a corporate services company that provides independent members of boards in the ordinary course of its business); or (c) any member of the immediate family of a Person described in clause (b) above; provided, that in the event of any death, disability, incapacity or resignation of such independent member of the board of Issuer, Issuer shall have such period as is reasonably necessary, not to exceed ten (10) Business Days, to select a replacement independent board member; provided further that during any period from the death, disability, incapacity or resignation of the independent board member and until such replacement independent board member is selected, Issuer shall not take any action that requires a vote of the independent member of the board pursuant to this subsection 6.10B or the Issuer’s Constituent Documents.

6.11Delivery of Information Required Under Foreign Assets Control Regulations, Patriot Act, Foreign Corrupt Practices Act

Promptly after receipt of written request therefor from Technical Agent, Administrative Agent or any Note Holder, each of the Subject Companies shall provide ~~Agent with~~ all information reasonably required by Technical Agent, Administrative Agent or such Note Holder to comply with the Patriot Act, any foreign assets control regulations of the United States Treasury Department and the Foreign Corrupt Practices Act.

6.12CCH Board Observer Rights

A.For so long as the Note Holders collectively own Notes in an aggregate principal amount of at least $500,000,000, EIG MC shall be entitled to appoint one observer (the “Note Holder Observer”) to the board of directors or managers of CCH (the “CCH Board”), who shall be entitled to attend meetings of the CCH Board in a non-voting, observer capacity. Issuer shall cause CCH to provide notice to the Note Holder Observer of any and all meetings of the CCH Board and copies of all materials provided to the members of the CCH Board in their capacity as members of the CCH Board concurrently with and in substantially the same manner as such notices and materials are provided to members of the CCH Board. The CCH Board will be entitled to exclude the Note Holder Observer from portions of meetings or omit to provide the Note Holder Observer with certain materials if (a) the CCH Board concludes in good faith that such exclusion or omission is necessary or appropriate (i) to preserve any attorney-client privilege or (ii) to comply with contractual obligations to third parties or regulatory limitations, or (b) the CCH Board intends to consider or distribute any materials with respect to a matter in which the Note Holder Observer has an actual or potential conflict of interest; provided that to the extent the CCH Board takes any of the actions described in clause (a) or (b) of this subsection 6.12A, Issuer shall cause the CCH Board, to the extent reasonably practicable, to make reasonable and appropriate substitute disclosure arrangements, including providing redacted versions of applicable materials and executing a joint defense agreement or other similar arrangements. The Note Holder Observer shall initially be Wallace Henderson. EIG MC may change the identity of the Note Holder Observer at any time upon prior notice to Issuer.

B.Each Note Holder Observer, prior to attending any meetings of the CCH Board or receiving any materials therewith, will be required to sign a confidentiality agreement in which such Note Holder Observer acknowledges that he or she (i) may in the course of participating in or preparing for such board meetings receive material non-public information with respect to the Parent and its Affiliates and that the receipt of material non-public information may limit such Note Holder Observer’s ability to transact in the securities of the Parent and its Affiliates, (ii) will be subject to the same trading policies and black-out periods to which members of the CCH Board are subject and (iii) will treat all confidential information received at or preparing for such meetings in accordance with the provisions of subsection 12.22.

6.13Tax Matters; USRPHC Status and Reporting

A.Parent and Issuer shall duly file, within ten (10) Business Days, after the Closing Date Internal Revenue Service Form 8832 (Entity Classification Election) electing to treat Issuer as an association taxable as a corporation for U.S. federal tax purposes effective as of the Closing Date. Parent and Issuer shall promptly provide to Technical Agent a copy of the acceptance letter that is received from the Internal Revenue Service with respect to such Form 8832.

B.Issuer agrees to promptly notify Technical Agent and the Note Holders, in accordance with subsection 8.6D, if Parent or Issuer determines that either Parent or Issuer is a USRPHC.

C.Unless Issuer has provided the Note Holders with notice pursuant to subsection 8.6D that Issuer is a USRPHC, Issuer shall perform a quarterly analysis of its USRPHC status and provide (i) on a quarterly basis and, if requested by Technical Agent or any ~~of its Affiliates~~Note Holder, on any date of a disposition of a Note, the Note Holders with a duly signed certificate which certifies that Issuer is not a USRPHC, and therefore equity interests in Issuer are not United States real property interests within the meaning of Section 897(c)(1) of the Code, in a form reasonably satisfactory to ~~Agent~~any such Note Holder effecting such disposition, and (ii) EIG MC and any of its Affiliates with the underlying analyses, valuations and work papers related to such determination.

SECTION 7	NEGATIVE COVENANTS

Issuer covenants and agrees that on and after the date hereof until the Discharge Date, unless waived in accordance with the terms hereof, Issuer and CCH Direct Parent shall not (and, to the extent specifically indicated in subsections 7.3, 7.4B, 7.5, and 7.6C, shall not permit the Project Entities to), at any time:
7.1Liens, Etc.
Create, incur, assume or suffer to exist any Lien on or with respect to any of its Properties of any character whether now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Subject Company as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, except, in the case of Collateral, Excepted Liens and, in the case of any other Properties, Permitted Liens.
7.2Debt
Create, incur, assume or suffer to exist any Debt, except:
A.Debt of the Subject Companies under this Agreement and the other Note Documents.

B.Trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) and not to exceed $1,000,000 or to be more than 90 days past due.

C.Contingent liabilities permitted pursuant to subsection 7.12.

D.To the extent constituting Debt, Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Debt is extinguished within ten (10) Business Days of its incurrence.

7.3Prepayments of Debt; Modification of Permitted Senior Debt Documents

A.Refinance, or permit CCH or any of its Subsidiaries to refinance, the CCH Senior Financing or any other Permitted Senior Debt other than in accordance with the terms thereof and the terms of any other Permitted Senior Debt then outstanding, as applicable.

B.Without the consent of the Required Note Holders, directly or indirectly, including through CCH or its Subsidiaries, amend, supplement, waive, modify or terminate or consent to the amendment, supplement, waiver, modification or termination of any provision of any Permitted Senior Debt Document that would constitute a Fundamental Amendment.

7.4Nature of Business

A.Directly conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or other activity other than those related to its ownership of the Equity Interests in CCH Direct Parent (in the case of Issuer) or CCH (in the case of CCH Direct Parent) and the performance of its Obligations under the Note Documents and, with respect to CCH Direct Parent, the pledge of its interests in CCH in favor of the lenders under the CCH Senior Financing or any other Permitted Senior Debt to which it is a party, including activities associated with the making of capital contributions to CCH Direct Parent and CCH, as applicable, to the extent permitted hereby.

B.Cause or permit any Project Entity to engage in any business or activities other than those in respect of a Permitted Business.

7.5Mergers, Etc.

A.Merge into or consolidate with any Person or permit any Person to merge into it or permit any Project Entity to merge into or consolidate with any Person (other than another Project Entity) or permit any Person (other than any Project Entity) to merge into any Project Entity.

B.Liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or discontinue its business or permit any Project Entity to liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or discontinue its business; provided that Corpus Christi Pipeline GP, LLC may liquidate itself into or enter into any merger with or sell or otherwise transfer all or substantially all its assets to another Project Entity.

C.Conduct any initial public offering of interests in any Subject Company.

7.6Sales, Etc. of Assets

A.Sell, lease, transfer or otherwise dispose of any Equity Interests in (i) with respect to Issuer, CCH Direct Parent and (ii) with respect to CCH Direct Parent, CCH, or permit any sale, lease, transfer or other disposition of any Equity Interests of any Project Entity; provided that an initial public offering of any Project Entity may be effected in accordance with the requirements set forth in subsection 3.3B(iv); provided, further, that CCH or CCH Direct Parent may be contributed or sold to CQP so long as (x) the only consideration that CCH Direct Parent (in the case of a contribution or sale involving CCH) or Issuer (in the case of a contribution or sale involving CCH Direct Parent) shall receive in connection with such contribution or sale shall be cash and/or securities of CQP, (y) before any cash received by Issuer or CCH Direct Parent in connection therewith may be distributed to Parent or for any purpose other than as permitted pursuant to subsection 7.8B, Issuer shall offer to redeem any then-outstanding Notes together with accrued and unpaid interest thereon, to, but excluding, the date of prepayment, and the Yield Maintenance Amount with respect thereto (it being agreed that the cash received in connection with such sale may instead be maintained at Issuer or CCH Direct Parent, as applicable, or invested in any of the Project Entities) and (z) at the time of such contribution or sale of CCH or CCH Direct Parent to CQP, Issuer shall deliver to Technical Agent and the Note Holders a fairness opinion with respect to the consideration to be received by CCH Direct Parent (in the case of a contribution or sale involving CCH) or Issuer (in the case of a contribution or sale involving CCH Direct Parent) issued by an Independent Financial Expert.

B.Except as otherwise permitted pursuant to subsection 7.6A, sell, lease, transfer or otherwise dispose of all or substantially all of such Subject Company’s Property.

C.Permit any Project Entity to sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise dispose of, all or substantially all of the Property of any Project Entity.

7.7Investments in Other Persons

Make or hold any Investment in any Person, except:
A.Investments in Cash or Cash Equivalents and Permitted Investments;

B.Parent may make contributions to capital of Issuer and (i) Issuer may make contributions to capital of CCH Direct Parent, and (ii) CCH Direct Parent may contribute amounts received from Issuer to CCH as Equity Funding; and

C.Without limiting subsection 7.7B, Issuer may make contributions to capital of CCH Direct Parent in cash (and CCH Direct Parent may contribute like amounts to CCH as Equity Funding) (x) in an amount not to exceed that portion of the proceeds of the Initial Notes which are to be used to fund a portion of the Project Costs, for application by CCH or its Subsidiaries to fund a portion of the Project Costs, as such Project Costs are incurred from time to time and (y) in an amount not to exceed the Funded Amount with respect to any Additional Notes, for application by CCH or its Subsidiaries to cure the applicable default or event of default under the Permitted Senior Debt Documents or the Material Project Agreement or other agreement or contract that gave rise to the issuance of such Additional Notes.

7.8Restricted Payments

Directly or indirectly, make any Restricted Payment; provided that:
A.CCH Direct Parent shall distribute all of its funds to Issuer in accordance with subsection 6.8.

B.Issuer may make distributions for any taxable period for which Issuer and any of its Subsidiaries are members of a consolidated, combined, unitary, affiliated or similar income tax group of which Parent is the common parent in an amount equal to the portion of any income Taxes for such taxable period that is attributable to Issuer and its Subsidiaries; provided that (i) distributions under this subsection 7.8B for any taxable period shall not exceed the amount of such Taxes that Issuer and/or such Subsidiaries, as applicable, would have paid had Issuer and/or such Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group), determined at the highest combined U.S. federal and State of Texas Tax rate applicable to an entity taxable as a corporation in both jurisdictions for the applicable period and, for the avoidance of doubt, assuming any net operating losses or other loss carryforwards or other tax attributes of the Issuer and its Subsidiaries are not utilized by any other member of such tax group (other than the Issuer and its Subsidiaries) and (ii) any tax refunds received by Parent (whether by way of actual receipt, credit, set-off or otherwise) in respect of Taxes paid by Issuer to Parent pursuant to this subsection 7.8B shall promptly be returned by Parent to Issuer or shall be utilized by Parent to reduce any Taxes that otherwise would be payable by Parent with respect to the income, assets and operations of Issuer and its Subsidiaries.

C.Issuer may make any distributions to Parent upon satisfaction of the Distribution Conditions. Prior to the making of any Restricted Payment pursuant to this subsection 7.8C, Issuer shall have delivered to Administrative Agent a certificate executed by a Responsible Officer of Issuer, confirming compliance with the Distribution Conditions, and containing the calculations (in reasonable detail) required by clause (iii) of the definition of Distribution Conditions.

D.Issuer may make distributions of any proceeds received from CCH Direct Parent as a result of any (a) Casualty Event or Event of Eminent Domain to the extent such proceeds were received in respect of any repayment or reimbursement of any Equity Funding (other than Proceeds of the Initial Notes or Additional Notes) contributed to, or amounts paid on behalf of, the affected Project Entity for purposes of commencing any repair or replacement of such Project Entity’s Properties or (b) Liquidated Damages to the extent such proceeds were received in respect of any repayment or reimbursement of any Equity Funding (other than Proceeds of the Initial Notes or Additional Notes) to the extent such funding was used to complete, repair, refurbish or improve the Project.

7.9Transactions with Affiliates

Conduct any transactions otherwise permitted under the Note Documents with any of its Affiliates other than (a) on terms that are fair and reasonable and no less favorable to the applicable Subject Company than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, (b) any transaction for which there is no comparable transaction with a

Person that is not an Affiliate that the Required Note Holders determine is fair and reasonable to such Subject Company or with respect to which such subject Company delivers to Technical Agent and the Note Holders a fairness opinion issued by an Independent Financial Expert, (c) any payments made pursuant to subsection 7.7 or 7.8, (d) in connection with any transaction permitted or contemplated by subsection 2.4, 7.6A, 7.7 or 10.3, (e) indemnities or similar arrangements provided for the benefit of any Subject Company’s directors or managers, whether pursuant to such Subject Company’s Constituent Documents or otherwise or (f) to the extent required by Requirements of Law.
7.10Amendments of Constituent Documents

Amend its Constituent Documents, other than amendments that (a) could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or (b) are not in any material respect adverse to the interests of the Secured Parties or any Note Document Party’s ability to comply with the Note Documents.
7.11Partnerships, Formation of Subsidiaries, Etc.

A.Become a general partner in any general or limited partnership or joint venture or a member in any limited liability company.

B.Organize or own any Subsidiary that is owned directly by Issuer or CCH Direct Parent other than those in existence on the Closing Date.

7.12Contingent Liabilities

Become liable under any Contractual Obligation as a surety or accommodation endorser for or upon the obligation of any other Person, (a) except the endorsement of negotiable instruments received in the normal course of its business, (b) indemnities provided under the Transaction Documents, and (c) Permitted Debt of such Person (provided that, for the avoidance of doubt, this clause (c) shall not permit any Subject Company to guarantee any Obligations or Permitted Debt of any other Person unless such guarantee is expressly permitted by subsection 7.2).
7.13Employees

Have any employees.
7.14ERISA Plans

Except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect, take any action to cause either Subject Company to (a) incur any liability relating to, or incur any obligation to make contributions to, any “pension plan” (as defined in Section 3(2) of ERISA) or (b) incur any liability under or by operation of Title IV of ERISA, including, but not limited to, any liability in connection with the termination or reorganization of an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA or the withdrawal from a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

7.15Tax Treatment of Issuer

Take any action that causes Issuer to be treated as other than an association taxable as a corporation for U.S. federal tax purposes on or after the Closing Date.
7.16Accounts

In the case of Issuer, deposit any funds that are distributed from CCH Direct Parent into any account that is not subject to an Account Control Agreement.
7.17Additional Notes

Issue any Notes other than (i) the Initial Notes (whether issued on the Closing Date or the Second Phase Funding Date), (ii) in connection with the payment of interest in kind in accordance with subsection 3.2B(iii) and/or (iii) any Additional Notes issued pursuant to subsection 10.3.

SECTION 8	REPORTING COVENANTS

Issuer covenants and agrees that on and after the Closing Date until the Discharge Date, unless waived in accordance with the terms hereof, Issuer shall, and shall cause each other Subject Company to, deliver to Administrative Agent:
8.1Default Notice
As soon as possible and in any event within three (3) Business Days after a Responsible Officer becomes aware of the occurrence of any Default, a statement of the Chief Financial Officer of Issuer setting forth details of such Default and the action that the applicable Note Document Party has taken and proposes to take with respect thereto.
8.2Annual Financials
As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the audited financial statements for the Issuer and its consolidated Subsidiaries, including therein a balance sheet of Issuer and its consolidated Subsidiaries as of the end of such Fiscal Year and a statement of income and a statement of cash flows of Issuer and its consolidated Subsidiaries for such Fiscal Year, in each case accompanied by an audit opinion by KPMG LLP or other independent public accountants of nationally recognized standing reasonably acceptable to Technical Agent (it being agreed any Big 4 accounting firm shall be acceptable to Technical Agent); provided that consolidated annual financial statements for the 2014 Fiscal Year shall only be provided for CCL and CCP and such financial statements may be unaudited and not accompanied by an audit opinion, together with a certificate of a Responsible Officer of Issuer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Issuer has taken and proposes to take with respect thereto.

8.3Quarterly Financials

As soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a balance sheet of Issuer and its consolidated Subsidiaries as of the end of such Fiscal Quarter and a statement of income and a statement of cash flows of Issuer and its consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and a statement of income and a statement of cash flows of Issuer and its consolidated Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal recurring adjustments necessary for a fair presentation and to the absence of footnote disclosure) by a Responsible Officer of Issuer as having been prepared in accordance with GAAP, together with a certificate of said officer of Issuer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Issuer has taken and proposes to take with respect thereto.
8.4Litigation

Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Subject Company of the type described in subsection 5.6.
8.5Creditor Reports

Substantially simultaneously with transmission thereof to the lenders under the CCH Senior Financing, copies of all notices, certificates (including compliance certificates), documents, reports and information (other than interest rate elections, continuations or conversions) that any Project Entity may furnish to the lenders under the CCH Senior Financing (including annual and operating budgets, construction progress reports and operating reports, in each case to the extent required thereby); provided that in the event that the CCH Senior Financing is repaid in full prior to the Discharge Date, the foregoing references in this subsection to the CCH Senior Financing shall be deemed to be a reference to the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities.
8.6Agreement Notices, Etc.

A.Promptly upon receipt thereof:
(i)Copies of all notices, requests and other documents received by any Project Entity under or pursuant to any Permitted Senior Debt Document regarding or related to any material breach or default asserted by any party thereto.

(ii)Copies of any amendment, modification or waiver of any material provision of any Permitted Senior Debt Document.

(iii)Copies of any notice of cancellation of, or non-renewal of, or material change in, the insurance policies maintained by or on behalf of any Subject Company.

(iv)Copies of any amendment, modification or waiver of any provision of any Constituent Document of any Subject Company.

(v)Copies of any Permitted Senior Debt Document or Subsequent Material Project Agreement entered into by any Project Entity after the date hereof (to the extent not previously delivered); provided that, if the delivery of any Subsequent Material Project Agreement pursuant to this subsection 8.6A(v) would result in the breach of any confidentiality undertakings owed by the Project Entities to the counterparty thereof, subject to the consent of the counterparty and Technical Agent’s, Administrative Agent’s or the Note Holder’s entry into any confidentiality agreement in substantially the form that other parties receiving the same Subsequent Material Project Agreement have been required to enter into in order to receive such document, a copy of such Subsequent Material Project Agreement shall be made available to Technical Agent, Administrative Agent or such Note Holder and its counsel; provided, further, that notwithstanding the foregoing, the Subject Companies shall have no obligation to deliver any Subsequent Material Project Agreement that is a replacement or substitute for the ConocoPhillips License Agreement or any license agreement with ConocoPhillips Company or any of its affiliates entered into in connection with an Expansion to Technical Agent, Administrative Agent or any Note Holder pursuant to this subsection 8.6A(v).

(vi)Copies of any material Governmental Authorizations obtained by any Subject Company after the Closing Date.

(vii)Written notice of any material dispute or material correspondence between any Subject Company and any Governmental Authority involving the revocation, modification or failure to renew of any material Governmental Authorization or the imposition of additional conditions with respect thereto, to the extent if adversely determined could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

B.Deliver to Administrative Agent and the Note Holders in accordance with subsection 8.7, any notice required under subsection 10.3.

C.Prompt notice of any material change in accounting policies or financial reporting practices by any Subject Company.

D.Prompt (but in no event longer than one Business Day following the applicable determination) notice of any determination by Parent or Issuer that Parent or Issuer is a USRPHC.

8.7Other Information

Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Issuer Party as ~~Agent~~Technical Agent (on its own behalf or on behalf of a Note Holder) or the Administrative Agent as directed in writing by a Note Holder may from time to time reasonably request; provided that all such information that is Confidential Information shall be subject to the terms of subsection 12.22.
8.8Delivery of Documents

A.Delivery of any notice, document or information pursuant to subsection 6.7D, 6.7E, 6.13B, 7.6A or 7.9 or this Section 8 shall be made in accordance with subsection 8.8B.

B.With respect to each certificate of any Issuer Party delivered pursuant hereto, and any documents required to be delivered to Technical Agent, Administrative Agent, Collateral Agent or Note Holders pursuant to this Agreement, a PDF of such materials shall be prepared and posted to a data room or other electronic platform maintained by or on behalf of the Issuer and to which Technical Agent, Administrative Agent and the Note Holders have access and notifying ~~the~~Technical Agent, Administrative Agent and the Note Holders of the posting of such information. Issuer shall not be required to provide, or make available, or provide notice of the posting of, copies of any certificates, documents, information, notices or other materials pursuant to subsection 8.5, 8.6A(i), 8.6A(ii), 8.6A(v), 8.6B or 8.7 to Technical Agent, Administrative Agent or any Note Holder if Technical Agent, Administrative Agent or such Note Holder does not execute a confidentiality agreement, in form and substance reasonably satisfactory to Issuer. At any time, Technical Agent, Administrative Agent or any Note Holder may indicate to Issuer that it no longer wishes to receive material non-public information and Issuer shall promptly cease providing such material non-public information to Technical Agent, Administrative Agent or such Note Holder pursuant to subsection 8.5, 8.6A(i), 8.6A(ii), 8.6A(v), 8.6B or 8.7.

C.The financial statements delivered pursuant to subsection 8.2 or subsection 8.3, as the case may be, and the balance sheet, statement of income and statement of cash flows that have been delivered pursuant to subsection 8.2 and subsection 8.3, fairly present in all material respects the financial condition of Issuer and its consolidated Subsidiaries as at the dates thereof and for the periods ended on such dates, all in accordance with GAAP subject, in the case of balance sheets, statements of income and cash flows delivered pursuant to subsection 8.3, to normal recurring adjustments necessary for a fair presentation and to the absence of footnote disclosure.

SECTION 9	CONVERSION; ~~LIMITATION ON SYNTHETIC SALES; CERTAIN PRE-CLOSING MATTERS~~LIMITATION ON SYNTHETIC SALES; CERTAIN PRE-CLOSING MATTERS

9.1Issuer Initiated Conversion

A.Subject to and upon compliance with the provisions set forth in subsection 9.2 and subsection 9.9, at any time on or after the Eligible Conversion Date for the Initial Closing Date Notes (in the case of a conversion of Initial Closing Date Notes), the Eligible Conversion Date for the Initial Second Phase Notes (in the case of a conversion of Initial Second Phase Notes) or the Eligible Conversion Date for the Additional Notes (in the case of a conversion of Additional Notes) and prior to 5:00 p.m. (Houston time) on the Business Day immediately preceding the ninth anniversary of the Closing Date, Issuer may deliver an Issuer Initiated Conversion Notice to Technical Agent (with a copy to the Administrative Agent for information purposes only) specifying all or any amount of Notes that will be subject to a conversion at the option of Issuer (any such conversion, an “Issuer Initiated Conversion”) and the aggregate number of shares of Parent Common Stock outstanding as of the date of such Issuer Initiated Conversion Notice; provided that no Issuer Initiated Conversion shall occur if an Event of Default has occurred and is continuing; provided, further, that each Issuer Initiated Conversion Notice shall be irrevocable except as provided for in section 2 of the Registration Rights Agreement.

B.The principal amount of Notes that Issuer requires the Note Holders, in the aggregate, to convert under an Issuer Initiated Conversion must be equal to $250,000,000 or an integral multiple of $1,000 in excess thereof (or to the extent the aggregate principal amount of Notes outstanding with respect to which an Eligible Conversion Date has occurred is less than $250,000,000 or is not an integral multiple of $1,000, the aggregate principal amount of Notes outstanding with respect to which an Eligible Conversion Date has occurred).

9.2Conditions to Conversion for Issuer Initiated Conversion Notice

Each of the following shall be a condition to the effectiveness of any Issuer Initiated Conversion; provided, however, that each condition may be waived by the mutual consent of Issuer and the applicable converting Note Holders:
A.any such Issuer Initiated Conversion shall not result in any converting Note Holder that is an EIG Note Holder being required to convert its Notes and receive shares of Parent Common Stock that would cause the Section 16 Percentage for such EIG Note Holder to exceed 9.99%; provided, however, that Issuer shall not be restricted in requiring or effecting an Issuer Initiated Conversion of any Ownership Limit Non-Converted Notes at any time following the date that is 90 Trading Days after such Issuer Initiated Conversion Date giving rise to such Ownership Limit Non-Converted Notes and such 90-Trading Day period may not be waived by such EIG Note Holder; provided, further, that if, after the expiration of such 90-Trading Day period, the Issuer seeks to require and effect an Issuer Initiated Conversion with respect to such Ownership Limit Non-Converted Notes, the applicable EIG Note Holder may require Issuer to repurchase any such Ownership Limit Non-Converted Notes in accordance with subsection 9.4;

B.Pursuant to Sections 2 and 3 of the Registration Rights Agreement, with respect to any Issuer Initiated Conversion, Parent shall file with the Securities Exchange Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders (as defined in the Registration Rights Agreement) of, all of the Registrable Securities deliverable upon such Issuer Initiated Conversion, from time to time in accordance with the methods of distribution elected by such Holders (including an underwritten offering), pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Securities Exchange Commission, and shall cause such Shelf Registration Statement to become effective on or prior to the Trading Day that the relevant Issuer Initiated Conversion Notice is delivered;

C.the amount equal to the number of shares of Parent Common Stock outstanding (prior to giving effect to any conversion that has not been settled) multiplied by the Last Reported Sale Price on the Trading Day immediately preceding the date of delivery of the applicable Issuer Initiated Conversion Notice shall not be less than (a) unless and until the Second Phase Funding Date has occurred, $10,000,000,000 and (b) on or following the Second Phase Funding Date, $13,700,000,000;

D.(a) such Issuer Initiated Conversion and the Issuer Initiated Conversion Notice to which it relates shall not occur or be delivered, as applicable, (i) on any day during a “Blackout Period” (as defined in the Registration Rights Agreement), (ii) on any day during a “Deferral Period” (as defined in section 5(j) of the Registration Rights Agreement), or if Parent reasonably expects that a Deferral Period may commence within five (5) Business Days following the date on which the shares of Parent Common Stock are delivered pursuant to the applicable Issuer Initiated Conversion or (iii) subject to subsection 9.10, on any day during (x) the 90-Trading Day period immediately following the consummation of any previous Issuer Initiated Conversion or Note Holder Initiated Conversion (regardless of whether such conversion is of Initial Closing Date Notes, Initial Second Phase Notes or Additional Notes) and (y) the five Scheduled Trading Day period immediately following the delivery of any Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, (b) such Issuer Initiated Conversion shall not occur on any day during (i) the calendar period from, and including, December 24 to January 1, or (ii) with respect to any conversion of Additional Notes, the 12‑month period following the date on which such Additional Notes are issued, and (c) any Issuer Initiated Conversion Notice shall not be delivered on any day during the 90 VWAP Trading Day period following a stock split, stock dividend, rights offering, special dividend, other asset distribution or any other event or transaction of a type that would be subject to adjustment under subsection 9.8B;

E.solely with respect to the first Issuer Initiated Conversion, the principal amount of the Notes being converted shall be less than or equal to 50.0% of the principal amount of Notes outstanding on the date of delivery of the applicable Issuer Initiated Conversion Notice; and

F.any shares of Parent Common Stock delivered upon conversion are (i) fungible with the Parent Common Stock, (ii) approved for listing on the Applicable Exchange and (iii) not subject to any Transfer Restrictions (other than pursuant to Section 5 of the Securities Act as a result of being “restricted securities” within the meaning of Rule 144).

9.3Conversion Procedure for Issuer Initiated Conversion

A.Following an Issuer Initiated Conversion Notice with respect to any Notes, by 5:00 p.m. (Houston time) on the fourth Scheduled Trading Day immediately following the date of delivery of the applicable Issuer Initiated Conversion Notice (a) Administrative Agent shall provide Issuer and Technical Agent with a list of each Note Holder ~~and~~, (b) Technical Agent shall provide Issuer and Administrative Agent with the amount of ~~such~~each Note Holder’s Notes that will be converted, and (~~b~~c) each Note Holder of any Notes to be converted in whole or in part shall:

(i)surrender such Note Holder’s Note to Issuer;

(ii)if required, furnish appropriate endorsements and transfer documents; and

(iii) provide notice of the number of shares of Parent Common Stock that can be delivered to such converting Note Holder in respect of such Issuer Initiated Conversion without causing the Section 16 Percentage for such Note Holder to exceed 9.99%.

Subject to, and upon satisfaction of, the requirements in the immediately preceding sentence, the Notes subject to an Issuer Initiated Conversion Notice will be converted in accordance with the provisions of this Agreement and the Notes and Issuer shall, and shall cause Parent, as agent for Issuer, to, deliver the shares of Parent Common Stock deliverable therefor pursuant to subsection 9.9.
9.4Repurchase of the Notes Following an Issuer Initiated Conversion Notice

A.If, following an Issuer Initiated Conversion Notice, any Notes subject to conversion become Ownership Limit Non-Converted Notes by virtue of the limitation set forth in subsection 9.2A and, thereafter, Issuer seeks to require and effect an Issuer Initiated Conversion with respect to any or all of such Ownership Limit Non-Converted Notes after the expiration of the 90-Trading Day period referenced in subsection 9.2A, the EIG Note Holder holding such Ownership Limit Non-Converted Notes shall have the right, at such EIG Note Holder’s option, instead of having such Ownership Limit Non-Converted Notes converted, to require Issuer to purchase for cash all or any portion of the Ownership Limit Non-Converted Notes subject to such Issuer Initiated Conversion on the date that is three (3) Business Days following the date on which such EIG Note Holder delivers the Repurchase Notice to Issuer and satisfies the requirements set forth in subsection 9.4C.

B.No later than 11:00 a.m. (Houston time) on the third Scheduled Trading Day immediately following the date of delivery of the applicable Issuer Initiated Conversion Notice with respect to any Issuer Initiated Conversion of Ownership Limit Non-Converted Notes, any EIG Note Holder with Ownership Limit Non-Converted Notes subject to such conversion may deliver a notice to Issuer in the form of Exhibit F-3 hereto (the “Repurchase Notice”) setting forth (i) the principal amount of such EIG Note Holder’s Ownership Limit Non-Converted Notes that such EIG Note Holder elects to require Issuer to repurchase (the “Repurchased Non-Converted Notes”) and (ii) that such Repurchased Non-Converted Notes are to be purchased by Issuer pursuant to the Notes and this subsection 9.4. Any Ownership Limit Non-Converted Notes subject to any Issuer Initiated Conversion Notice that are not Repurchased Non-Converted Notes shall be converted in accordance with the provisions of this Section 9.

C.To exercise its repurchase right pursuant to subsection 9.4A, each Note Holder of Repurchased Non-Converted Notes shall, by the applicable time period set forth in subsection 9.4B:

(i)surrender such Note Holder’s Note to Issuer; and

(ii)if required, furnish appropriate endorsements and transfer documents;
provided, however, that if such Note Holder has already satisfied the requirements of clauses (i) and (ii) immediately above in connection with the conversion procedures set forth in subsection 9.3A, then such requirements shall be deemed to have been satisfied under this subsection 9.4C.
D.The Repurchased Non-Converted Notes shall be purchased by Issuer at a price equal to the sum of (i) the product of (A) the aggregate principal amount of the Repurchased Non-Converted Notes and (B) 1.1 plus (ii) accrued and unpaid interest on such Repurchased Non-Converted Notes to, but excluding, the date of repurchase.

9.5Note Holder Initiated Conversion

A.Subject to and upon compliance with the provisions set forth in subsection 9.6 and subsection 9.9, each Note Holder shall have the right, at such Note Holder’s option, at any time on or after the six-month anniversary of the Eligible Conversion Date for the Initial Closing Date Notes (in the case of a conversion of Initial Closing Date Notes), the Eligible Conversion Date for the Initial Second Phase Notes (in the case of a conversion of Initial Second Phase Notes) or the Eligible Conversion Date for the Additional Notes (in the case of a conversion of Additional Notes) and prior to 5:00 p.m. (Houston time) on the Business Day immediately preceding the ninth anniversary of the Closing Date, to convert the principal amount of any such Notes, or any portion of such principal amount, into shares of Parent Common Stock by, acting through Technical Agent, delivering to Issuer and Parent (with a copy to the Administrative Agent for information purposes only) the Note Holder Initiated Conversion Notice (any such conversion, a “Note Holder Initiated Conversion”); provided that each Note Holder Initiated Conversion Notice shall be irrevocable, except as provided for in subsection 9.10 or in section 4(a) of the Registration Rights Agreement.

B.The aggregate principal amount of Notes that Note Holders elect to convert under a Note Holder Initiated Conversion must be equal to $250,000,000 or an integral multiple of $1,000 in excess thereof (or to the extent the aggregate principal amount of Notes outstanding with respect to which an Eligible Conversion Date has occurred is less than $250,000,000 or is not an integral multiple of $1,000, the aggregate principal amount of Notes outstanding with respect to which an Eligible Conversion Date has occurred).

9.6Conditions to Conversion for Note Holder Initiated Conversion

Each of the following shall be a condition to the effectiveness of any Note Holder Initiated Conversion; provided, however, that each condition may be waived by the mutual consent of Issuer and the applicable converting Note Holders:
A.solely with respect to the first Note Holder Initiated Conversion, the principal amount of the Notes being converted shall be less than or equal to 50.0% of the principal amount of Notes outstanding on the relevant date of delivery of the applicable Note Holder Initiated Conversion Notice;

B.(a) such Note Holder Initiated Conversion and the Note Holder Initiated Conversion Notice to which it relates shall not occur or be delivered, as applicable, (i) on any day during a “Blackout Period” (as defined in the Registration Rights Agreement), (ii) on any day during a “Deferral Period” (as defined in section 5(j) of the Registration Rights Agreement), or if Parent reasonably expects that a Deferral Period may commence within five (5) Business Days following the date on which the shares of Parent Common Stock are delivered pursuant to the applicable Note Holder Initiated Conversion or (iii) subject to subsection 9.10, on any day during (x) the 90-Trading Day period immediately following the consummation of any previous Issuer Initiated Conversion or Note Holder Initiated Conversion (regardless of whether such conversion is of Initial Closing Date Notes, Initial Second Phase Notes or Additional Notes) and (y) the five Scheduled Trading Day period immediately following the delivery of any Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice and (b) such Note Holder Initiated Conversion Notice shall not be delivered on any day during the 90 VWAP Trading Day period following a stock split, stock dividend, rights offering, special dividend, other asset distribution or any other event or transaction of a type that would be subject to adjustment under subsection 9.8B; provided that if any Note Holder delivers a Note Holder Initiated Conversion Notice during one of the periods enumerated above, then such Note Holder Initiated Conversion Notice shall be deemed void and not given any effect;

C.the amount equal to the number of shares of Parent Common Stock outstanding (prior to giving effect to any conversion that has not been settled) multiplied by the Last Reported Sale Price on the Trading Day immediately preceding the date of delivery of the applicable Note Holder Initiated Conversion Notice shall not be less than (a) unless and until the Second Phase Funding Date has occurred, $10,000,000,000 and (b) on or following the Second Phase Funding Date, $13,700,000,000;

D.the Note Holders may make the “Demand” (as defined in section 3 of the Registration Rights Agreement) with respect to the Registrable Securities to be received upon such Note Holder Initiated Conversion and that Parent shall comply with its obligations under the Registration Rights Agreement; provided that any underwritten offering effected pursuant to such Demand shall not include a road show or fully-marketed offering; and

E.any shares of Parent Common Stock delivered upon conversion are (i) fungible with the Parent Common Stock, (ii) approved for listing on the Applicable Exchange and (iii) not subject to any Transfer Restrictions (other than pursuant to Section 5 of the Securities Act as a result of being “restricted securities” within the meaning of Rule 144).

9.7Conversion Procedure for Note Holder Initiated Conversion

A.Following a Note Holder Initiated Conversion Notice with respect to any Notes, the Note Holder of any such Notes to be converted, in whole or in part, shall at or prior to 5:00 p.m. (Houston time) on the fourth Scheduled Trading Day immediately following the date of delivery of the applicable Note Holder Initiated Conversion Notice:

(i)surrender such Note Holder’s Note to Issuer;

(ii)if required, furnish appropriate endorsements and transfer documents; and

(iii)if required pursuant to subsection 9.12, pay any transfer taxes or duties.

Subject to, and upon satisfaction of the requirements in the immediately preceding sentence, (a) the Notes subject to a Note Holder Initiated Conversion Notice will be converted in accordance with the provisions of this Agreement and the Notes ~~and~~, (b) the Issuer shall, and shall cause Parent, as agent for Issuer, to, deliver the shares of Parent Common Stock deliverable therefor pursuant to subsection 9.9~~.~~ and (c) the Technical Agent shall notify the Administrative Agent in writing of the aggregate amount of each Note Holder’s Notes that are converted in connection with a Note Holder Initiated Conversion Notice and the remaining amount of each such Note Holder’s Notes.
9.8Conversion Rate

A.The conversion rate with respect to any Notes surrendered for conversion pursuant to this Section 9 (the “Conversion Rate”) shall be the number of shares of Parent Common Stock per $1,000 principal amount of Notes (or, if the aggregate principal amount of Notes subject to conversion is not an integral of $1,000, such other amount) equal to 1,000 (or, if the aggregate principal amount of Notes subject to conversion is not an integral of $1,000, such other amount) divided by: (i) (a) with respect to any Initial Notes surrendered in connection with an Issuer Initiated Conversion, the price per share equal to the lower of (x) the product of (A) 0.9 and (B) the average of the Daily VWAP of Parent Common Stock for the 90 consecutive VWAP Trading Day period ending on, and including, the VWAP Trading Day immediately preceding the date on which the Issuer Initiated Conversion Notice is delivered to converting Note Holders and (y) the product of (A) 0.9 and (B) the Last Reported Sale Price on the Trading Day immediately preceding the date on which the Issuer Initiated Conversion Notice is delivered to converting Note Holders or (b) with respect to any Additional Notes surrendered in connection with an Issuer Initiated Conversion, the price per share equal to the lower of (x) the product of (A) 0.75 and (B) the average of the Daily VWAP of Parent Common Stock for the 90 consecutive VWAP Trading Day period ending on, and including, the VWAP Trading Day immediately preceding the date on which the Issuer Initiated Conversion Notice is delivered to converting Note Holders and (y) the product of (A) 0.75 and (B) the Last Reported Sale Price on the Trading Day immediately preceding the date on which the Issuer Initiated Conversion Notice is delivered to converting Note Holders; or (ii) (a) with respect to any Initial Notes surrendered in connection with a Note Holder Initiated Conversion, the average of the Daily VWAP of Parent Common Stock for the 90 consecutive VWAP Trading Day period ending on, and including, the VWAP Trading Day immediately preceding the date on which the Note Holder Initiated Conversion Notice is delivered to Issuer and Parent or (b) with respect to any Additional Notes surrendered in connection with a Note Holder Initiated Conversion, the product of (x) 0.75 and (y) the average of the Daily VWAP of Parent Common Stock for the 90 consecutive VWAP Trading Day period ending on, and including, the VWAP Trading Day immediately preceding the date on which the Note Holder Initiated Conversion Notice is delivered to Issuer and Parent (any such 90 consecutive VWAP Trading Day period described in clauses (i) and (ii) immediately above, the “Averaging Period” and any such price calculated in clauses (i) and (ii) immediately above, the “Conversion Price”); provided, however, that the Issuer shall adjust the Conversion Rate in a commercially reasonable manner and in accordance with the advice and calculations of an Independent Financial Expert retained by Issuer for such purpose if (i) the ex-dividend date or record date, as applicable, for any regularly scheduled quarterly or other periodic dividend or distribution occurs during the period starting on the date immediately succeeding the last day of the Averaging Period and ending on the day immediately preceding the date on which Parent Common Stock is delivered to the converting Note Holder in accordance with subsection 9.9D or (ii) the ex-dividend date or record date, as applicable, for any regularly scheduled quarterly or other periodic dividend or distribution that is in an amount that differs materially from the amount of the most recent regularly scheduled or other periodic dividend of the Parent occurs during the period starting on the first day of the Averaging Period and ending on the last day of the Averaging Period.

B.If the ex-dividend date, record date, effective date or expiration date, as applicable, for any of the following events occurs, the Averaging Period for the purpose of determining any Conversion Price may not commence until 90 VWAP Trading Days following such an event (for the avoidance of doubt, a conversion of Notes may not occur during a 90 VWAP Trading Day period following such an event) unless the Note Holders who have delivered the Note Holder Initiated Conversion Notice with respect to any Notes elect for the Averaging Period for such converted Notes to include one or more of such events, in which case the conversion of such Notes shall occur in accordance with such Note Holder Initiated Conversion Notice Conversion Notice and the Conversion Rate shall be adjusted by the Issuer in a commercially reasonable manner and in accordance with the advice and calculations of the Independent Financial Expert retained by the Issuer for that purpose:

(i)Parent issues shares of Parent Common Stock as a dividend or distribution on all or substantially all of the shares of the Parent Common Stock, or Parent effects a share split or share combination applicable to all or substantially all shares of the Parent Common Stock;

(ii)Parent declares a distribution to all or substantially all holders of shares of Parent Common Stock of any rights, options or warrants entitling them for a period of not more than 60 days after the date of such distribution to subscribe for or purchase shares of Parent Common Stock, at a price per share less than the Last Reported Sale Price of the Parent Common Stock on the Trading Day immediately preceding the date of announcement of such distribution;

(iii)Parent declares a distribution of shares of its capital stock, evidences of its indebtedness, other assets or property of Parent or rights, options or warrants to acquire Issuer’s capital stock or other securities (the “Distributed Property”), to all or substantially all holders of shares of Parent Common Stock, excluding:

(a)dividends or distributions of Parent Common Stock or rights, options or warrants as to which an adjustment was made under subsection 9.8B(i) or subsection 9.8B(ii), as the case may be;

(b)dividends or distributions paid exclusively in cash as to which adjustment, if any, will be made under subsection 9.8B(v); and

(c)dividends or distributions as to which an adjustment was made under subsection 9.8B(iv);

(iv)Parent declares a distribution to all or substantially all holders of shares of Parent Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary, or other business unit or Affiliate, of Parent, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a major U.S. or non-U.S. securities exchange (a “Spin-Off”);

(v)any cash dividend or distribution is declared to be paid or made to all or substantially all holders of shares of Parent Common Stock, other than any regularly scheduled quarterly or other periodic dividend or distribution, subject to adjustment pursuant to the proviso set forth in subsection 9.8A; or

(vi)Parent, Issuer or any of their Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Parent Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Parent Common Stock exceeds the Last Reported Sale Price of the Parent Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

C.Within three (3) Business Days following any adjustment to the Conversion Rate pursuant to the proviso in subsection 9.8A, Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail by overnight mail such notice of such adjustment of the Conversion Rate to each Note Holder in accordance with subsection 12.4. In addition, following any adjustment to the Conversion Rate pursuant to the proviso in subsection 9.8A, Issuer will, upon request by a Note Holder, promptly following (and, in any event, within three (3) Business Days of) such request, provide to such Note Holder a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such adjustment.

D.During the period starting on the day immediately succeeding the last day of the Averaging Period and ending on the day immediately preceding the date on which Parent Common Stock is delivered to the converting Note Holder in accordance with subsection 9.9D, no ex-dividend date, record date, effective date or expiration date, as applicable, for any of the events described in subsection 9.8B that are not permitted to occur during the Averaging Period for the purpose of determining any Conversion Price shall occur.

9.9Settlement upon Conversion

A.Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

B.Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in subsection 9.3 or 9.7, as applicable, have been satisfied as to such Notes (or portion thereof).

C.Upon the surrender to the Issuer of a Note that is converted in part (except to the extent such Note is repurchased as a Repurchased Non-Converted Note) or only part of which consists of Repurchased Non-Converted Notes within three (3) Business Days after the date of such surrender, Issuer shall execute and deliver to the Holder a new Note equal in principal amount to the unconverted portion or portion not subject to repurchase of the Note surrendered.

D.With respect to any conversion of Notes, if any, Issuer shall, subject to the provisions of this Section 9, no later than 5:00 p.m. (Houston time) on the fifth Scheduled Trading Day immediately following the date of delivery of the relevant Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, as applicable, cause Parent to issue and Issuer shall deliver (or shall cause Parent, as agent for Issuer, to deliver) to the converting Note Holder the number of shares of Parent Common Stock equal to, in respect of each $1,000 principal amount of Notes being converted (or, if the aggregate principal amount of Notes subject to conversion is not an integral of $1,000, such other amount), the number of shares of Parent Common Stock equal to the Conversion Rate, rounded down to the nearest whole share of Parent Common Stock; provided, that in the event of a Note Holder Initiated Conversion, Issuer’s requirement to deliver shares in accordance with this subsection 9.9D shall be deferred to the extent Parent’s obligations under section 4(a) of the Registration Rights Agreement are deferred in accordance with the terms thereof until the date on which such obligations are satisfied or the applicable Note Holder elects to revoke its Note Holder Initiated Conversion Notice in accordance with the terms of such section.

E.Upon conversion, Note Holders shall receive a separate cash payment from the Issuer for (i) any partial shares that are not delivered to such Note Holder pursuant to subsection 9.9D, plus (ii) accrued and unpaid interest up to but excluding the date on which such converting Note Holder receives shares of Parent Common Stock pursuant to subsection 9.9D.

F.Issuer shall not issue fractional shares upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Note Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered by the Issuer) shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

G.Notwithstanding anything to the contrary in this Agreement, in no case shall Issuer deliver (or cause Parent to deliver) any shares of Parent Common Stock to the extent delivery thereof would cause the aggregate number of all shares of Parent Common Stock delivered and deliverable pursuant to the terms of this Agreement to all Note Holders to exceed the Aggregate Share Cap.

H.With respect to each share of Parent Common Stock delivered pursuant to this subsection 9.9: (i) Issuer acknowledges to, and agrees with, the Note Holder of the relevant converted Note that such share will be delivered free of restrictive legends; provided that any instruction to the transfer agent for the Parent Common Stock that such shares of Parent Common Stock are “restricted securities” within the meaning of Rule 144(a) of the Securities Act shall not be deemed to breach this subsection 9.9H; provided that upon a sale pursuant to the registration statement, such shares will be delivered free of any such legend, registered in the name of The Depository Trust Company’s nominee, maintained in the form of book entries on the books of The Depository Trust Company and allowed to be settled through The Depository Trust Company’s regular book-entry settlement services and (ii) the Note Holder of the relevant converted Note acknowledges and agrees that such share may be a “restricted security” within the meaning of Rule 144(a) of the Securities Act and will not be sold except in a transaction registered under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act.

9.10Piggyback Conversions

A.Notwithstanding the limitations set forth in subsection 9.2D(a)(iii) and subsection 9.6B(a)(iii), if any Issuer Initiated Conversion Notice or any Note Holder Initiated Conversion Notice has been delivered (either, the “First Notice”), then, by 5:00 p.m. (Houston time) on the Business Day immediately following the delivery of such First Notice, the Note Holders (with respect to any First Notice that is an Issuer Initiated Conversion Notice) or the Issuer (with respect to any First Notice that is a Note Holder Initiated Conversion Notice) shall have the right to deliver, as applicable, a Note Holder Initiated Conversion Notice or Issuer Initiated Conversion Notice (either, the “Piggyback Notice”), and such Piggyback Notice shall be deemed to have been delivered on the same date as the First Notice, and, for the avoidance of doubt, the conversion with respect to each of the First Notice and the Piggyback Notice shall be consummated on the same date. Except as expressly set forth in this subsection 9.10, any conversion pursuant to a First Notice or a Piggyback Notice shall be subject to all terms and conditions applicable to an Issuer Initiated Conversion or a Note Holder Initiated Conversion, as applicable; provided that in the event the Piggyback Notice is delivered by Issuer following a Note Holder Initiated Conversion Notice, the Note Holders delivering the First Notice shall have the right to revoke the applicable Note Holder Initiated Conversion Notice that was delivered by such Note Holders on or before 5:00 p.m. (Houston time) on the Business Day immediately following the delivery of the Piggyback Notice and, in the event the Note Holders elect to revoke such First Notice, the Issuer shall have the right, to be exercised within one Business Day following the revocation of the First Notice, to notify Technical Agent and the Note Holders with a copy to the Administrative Agent (for informational purposes only) that Issuer elects to increase the aggregate amount of Notes to be converted pursuant to the Piggyback Notice and such conversion will otherwise remain subject to the provisions of this Section 9, including, with respect to any conversion of Notes held by an EIG Note Holder, the provisions set forth in subsection 9.2A.

B.Notwithstanding subsection 9.10A, if:

(i)as a result of subsection 9.9G, less than all the shares of Parent Common Stock subject to the First Notice and the Piggyback Notice may be delivered, Parent

Common Stock shall be delivered, to the extent permitted by subsection 9.9G, first, pursuant to the First Notice and, second, pursuant to the Piggyback Notice; or

(ii)with respect to the First Notice and Piggyback Notice, if any, in connection with the initial conversion pursuant to this Section 9, the aggregate principal amount of Notes being converted pursuant to both the First Notice and the Piggyback Notice shall be less than or equal to 50.0% of the principal amount of all Notes outstanding as of the date the First Notice is delivered, and, subject to such limitation, Parent Common Stock shall be delivered first, pursuant to the First Notice with respect to a principal amount of Notes equal to the lesser of (i) 50.0% of the principal amount of all Notes outstanding as of the date the First Notice is delivered and (ii) the principal amount of Notes subject to the First Notice, and, second, pursuant to the Piggyback Notice with respect to a principal amount of Notes equal to the lesser of (x) the excess, if any, of (A) 50.0% of the principal amount of all Notes outstanding as of the date the First Notice is delivered over (B) the principal amount of Notes subject to the First Notice and (y) the principal amount of Notes subject to the Piggyback Notice.

9.11Effect of Reclassification, Consolidation, Merger or Sale

In the case of (i) any recapitalization, reclassification or change of Parent Common Stock (other than changes resulting from a subdivision or combination, any stock dividends or any change in par value or to no par value or from no par value to a par value), (ii) any consolidation, merger or combination involving Parent, (iii) any sale, lease or other transfer to a third party of the consolidated assets of Parent substantially as an entirety, or (iv) any statutory share exchange, in each case, as a result of which Parent Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, Issuer shall execute, and each Note Holder shall counter-sign, a supplemental agreement providing for the right to convert each $1,000 principal amount of Notes by reference to the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Parent Common Stock immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that, if the successor to Parent is not a U.S. person (within the meaning of Section 7701(a)(30) of the Code) that is an entity taxable as a corporation for U.S. federal tax purposes, Parent shall notify Technical Agent in writing no fewer than fifteen (15) Business Days prior to the effective time of such Merger Event; provided, further, that unless upon the effective time of such Merger Event (i) the common equity (or receipts representing such equity) of the successor to Parent is listed on The New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or the NASDAQ Global Market Select, or any successor to the foregoing, and (ii) such successor to Parent becomes party to this Agreement and the Registration Rights Agreement and assumes all of Parent’s obligations thereunder, Section 9 of this Agreement shall cease to be effective and the Notes shall no longer be convertible. If such Merger Event causes Parent Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of shares of Parent Common Stock that affirmatively make such an election. If requested by the Required Note Holders (ignoring, for the purposes of determining Required

Note Holders for purposes of this Section, any conversions that have not been settled) any changes to this Agreement in connection with the Merger Event shall be made in accordance with the advice and calculations of an Independent Financial Expert retained by Issuer for such purpose. Issuer shall notify the Note Holders of such weighted average as soon as practicable after such determination is made. Issuer shall not, and shall cause Parent not to, enter into any such transaction unless its terms are consistent with the foregoing in this subsection 9.11.
9.12Taxes of Shares Issued

Any issue of shares on conversions of Notes shall be made without charge to the converting Note Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and Issuer shall pay any and all documentary, stamp or similar issue or transfer taxes or duties that may be payable in respect of the issue or delivery of shares of Parent Common Stock on conversion of Notes pursuant hereto. Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of Issuer of any Notes converted, and, in addition to any other requirements or conditions set forth herein, Issuer shall not be required to issue or deliver any such shares unless and until the Person or Persons requesting the issue thereof shall have paid to Issuer the amount of such tax or shall have established to the satisfaction of Issuer that such tax has been paid.

9.13Reservation of Shares

Parent shall at all times provide, out of its authorized but unissued shares or shares held in treasury, shares of Parent Common Stock in an amount equal to the Aggregate Share Cap.
9.14Shareholder Rights Plan

Each share of Parent Common Stock issued upon conversion of Notes pursuant to this Section 9 shall be entitled to receive the appropriate number of rights, if any, as may be provided by the terms of any shareholder rights agreement adopted by Parent, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Parent Common Stock in accordance with the provisions of the applicable shareholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if Parent had distributed, to all holders of the Parent Common Stock, Distributed Property as described in subsection 9.8B(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
9.15Limitations on Synthetic Sales

No Note Holder shall, while it is the holder of Notes, enter into any hedging, derivative or other similar transaction relating to such Notes with respect to any Issuer Party or any of their respective Equity Interests, other securities, debt instruments or credit ratings, the economic effect or intent of which transaction is to transfer gain or loss in respect of the value of, such Notes (or the shares of Parent Common Stock into which such Notes are convertible) to another Person as a result of changes in the trading price of the securities of any Issuer Party or their respective Equity Interests, debt instruments or changes in the credit ratings of any Issuer Party or any of their respective Equity Interests, other securities or debt instruments (or, more generally, changes in the perceived creditworthiness of any Issuer Party); provided that this limitation shall not apply to any Notes in respect of which an Issuer Initiated Conversion Notice or notice of Note Holder Initiated Conversion has been provided pursuant to this Section 9.

9.16Director Rights

From and after the date of any conversion pursuant to this Section 9 following which the EIG Note Holders collectively “beneficially” own (within the meaning of Section 13 of the Exchange Act) shares of the Parent Common Stock acquired pursuant to one or more Issuer Initiated Conversions or Note Holder Initiated Conversions representing 10% or more of the outstanding shares of Parent Common Stock, and for so long as such shares continue to represent 5% or more of the outstanding shares of Parent Common Stock, EIG MC, on behalf of the EIG Note Holders, shall be entitled to designate one voting member for appointment to the board of directors of Parent; provided that such appointee shall be subject to the good faith completion of Parent’s customary due diligence process on director nominees. For the avoidance of doubt, EIG MC shall not be entitled to appoint more than one director pursuant to this subsection 9.16 at any time. If EIG MC is entitled to designate a director pursuant to this subsection 9.16, Parent will immediately expand the board of directors of Parent (if there are no existing vacancies) and include such EIG MC designee on the board of directors in such newly-created or vacant director’s seat. Thereafter, Parent shall nominate the person designated by EIG MC in accordance with this subsection 9.16 for election as a director at the annual meeting immediately following the applicable Conversion Date and solicit proxies for such director in the same manner as it does for all the other members of Parent’s slate of directors. In the event EIG MC’s designee is not elected as a director at such annual meeting, EIG MC shall have the right to appoint a replacement director (who, for the avoidance of doubt, shall be a different individual) in accordance with this subsection 9.16.
9.17Cooperation

Until the date that is 90 days after the Closing Date, the Note Document Parties shall cooperate with the Technical Agent and the Note Purchasers and shall make their respective officers and other representatives available during reasonable business hours for meetings and customary due diligence calls in connection with the marketing of any transaction with respect to the Notes.
9.18Tax Matters.

A.Parent covenants and agrees, from the Closing Date and until the Discharge Date, unless waived in accordance with the terms hereof:

(i)Parent shall promptly notify Technical Agent if Parent determines that either Parent or Issuer is a USRPHC.

(ii)Unless Parent has provided Technical Agent with notice pursuant to subsection 9.18A(i) that Parent is a USRPHC, Parent shall perform a quarterly analysis of its USRPHC status and provide (i) on a quarterly basis and, if requested by Technical Agent, on any date of a disposition of a Note, the Note Holders with a duly signed certificate which certifies that Parent is not a USRPHC, and therefore equity interests in Parent are not United

States real property interests within the meaning of Section 897(c)(1) of the Code, in a form reasonably satisfactory to ~~Agent~~each such Note Holder effecting such disposition, and (ii) EIG MC and any of its Affiliates with the underlying analyses, valuations and work papers related to such determination.

(iii)Parent shall not take any action that causes Issuer to be treated as other than an association taxable as a corporation for U.S. federal tax purposes on or after the Closing Date.

B.Parent covenants and agrees (i) to treat the Notes as debt for U.S. federal tax purposes and (ii) that the Notes are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4 in each case unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

9.19Equity Contribution Agreement

Parent covenants and agrees, from the Closing Date and until the Discharge Date, unless waived in accordance with the terms hereof:
A.In the event all Senior Debt Obligations have been paid in full and all related Senior Debt Commitments, if applicable, have terminated or expired or the financing for the Project contemplated by the CCH Senior Financing Documents has otherwise been terminated, in each case, prior to the payment of all Cash Equity Funding required to the paid under Sections 2 and 3 of the Equity Contribution Agreement (without regard to the pro rata funding requirements of Sections 3(b) and 3(c) of the Equity Contribution Agreement), the Required Note Holders, shall have the right to require, by written notice to Parent from ~~Agent~~Administrative Agent (acting on the written direction of the Required Note Holders), Parent to pay all such remaining and unpaid Cash Equity Funding amounts to CCH by wire transfer of immediately available funds to an account designated by CCH or as otherwise directed by CCH.

B.Parent shall not amend the Equity Contribution Agreement, other than amendments that could not reasonably be expected to adversely impair the rights or remedies of the Note Holders ~~or~~, Technical Agent or Administrative Agent with respect to the Equity Contribution Agreement pursuant to subsection 9.19A.

SECTION 10	EVENTS OF DEFAULT; REMEDIES

10.1Events of Default
Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement and the other Note Documents, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of Requirements of Law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any Governmental Authority:
A.Failure to Make Payments. Issuer or any other Note Document Party shall (i) default in the payment when due of any interest, Fees, Yield Maintenance Amount or any other Note Obligations (other than principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) of the Notes) for more than three (3) Business Days after such due date, or (ii) default in the payment when due of any principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) of the Notes, including any mandatory prepayments required hereunder; provided that if failure to pay such principal occurs due to a purely administrative error, Issuer shall have three (3) Business Days after the applicable due date to cure such failure.

B.Breach of Representation or Warranty. Any representation, warranty or certification by any Note Document Party under this Agreement or any other Note Document or in any certificate furnished by any Note Document Party pursuant to any Note Document shall prove to have been false in any material respect, unless, if such false representation, warranty or certification (and the effect thereof) is capable of being cured within 60 days, such Person cures such false representation, warranty or certification (and any effect thereof) within 60 days of becoming aware thereof.

C.Breach of Covenants.

(i)Any Note Document Party shall fail to perform or observe any term, covenant or agreement contained in (a) subsection 6.3A, subsection 6.6B, subsection 6.10B, subsection 6.13A, subsection 7.2, subsection 7.3, subsection 7.5, subsection 7.6, subsection 7.11, subsection 7.15 or subsection 7.17 of this Agreement, (b) Section 6(d), Section 6(e) or Section 6(g) of either Pledge Agreement or (c) subsection 2.4, provided that to the extent such breach of subsection 2.4 results due to a purely administrative error, Issuer shall have three (3) Business Days to cure such failure.

(ii)Any Subject Company shall (a) fail to perform or observe any term, covenant or agreement contained in subsection 6.8, subsection 7.4A, subsection 7.8, subsection 7.10, subsection 7.13, subsection 7.14, subsection 7.16 or subsection 8.1, (b) fail in any material respect to perform or observe any term, covenant or agreement contained in subsection 7.1, subsection 7.7 or subsection 7.12, and, in each case of clauses (a) and (b), such failure shall remain unremedied for ten (10) Business Days after the earlier of the date on which (x) any officer of Issuer becomes aware of such failure or (y) written notice thereof shall have been given to Issuer by Technical Agent, Administrative Agent (acting at the written direction of Required Note Holders), Collateral Agent (acting at the written direction of Required Note Holders) or any Note Holder; provided that to the extent any breach of subsection 6.8, subsection 7.8 or subsection 7.16 occurs due to a purely administrative error, Issuer shall have an additional three (3) Business Days to cure such failure.

(iii)Any Subject Company shall (a) fail to perform or observe any term, covenant or agreement contained in subsection 6.9 or (b) fail in any material respect to perform or observe any term, covenant or agreement contained in subsection 6.7, subsection 7.4B or subsection 8.5, and in each case of clauses (a) and (b), such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (x) any officer of Issuer becomes aware of such failure or (y) written notice thereof shall have been given to Issuer by Technical Agent, Administrative Agent (acting at the written direction of Required Note

Holders), Collateral Agent (acting at the written direction of Required Note Holders) or any Note Holder.

(iv)Any Note Document Party shall fail in any material respect to perform or observe any term, covenant or agreement contained in any Note Document on its part to be performed or observed (other than any term, covenant or agreement contemplated by subsections 10.1A, B, 10.1C(i), 10.1C(ii) and 10.1C(iii) above) if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) any officer of Issuer and, if applicable, such other Note Document Party becomes aware of such failure or (B) written notice thereof shall have been given to Issuer and, if applicable, such other Note Document Party by Technical Agent, Administrative Agent (acting at the written direction of Required Note Holders), Collateral Agent (acting at the written direction of Required Note Holders) or any Note Holder; provided, however, that, if (1) such failure does not involve the payment of money to any Person and cannot be cured in such 30-day period, (2) such failure is susceptible of cure within 90 days, (3) the Note Document Parties are proceeding with diligence and in good faith to cure such failure, (4) the existence of such failure has not had and would not, after considering the nature of the cure, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (5) Administrative Agent shall have received a certificate signed by a Responsible Officer of Issuer to the effect of clauses (1), (2), (3) and (4) above and stating what action the Note Document Parties are taking to cure such failure, then such 30-day cure period shall be extended to a total of 90 days.

D.Fundamental Events of Default.

(i)Any Fundamental Event of Default shall occur; or

(ii)Any other event shall occur or condition shall exist under any agreement or instrument relating to Debt under the CCH Senior Financing or any Material Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, and the effect of such event or condition is to accelerate such CCH Senior Financing Debt or Material Debt or the maturity of such CCH Senior Financing Debt or Material Debt, or such CCH Senior Financing Debt or Material Debt shall be declared to be due and payable or required to be prepaid or redeemed, it being understood that if any of the preceding circumstances occurs and any Issuer Party subsequently cures or remedies such occurrence or condition or such occurrence or condition is waived, for all purposes hereof such occurrence or condition shall not constitute a Default or Event of Default under this Agreement unless Technical Agent, Administrative Agent (acting at the written direction of Required Note Holders) or Collateral Agent (acting at the written direction of Required Note Holders) has begun to exercise remedies under the Note Documents prior to the date it receives from Issuer written notice of such cure.

E.Bankruptcy, Etc. Any Issuer Party shall be subject to a Bankruptcy Event.

F.Judgments.

(i)Any unsatisfied final judgments, either individually or in the aggregate, for the payment of money in excess of $120,000,000 shall be rendered against any Subject Company and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or (b) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment shall not give rise to an Event of Default under this subsection 10.1F(i) if and for so long as (1) the amount of such judgment is covered by a valid and binding policy of insurance in favor of such Subject Company from an insurer that is rated at least “A” by A.M. Best Company, which policy covers full payment thereof (other than the greater of the applicable deductible or $120,000,000) and (2) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment.

(ii)Any non-monetary final judgment shall be rendered against any Subject Company that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect.

G.Invalidity of Note Documents.

(i)Any material provision of any Note Document after delivery thereof (i) is expressly repudiated in writing by any Note Document Party, (ii) shall have been terminated (other than pursuant to the terms thereof following discharge in full of all obligations thereof or otherwise by agreement in writing of the parties thereto not as a result of an Event of Default hereunder) or (iii) is declared unenforceable in a final judgment of a court of competent jurisdiction against any Note Document Party and such unenforceability (subject to applicable Reservations) is not cured within five (5) Business Days following the date of entry of such judgment; provided that such five-Business Day period shall apply only so long as the relevant party is attempting in good faith to cure such unenforceability.

(ii)Any Security Document or financing statement in respect thereof after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien (subject to Excepted Liens) in favor of the Collateral Agent or any other Secured Party on and security interest in the Collateral purported to be covered thereby, other than to the extent that (a) any such loss of the validity, perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge Agreement, or (b) such loss of validity, perfection or priority results from the failure of the Collateral Agent, any Depositary Bank, Securities Intermediary ~~or~~, Administrative Agent or Technical Agent to take any action required to be taken by it pursuant to the terms of the Security Documents to maintain such validity, perfection or priority (unless such failure results from or is attributable to any failure of a Note Document Party to cooperate with such actions).

H.ERISA EVENT. The occurrence of one or more ERISA Events which individually or in the aggregate would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

10.2Remedies

A.Acceleration. (i) Upon the occurrence of any Event of Default described in subsection 10.1E with respect to Parent or Issuer, the unpaid principal amount of the Notes (including all amounts added to principal pursuant to subsection 3.2B(iii)) and all accrued and unpaid interest on the Notes (including all interest thereon accrued at the Default Interest Rate), the Yield Maintenance Amount and any and all accrued Fees and other Note Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer and (ii) upon the occurrence and during the continuation of any other Event of Default (other than any Fundamental Event of Default, the remedies in respect of which are set forth in subsection 10.2C), at the direction of the Required Note Holders, Administrative Agent will, by written notice to Issuer, declare all or any portion of the amounts described in clause (i) above to be, and the same shall further become, immediately due and payable, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer.

B.Rescission. At any time after any Notes have been declared due and payable pursuant to clause (ii) of subsection 10.2A or subsection 10.2C, the Required Note Holders, by written notice to Administrative Agent and Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and the Yield Maintenance Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Yield Maintenance Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Interest Rate and any other Note Obligations then due and payable, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to subsection 12.6, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this subsection 10.2B will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

C.Fundamental Events of Default. If any Fundamental Event of Default is not cured within 180 days following the date on which notice of such Fundamental Event of Default is delivered to the lenders under the CCH Senior Financing or other Permitted Senior Debt or, with respect to a Fundamental Event of Default described in clause (a)(v) of the definition of “Fundamental Event of Default,” such later date on which such Fundamental Event of Default is deemed to occur hereunder (subject to the proviso of this sentence), at the direction of the Required Note Holders, Administrative Agent will, by written notice to Issuer, declare the unpaid principal amount of the Notes (including all amounts added to principal pursuant to subsection 3.2B(iii)) and all accrued and unpaid interest on the Notes (including all interest thereon accrued at the Default Interest Rate), the Yield Maintenance Amount and any and all accrued Fees and other Note Obligations to be, and the same shall further become, immediately due and payable, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by Issuer; provided that in the event of any Fundamental Event of Default arising under the provisions of the CCH Senior Financing Documents that correspond to Section 15.1(l) of the Common Terms Agreement, or if the CCH Senior Financing has been repaid prior to the Discharge Date, the corresponding provision, if any, of the largest principal amount of then-outstanding Permitted Senior Debt of the Project Entities, has been subject to any waiver, forbearance agreement or other agreement, such 180-day period shall be deemed to have commenced as of the date such waiver, forbearance agreement or other similar agreement was first provided under the CCH Senior Financing.

D.General Remedies. Upon any acceleration of the Note Obligations pursuant to the terms of this subsection 10.2, Issuer shall be obligated to pay to Note Holders, in addition to the other amounts then due and payable, the Yield Maintenance Amount, determined in accordance with subsection 3.3D as though the principal amount of the Notes becoming due, or declared to be due and payable, on such date had been voluntarily prepaid on such date. For the avoidance of doubt, the Yield Maintenance Amount payable under this Agreement shall be due on any acceleration of the Note Obligations pursuant to this subsection 10.2. In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, at the written request of the Required Note Holders, Administrative Agent shall, or following the acceleration of the Note Obligations pursuant to subsection 10.2A(i) Administrative Agent may, (a) exercise or direct Collateral Agent to exercise all of its rights as a secured party under the Security Documents, under applicable Requirements of Law or otherwise (and all remedial provisions in the Security Documents are hereby incorporated by reference), (b) apply all amounts on deposit in any account subject to an Account Control Agreement to the Note Obligations in such order as ~~it~~the Technical Agent shall ~~select~~elect in ~~Agent’s~~its sole discretion and have communicated to the Administrative Agent in writing (provided that payments made in respect of each class or type of Note Obligation owed to the Note Holders are applied pro rata across the Note Holders) and (c) take any and all action permitted under applicable Requirements of Law.

E.Voting Rights. Issuer covenants and agrees that, from and after the occurrence of any Event of Default, without the consent of the Required Note Holders, Issuer shall not, and shall not permit any of its Subsidiaries to:
authorize or issue any additional equity (including any rights or warrants to acquire any additional equity) other than the authorization of and issuance of additional equity to Parent, Issuer or any of Issuer’s wholly owned Subsidiaries (provided that the Issuer shall

(i)not issue any of its equity to its Subsidiaries) or take any action that would alter the preferences, rights or privileges of any class of its existing equity of Issuer or any of its Subsidiaries;

(ii)amend or waive any provision of the Constituent Documents of Issuer or any of its Subsidiaries to the extent such amendment or waiver would have a material adverse impact on the Note Holders;

(iii)make any Restricted Payment to the equity holders of Issuer (other than any payment to Parent or any Affiliate of Parent or Issuer in accordance with subsection 7.8B);

(iv)(1) sell or dispose of, or cause a Material Subsidiary of Issuer to sell or dispose of, directly or indirectly, (x) all or substantially all of its Property, (y) a material portion of the Equity Interests of a Material Subsidiary or (z) any Train, in each case, to one or more Persons that are not wholly owned Subsidiaries of Issuer or such Subsidiary or a related series of transactions that, taken together, result in any such sale or disposition, (2) consolidate or merge Issuer or any Material Subsidiary of Issuer with or into any other Person or otherwise acquire (including by acquisition of stock or assets) any interest in any Person or any unit or division thereof or (3) enter into, or cause any Subsidiary of Issuer to enter into, any joint venture or partnership with any other Person, in each case, other than transactions between or among wholly owned subsidiaries of Issuer;

(v)liquidate, dissolve or wind up Issuer or any Material Subsidiary of Issuer, or file or commence any case, proceeding or other action under any Bankruptcy Law or seek an appointment of a receiver, trustee, custodian or any similar person for Issuer or any Subsidiary of Issuer;

(vi)redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Equity Interests of Issuer or any Subsidiary of Issuer;

(vii)take any action that results in a material change in the nature of the business of Issuer or its Subsidiaries;

(viii)authorize or effect an initial public offering of any Subsidiary of Issuer;

(ix)settle any legal claims (whether in litigation, arbitration or mediation) against Issuer or a Subsidiary, in each case for an amount payable by Issuer or such Subsidiary of Issuer in excess of $250,000,000;

(x)incur, or cause a Subsidiary of Issuer to incur, any obligations for borrowed money, obligations evidenced by a bond, note or other evidence of debt, provide a guarantee (directly or indirectly) of the obligations of any other Person or otherwise grant any lien on any assets of Issuer or such Subsidiary, or amend, modify, extend or suspend performance under any agreement documenting the foregoing; provided that this subsection shall not apply to any indebtedness permitted under the Permitted Senior Debt;

(xi)enter into, or cause any Subsidiary of Issuer to enter into, any transaction with an Affiliate; provided that no such consent shall be required in connection with any transaction with Affiliates permitted under the Permitted Senior Debt Documents;

(xii)establish or amend material accounting policies of Issuer or any Material Subsidiary of Issuer or change the identity of the independent auditor of Issuer or any Material Subsidiary of Issuer;

(xiii)increase or decrease the size of the board of directors or managers of Issuer, if applicable; or

(xiv)make any new or change or revoke any tax election of Issuer or any Subsidiary of Issuer to the extent that such tax election would have an adverse impact on the Note Holders.

F.The remedies set forth in this Section 10 are in addition to all other rights and remedies available to Note Holders ~~or~~, Technical Agent or Administrative Agent under this Agreement, any other Note Document or by law or equity.

10.3Issuance of Additional Notes

If any Project Entity fails to meet any material financial obligation to the lenders under the CCH Senior Financing or any other Permitted Senior Debt, or to any third party under any Material Project Agreement or otherwise in respect of the payment of Project Costs, Issuer shall give Technical Agent and Administrative Agent prompt (and in any event, within one (1) Business Day thereafter in the case of any failure to pay obligations thereunder or breach of any financial covenant contained therein, or (ii) three (3) Business Days thereafter in the case of any other breach or default thereunder) written notice of such failure (including a description thereof, the amount of such defaulted financial obligations and the action or actions such Project Entity or any other Issuer Party plans to take with respect thereto) and following expiration of any applicable cure period (as the same may be extended) Issuer shall give Technical Agent and Administrative Agent prompt written notice that such failure has not been cured and the Note Holders shall have the right, in their sole discretion, to pay all (but not less than all) of such defaulted amount, within twenty (20) Business Days of the date of such second notice, directly to the lenders under the CCH Senior Financing or any other Permitted Senior Debt or to such third party, or to pay such amount to Issuer (in which case Issuer shall contribute such amount to CCH Direct Parent, cause CCH Direct Parent to contribute such amount to CCH and cause CCH to use such amount for the payment of such defaulted amount) (any amount so paid by the Note Holders pursuant to this subsection 10.3, the “Funded Amount”) and Issuer shall issue to the Note Holders electing to fund such Funded Amount, convertible promissory notes hereunder of a new tranche (“Additional Notes”) having the identical provisions as the Initial Notes other than the (i) date of issuance and the initial Quarterly Payment Date, (ii) interest rate, which shall be as set forth in subsection 3.2B(i) and (iii) conversion rate, which shall be as set forth in subsection 9.8. Following the expiration of any applicable cure period (as the same may be extended) and until the expiration of the 20 Business Day period following receipt of notice thereof, in each case, referred to in the preceding sentence, Issuer shall (and shall cause each other Issuer Party to) use commercially reasonable efforts to facilitate Technical Agent’s, Administrative Agent’s or any Note Holder’s attempt to cure any such default or event of default, and Issuer shall not (and shall cause each other Subject Company and Project Entity not to) object, interfere with or impede in any manner any such attempt.

SECTION 11	TERMINATION

11.1Right to Terminate

Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:
A.by mutual written consent of Issuer and the Technical Agent at any time prior to the issuance of the Initial Closing Date Notes;

B.by Technical Agent upon the initial advance of funds under the CCH Senior Financing Documents without the occurrence of the Closing hereunder;

C.by Issuer or Technical Agent, if:

(i)the Closing shall not have been consummated on or before September 30, 2015 (the “Outside Date”); provided, however, that neither Issuer, on the one hand, nor Technical Agent or the Note Purchasers, on the other hand, shall be entitled to terminate this Agreement under this subsection 11.1C(i) above if such Person’s breach of any provision of this Agreement shall have been the cause of, or otherwise resulted in, the failure of the Closing to occur on or before the Outside Date; or

(ii)a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the Transaction provided that the Person seeking to terminate this Agreement pursuant to this subsection 11.1C(ii) shall have complied in all material respects with the further assurances obligations described in subsection 6.7; or

D.by the Technical Agent, if any Note Document Party shall have materially breached any of its representations or warranties in any Note Document or materially failed to perform any of its covenants in the Note Documents such that the conditions set forth in subsection 4.1 are not capable of being satisfied and such breach on or failure to perform shall not have been cured or waived prior to the earlier of (A) 30 days following notice of such breach or failure to the Note Holders and (B) the Outside Date; provided that the Technical Agent and the Note Purchasers shall not have the right to terminate this Agreement pursuant to this subsection 11.1D if the Note Purchasers are then in material breach of any of their representations or warranties in this Agreement or have failed to perform in any material respect any of their covenants in this Agreement.

11.2Effect of Termination

In the event that the Closing Date does not occur as a result of any party hereto exercising its rights to terminate this Agreement pursuant to this Section 11, then this Agreement shall be null and void and, except as otherwise expressly provided herein, no Person shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any party hereto from liability for any willful and intentional breach by such party of its representations, warranties, obligations, covenants and agreements set forth in this Agreement. In the event the termination of this Agreement results from any willful and intentional breach by a party of its representations, warranties, obligations, covenants and agreements set forth in this Agreement, then the other parties shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and reasonable attorneys’ fees in addition to any other relief to which such parties may be entitled. In the event that a party hereto willfully and intentionally breaches its representations, warranties, obligations, covenants and agreements set forth in this Agreement, the remedies available to the other parties in equity shall include specific performance (without the requirement of posting a bond or other security) and such other remedies as may be available to the other parties at law. Notwithstanding the termination of this Agreement prior to the Closing, (i) the Fee Letter and section 13 of the Commitment Letter (and the other applicable provisions referenced in such section 13) shall remain in full force and effect except to the extent superseded by the provisions of this Agreement and (ii) Issuer shall be responsible to reimburse the fees and expenses of Technical Agent in accordance with subsection 12.2A.

SECTION 12	MISCELLANEOUS

12.1Registration and Transfer of the Notes

A.Administrative Agent, acting for this purpose as an agent for Issuer, shall keep at its principal office a register (the “Note Register”) for the registration and registration of transfers of the Notes. The name and address of each Note Holder, the principal amount of the Notes and stated interest owing to each Note Holder, each transfer of Notes and the name and address of each Transferee of any holder’s interest in the Notes shall be contained in the Note Register. The entries in the Note Register shall be deemed conclusive absent manifest error, and Issuer, Administrative Agent and the Note Holders shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a Note Holder hereunder for all purposes of this Agreement and each other Note Document. Administrative Agent, acting for this purpose as an agent for Issuer, shall give to any holder of a Note and Issuer promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. The Technical Agent shall provide the Administrative Agent with a copy of the note register maintained by it prior to the date hereof and the Administrative Agent may rely, and shall be fully protected in relying, on such note register as of the Fourth Amendment Effective Date.

Note Holders may at any time sell, assign, transfer or grant participations in the Notes or commitments to purchase Notes to any Person that is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act by complying with the transfer procedures set forth in subsection 12.1B below (in the case of any sale, assignment or transfer); provided that (i) the EIG Note Holders shall, at all times prior to the Commercial Operation Date, hold at least 66⅔% of the aggregate principal amount of the outstanding Notes (provided that the granting of a participation shall not be deemed to the reduce the principal amount of Notes held by a Note Holder), (ii) no sale, assignment, transfer of or grant of a participation in the Notes shall be permitted unless the transaction complies with applicable “blue sky” or state securities laws, (iii) any such Transferee, or purchaser, grantee or transferee of a participation, shall provide customary representations as to the source of funds being used to purchase the Notes or participation being transferred to it, (iv) no Transferee or holder of a participation shall constitute a Disqualified Note Holder, (v) unless (x) a Default or Event of Default has occurred and is continuing or (y) such sale or assignment is to an existing Note Holder or to any fund, account or company managed by EIG MC or any of its controlled Affiliates (which, in either event, shall not require such consent), Issuer shall have provided its prior written consent to such sale, assignment, transfer or participation (such consent not to be unreasonably withheld, conditioned or delayed and which shall be deemed given if Issuer has not responded within five (5) Business Days of a request for such consent) and (vi) any Transferee or holder of a participation shall, as a condition to its acquiring any Note or a participation therein, acknowledge and agree to be bound by the terms of subsection 12.22. Any sale, assignment, transfer of or grant of a participation in violation of the preceding sentence shall be null and void ab initio and shall not be recorded on the Note Register. Furthermore, the parties to each assignment shall pay to Issuer a processing and recordation fee of $1,000 (which fee may be waived or reduced in the sole discretion of Issuer). Issuer hereby acknowledges and agrees that any sale, assignment or transfer of the Notes will give rise to a direct obligation of Issuer to the Transferee. Any holder of a participation in the Notes shall have no right to consent or vote on any matters hereunder other than with respect to (i) the extension of any scheduled payment of principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) or interest in respect of the Notes, (ii) the reduction of the amount of any scheduled payment of principal (including all amounts added to principal pursuant to subsection 3.2B(iii)), (iii) a decrease in the rate of interest on the Notes (as specified in the Notes), (iv) the termination of any Note Document except in accordance with its terms or (v) the release of all or substantially all of the Collateral securing the Notes other than in accordance with the terms of the Note Documents; provided, however, that the restrictions set forth in this sentence shall not apply in respect of such waiver or amendment required by any applicable Requirement of Law or request of any Governmental Authority (including in connection with any actual or proposed reorganization, restructuring, bankruptcy, insolvency, or other similar event affecting Issuer or any other party to any Security Document). Issuer agrees that each participant shall be entitled to the benefits of subsection 3.5, subsection 3.7, and subsection 12.2 (subject to the requirements and limitations therein, including the requirements under subsection 3.5F (it being understood that the documentation required under subsection 3.5F shall be delivered to the participating Note Holder)) to the same extent as if it were a Note Holder and had acquired its interest on the Closing Date; provided, that a participant shall not be entitled to receive any greater payment under subsection 3.5 with respect to Indemnified Taxes than the applicable Note Holder would have been entitled to receive with respect to the participation sold to such participant, except the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. Each Note Holder that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Issuer, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other Obligations under the Note Documents (the “Participant Register”); provided, that no Note Holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Notes or other Obligations under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such Note or other Obligation is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Note Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
B.Upon surrender of any Note at the principal office of Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices and payment instructions of each Transferee of such Note or part thereof and a representation by each such Transferee that such Transferee is a Permitted Transferee), within five (5) Business Days thereafter Issuer shall execute and deliver, at Issuer’s expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) amount of the surrendered Note. Each such new Note shall be substantially in the form of Exhibit A‑1 or A‑2, as applicable, and shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a Note Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any Transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in subsection 12.9T and to have agreed to be bound by, and adhere to, the obligations of the Note Holders hereunder, including those set forth in subsection 12.22.

C.Upon receipt by Issuer of evidence reasonably satisfactory to Issuer of the ownership of and loss, theft, destruction or mutilation of any Note, and (i) in the case of loss, theft or destruction, upon receipt of an unsecured agreement of indemnity from any Note Holder that is a Qualified Institutional Buyer or, in the case of any other Note Holder, an indemnity bond, in each case in such reasonable amount as Issuer shall determine, or (ii) in the case of mutilation, upon surrender and cancellation thereof, Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

12.2Payment of Expenses and Indemnity

A.Issuer shall, whether or not the transactions hereby contemplated are consummated, pay all reasonable and documented out-of-pocket costs and expenses of Technical Agent, Administrative Agent, Collateral Agent and Note Holders in connection with ~~(i)~~ (i) the negotiation, preparation, execution and delivery of the Note Documents and the documents and instruments referred to therein and any due diligence investigation performed by Technical Agent or Administrative Agent (including the reasonable and documented fees and expenses of counsel to Technical Agent or Administrative Agent, including any local legal counsel as shall be reasonably necessary in connection with the Transactions, and, in accordance with subsection 12.2B, other advisors to Technical Agent or Administrative Agent), that have been incurred and invoiced through January 16, 2015, in an aggregate amount not to exceed $2,500,000 (and any such costs and expenses not actually invoiced and provided to Issuer by

January 16, 2015 shall be disregarded), ~~(ii)~~ (ii) with respect to costs and expenses incurred and invoiced after January 16, 2015, Closing and activities in anticipation of or precedent to Closing (including the reasonable and documented fees and expenses of counsel to Technical Agent, Administrative Agent or Collateral Agent, including any local legal counsel as shall be reasonably necessary in connection with the Transactions, and, in accordance with subsection 12.2B, other advisors to Technical Agent, Administrative Agent or Collateral Agent; provided, however, that any fees payable to Citigroup Global Markets Inc. in its role as advisor to EIG MC will be deemed to have been incurred and invoiced prior to January 16, 2015 without regard to when such costs are paid or payable), ~~(iii)~~ (iii) the management and agenting of the Notes, ~~(iv)~~ (iv) the creation, perfection or protection of Collateral Agent’s Liens in the Collateral (including reasonable fees and expenses for title and lien searches and filing and recording fees), ~~(v)~~ (v) participation by employees, officers or other representatives of Technical Agent or Note Holders on boards of directors of any Issuer Party (as directors, observers or otherwise), ~~(vi)~~ (vi) any amendment, waiver or consent relating to any Note Document (including as to each of the foregoing, the reasonable fees and disbursements of counsel to Technical Agent, Administrative Agent or Collateral Agent, including any local legal counsel as shall be reasonably necessary, and any other attorneys retained by Technical Agent, Administrative Agent or Collateral Agent and reasonable allocated costs of internal counsel) and ~~(vii)~~ (vii) any amounts which Technical Agent, Administrative Agent, Collateral Agent or Note Holders had paid relative to curing any Event of Default resulting from acts or omissions by any Note Document Party under this Agreement or any other Transaction Document. Issuer shall also pay all reasonable and documented out-of-pocket costs and expenses of Technical Agent, Administrative Agent, Collateral Agent and each Note Holder in connection with the preservation of rights under, and enforcement or attempted enforcement of, the Note Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Note Obligations (including the fees and disbursements of counsel for Technical Agent, Administrative Agent, Collateral Agent and Note Holders).

B.Expense reimbursement under subsections 1)a)i)(1)(a)(i)(i) and (ii) shall include all reasonable and documented fees and expenses of engineers, environmental, fuel, insurance and other consultants and experts engaged by or for the benefit of Technical Agent, Administrative Agent, Collateral Agent or Note Holders, including in connection with preparing any reports or any inspections.

C.Issuer shall indemnify Technical Agent, Administrative Agent, Collateral Agent and each Note Holder and their Affiliates and their respective officers, directors, employees, partners, members, representatives and agents (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened (whether asserted by the Issuer, or any Note Holder or any other Person), whether or not such Indemnitee shall be designated a party thereto) (collectively, “Subject Claims”) that may at any time (including at any time following the Discharge Date) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated hereby or the execution, delivery or performance of any Note Document or any other Transaction Document,

(ii) use of the proceeds of the Notes, (iii) any violation by any Issuer Party or any of its Affiliates of any applicable Environmental Law or Environmental Permit, (iv) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Issuer Party or any of its Affiliates, including all on-site and off-site activities involving Hazardous Materials, (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Issuer or any other Issuer Party or (vi) the grant to Technical Agent, Administrative Agent, Collateral Agent and the other Secured Parties of any Lien in any property or assets of any Note Document Party or any Equity Interest in any Subject Company or (vii) the exercise by Administrative Agent, Collateral Agent and the other Secured Parties of their rights and remedies (including foreclosure or otherwise realization of any or all of the Collateral) under any agreements creating any such Lien; provided that Issuer shall not be liable to any Indemnitee under this subsection 12.2C to the extent any loss, liability, claim, damage, expense, obligation, penalty, action, judgment, suit, cost or disbursement (x) results from the bad faith, gross negligence or willful misconduct of an Indemnitee (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment), or (y) arises from any dispute solely among Indemnitees, except to the extent resulting or arising from any act or omission by any Issuer Party or any of its Affiliates. Notwithstanding anything to the contrary in this Agreement, the indemnification obligations of Issuer in respect of any loss, liability, claim, damage, expense, obligation, penalty, action, judgment, suit, cost or disbursement under this Agreement or any other Note Document shall not, under any circumstances, be construed to include any loss of profits, diminution in value, loss of investment income, goodwill, reputation, business opportunity or anticipated saving, or special, indirect, consequential or punitive damages (except for any such special, indirect, consequential or punitive damages included in any third-party claim in connection with which such Indemnitee is entitled to indemnification).

D.If any Indemnitee is entitled to indemnification under subsection 12.2C with respect to any action or proceeding brought by a third party that is also brought against Issuer or any of its Affiliates, Issuer shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnitee. Upon assumption by Issuer of the defense of any such action or proceeding, the Indemnitee shall have the right to participate in such action or proceeding and to retain its own counsel but Issuer shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) Issuer agrees to pay such fees and expenses, (ii) Issuer fails to employ counsel reasonably satisfactory to the Indemnitee in a timely manner, or (iii) the Indemnitee is advised by counsel that there are actual or potential conflicting interests between Issuer and the Indemnitee, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to Issuer. Issuer shall not consent to the terms of any compromise or settlement of any action defended by Issuer in accordance with the foregoing without the prior consent of the Indemnitee unless (a) such compromise or settlement (x) includes an unconditional release of each Indemnitee from all liability and claims in respect of such third-party action and (y) does not include a statement as to any admission of fault, culpability or a failure to act by or on behalf of the Indemnitee and (b) all liabilities, reimbursement of expenses or other amounts owed to the Indemnitee under subsection 12.2C have been paid or reimbursed in full.

E.Issuer’s obligations under this subsection 12.2 shall survive the Discharge Date and the termination of this Agreement.

F.Any amounts payable by Issuer pursuant to this subsection 12.2 shall be regularly payable within ten (10) days of the date Issuer receives an invoice for such amounts from any applicable Indemnitee.

G.To the extent that the undertaking to indemnify, pay and hold harmless set forth in this subsection 12.2 may be unenforceable because it violates any applicable Requirement of Law or public policy, Issuer shall contribute the maximum portion which it is permitted to pay and satisfy under any applicable Requirement of Law or public policy to the payment and satisfaction of all Subject Claims incurred by the Indemnitees or any of them.

H.To the extent permitted by applicable Requirements of Law, Issuer shall not, and shall cause each other Issuer Party not to assert, and Issuer hereby waives, and shall cause each other Issuer Party to waive, any claim against Technical Agent, Administrative Agent, Collateral Agent and any Note Holder, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any other Note Document or Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the use of the proceeds of the Notes or any act or omission or event occurring in connection therewith, and Issuer hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

I.This subsection 12.2 shall not apply with respect to Indemnified Taxes addressed in subsection 3.5 or payments contemplated under subsection 3.7 or with respect to Excluded Taxes.

J.The indemnification provisions of this subsection 12.2 shall continue to apply in favor of any Indemnitee notwithstanding that such Person shall no longer be the Technical Agent, Administrative Agent, the Collateral Agent or a Note Holder, or an officer, director, employee, partner, member, representative or agent thereof. The indemnification provisions of this subsection 12.2 shall apply equally to any sub-agent or co-agent of Technical Agent, Administrative Agent or Collateral Agent.

12.3Right of Setoff

In addition to any rights now or hereafter granted under applicable Requirements of Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Note Holder is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Issuer or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Note Holder to or for the credit or the account of Issuer against and on account of the Note Obligations of Issuer to such Note Holder under this Agreement or under any other Note Document, including all interests in Note Obligations purchased by such Note Holder pursuant to subsection 12.7, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Note Document, irrespective of whether or not such Note Holder shall have made any demand hereunder and although said Note Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
12.4Notices

Except as otherwise expressly provided herein (including in subsection 8.7), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the mail, postage prepaid, or, in the case of notice by facsimile or electronic mail, when confirmation is received, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its name on Schedule ~~12.4~~12.4 or on the appropriate transfer instrument delivered to Issuer in connection with the assignment of any Note or portion thereof, or to such other address as may be designated by any party in a written notice to the other parties hereto; provided that notices and communications to any party hereto or any other Secured Party shall not be effective until received by such party or other Secured Party, as the case may be. With respect to any Person, if the address set forth opposite such Person’s name on Schedule 12.4 does not include an e-mail address, any notice contemplated or required hereunder may not be provided to such Person by e-mail.
Unless Administrative Agent otherwise prescribes with respect to itself or the Note Holders, or the Parent and Issuer otherwise prescribe with respect to themselves, notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
12.5Successors and Assigns; Subsequent Holders of Notes

This Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Note Holders. The terms and provisions of this Agreement shall inure to the benefit of any Permitted Transferee of any Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Note Holders shall, subject to recordation of such transfer or assignment in the Note Register, automatically extend to and be vested in such Permitted Transferee, all subject to the terms and conditions hereof. Issuer’s rights and interests hereunder may not be assigned without the prior written consent of all Note Holders.

Any Person into which Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of Collateral Agent, shall be the successor Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the Secured Parties hereto and Parent and the Subject Companies shall promptly execute and deliver any such papers, authorize filings or take such further actions as Technical Agent, Administrative Agent or such successor Collateral Agent shall request in order to reflect the successor Collateral Agent hereunder.
12.6Amendments and Waivers

None of this Agreement, any Note, any other Note Document or any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 12.6. Required Note Holders and the applicable Note Document Party may, from time to time, enter into written amendments or waivers of this Agreement, the Notes, or the other Note Documents to which the Note Holders are parties, and, subject to the consent of the Required Note Holders, any Note Document to which the Note Holders are not parties may be amended or waived; provided that no such amendment or waiver shall (i) extend either the Maturity Date or any scheduled payment of principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) or interest or decrease the rate of interest on the Notes (other than any imposition of the Default Interest Rate), or reduce the principal (including all amounts added to principal pursuant to subsection 3.2B(iii)) amount of any Note Obligations or reduce any fee or Yield Maintenance Amount payable to Note Holders hereunder, or release any material portion of the Collateral (except as expressly permitted by the Security Documents or this Agreement), or amend, modify or waive any provision of this subsection 12.6 or the definition of Required Note Holders, or consent to or permit the assignment or transfer by any Note Document Party of any of its rights and obligations under this Agreement or any other Note Document, change the currency of the Note Obligations, or permit the issuance of additional Notes other than as contemplated by subsection 3.2B(iii) or 10.3, or change the number or percentage of Note Holders who must approve the satisfaction of any condition precedent, or modify subsection 2.4, 3.2B(iii), 9.8, 12.5 or 12.7, in each case without the written consent of all Note Holders or (ii) amend, modify or waive any provision of subsection 12.9 or any other provision of any Note Document if the effect thereof is to affect the rights or duties of Technical Agent, Administrative Agent or Collateral Agent without the written consent of the then Technical Agent, Administrative Agent or Collateral Agent, as applicable. Any such amendment, supplement, modification or waiver shall apply to each of the Note Holders equally and shall be binding upon each Note Document Party, Note Holder, Technical Agent, Administrative Agent, Collateral Agent and all future holders of the Notes.
12.7Ratable Sharing

Note Holders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or pursuant to any bankruptcy or insolvency law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Note Holder hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Note Holder) which is greater than the proportion received by any other Note Holder in respect of the Aggregate Amounts Due to such other Note Holder, then Note Holder receiving such proportionately greater payment shall (i) notify each other Note Holder of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Note Holders so that all such recoveries of Aggregate Amounts Due shall be shared by all Note Holders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Note Holder is thereafter recovered from such Note Holder upon the bankruptcy, insolvency or reorganization of Issuer or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Note Holder ratably to the extent of such recovery, but without interest. In no event shall this subsection 12.7 apply to, or require any ratable sharing in respect of, shares or cash received in connection with a conversion pursuant to Section 9. Issuer expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Issuer to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
12.8Classification of Transaction
Notwithstanding anything to the contrary herein contained, Note Holders, by entering into this Agreement or by any action pursuant hereto, will not be, and neither Issuer nor Note Holders intend any Note Holder to be, deemed a partner or joint venturer with Issuer.
12.9Technical Agent, Administrative Agent and Collateral Agent

A.(i)    EIG MC is hereby appointed by the Note Holders to act on behalf of all Note Holders as Technical Agent under this Agreement and the other Note Documents. The Bank of New York Mellon is hereby appointed by the Note Holders to act on behalf of all Note Holders as Administrative Agent under this Agreement and the other Note Documents. The Bank of New York Mellon is hereby appointed by the Note Holders to act on behalf of all Note Holders as Collateral Agent under this Agreement and the Security Documents. The provisions of this subsection 12.9 are solely for the benefit of Technical Agent, Administrative Agent, Collateral Agent and Note Holders and no Note Document Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions of this subsection 12.9 (other than subsection 12.9E, subsection 12.9F and subsection 12.9G). In performing its functions and duties under this Agreement and the other Note Documents, Administrative Agent, Technical Agent and Collateral Agent shall each act solely as an agent of Note Holders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Issuer Party or any other Person.

(ii)Each Note Holder irrevocably authorizes Technical Agent, Administrative Agent and Collateral Agent to take such action on such Note Holder’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to Technical Agent, Administrative Agent or Collateral Agent, as applicable, by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. ~~Neither Agent nor~~ None of Technical Agent, Administrative Agent or Collateral Agent shall have any duties or responsibilities except for those expressly set forth in this Agreement and the other Note Documents and no implied duties or obligations shall be read into this Agreement against Technical Agent, Administrative Agent or Collateral Agent. The duties of Technical Agent, Administrative Agent and Collateral Agent shall be mechanical and administrative in nature and ~~neither Agent nor~~none of Technical Agent, Administrative Agent or Collateral Agent shall have, or be deemed to have, by reason of this Agreement, any other Note Document or otherwise a fiduciary relationship in respect of any Note Holder. None of Technical Agent, Administrative Agent, Collateral Agent or any of their respective Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Note Holder for any action taken or omitted to be taken by it hereunder or under any other Note Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

(iii)Each Note Holder hereby further authorizes Collateral Agent, on behalf of and for the benefit of Note Holders to enter into each Security Document as secured party and to be Collateral Agent for and representative of Note Holders under such Security Document, and each Note Holder agrees to be bound by the terms of each Security Document and each Note Document; provided that ~~neither Agent nor~~none of Technical Agent, Administrative Agent or Collateral Agent shall (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Security Document or other Note Document or (b) release any Security Document (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Security Document), in each case without the prior consent of Required Note Holders (or, if required pursuant to subsection 12.6, all Note Holders); provided further, however, that, without further written consent or authorization from Note Holders, Technical Agent, Administrative Agent or Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Required Note Holders have otherwise consented. Anything contained in any Note Documents to the contrary notwithstanding, Issuer, Technical Agent, Administrative Agent, Collateral Agent and each Note Holder hereby agree that (1) no Note Holder shall have any right individually to realize upon Collateral under any Security Document or to enforce any other Note Document, it being understood and agreed that all powers, rights and remedies under the Security Documents and the other Note Document may be exercised solely by Technical Agent, Administrative Agent or Collateral Agent for the benefit of Note Holders in accordance with the terms thereof and (2) in the event of a foreclosure by ~~Agent or~~ Collateral Agent on any Collateral pursuant to a public sale, Technical Agent, Administrative Agent, Collateral Agent or any Note Holder may be the purchaser of any or all of such Collateral at any such sale and Technical Agent, Administrative Agent or Collateral Agent, as agent for and representative of Note Holders (but not any Note Holder or Note Holders in its or their respective individual capacities unless Required Note Holders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Note Obligations as a credit on account of the purchase price for any Collateral payable by Technical Agent, Administrative Agent or Collateral Agent at such sale.

(iv)If Technical Agent, Administrative Agent or Collateral Agent shall request instructions from Required Note Holders or all affected Note Holders with respect to any act or action (including failure to act) in connection with this Agreement or any other Note Document, then Technical Agent, Administrative Agent or Collateral Agent, as applicable, shall be entitled to refrain from such act or taking such action unless and until in the case of ~~Agent,~~Technical Agent or Administrative Agent, Technical Agent or Administrative Agent shall have received written instructions from Required Note Holders or all affected Note Holders, as the case may be, and in the case of the Collateral Agent, Collateral Agent shall have received written instructions from Administrative Agent (acting at the written direction of the Required Note Holders or all affected Note Holders, as applicable) and ~~Agent and~~none of Administrative Agent, Technical Agent or Collateral Agent shall ~~not~~ incur liability to any Person by reason of so refraining. Technical Agent, Administrative Agent or Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Note Document (a) if such action would, in the opinion of Technical Agent, Administrative Agent or Collateral Agent, as applicable, be contrary to any Requirement of Law or the terms of this Agreement or any other Note Document, (b) if such action would, in the opinion of Technical Agent, Administrative Agent or Collateral Agent, as applicable, expose Technical Agent, Administrative Agent or Collateral Agent to any Environmental Claim or liability or (c) if Technical Agent, Administrative Agent or Collateral Agent, as applicable, shall not first be indemnified to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take or refraining to take any such action. Without limiting the foregoing, no Note Holder shall have any right of action whatsoever against Technical Agent, Administrative Agent or Collateral ~~agent~~Agent as a result of Technical Agent, Administrative Agent or Collateral Agent acting or refraining from acting hereunder or under any other Note Document in accordance with the instructions of Required Note Holders or all affected Note Holders, as applicable.

B.Technical Agent, Administrative Agent and Collateral Agent may perform any and all of their duties and exercise their respective rights and powers hereunder or under any other Note Document by or through any one or more sub-agents or co-agents appointed by Technical Agent, Administrative Agent or Collateral Agent, as applicable. Technical Agent, Administrative Agent or Collateral Agent and any such sub-agent or co-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective Affiliates. The exculpatory provisions of this subsection 12.9 shall apply to any such sub-agent or co-agent and to the Affiliates of ~~the~~Technical Agent, Administrative Agent and Collateral Agent and any such sub-agent or co-agent, and shall apply to their respective activities as well as the activities of ~~the~~Technical Agent, Administrative Agent and Collateral Agent. ~~Neither Agent nor~~None of Technical Agent, Administrative Agent or Collateral Agent shall be responsible for the negligence or misconduct of any sub-agent or co-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Technical Agent, Administrative Agent or Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agent or co-agent.

C.None of Technical Agent, Administrative Agent, Collateral Agent or any of their respective Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Note Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Technical Agent, Administrative Agent and Collateral Agent: (i) may treat the payee of any Notes as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Administrative Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Note Holder and shall not be responsible to any Note Holder for any statements, warranties or representations made in or in connection with this Agreement or the other Note Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Note Documents on the part of any Issuer Party or to inspect the Collateral (including the books and records) of any Note Document Party; (v) shall not be responsible to any Note Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Note Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall be entitled to rely upon, and shall incur no liability under or in respect of, this Agreement or the other Note Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or electronic mail) believed by it to be genuine and signed or sent by the proper party or parties. Each of Technical Agent, Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.

D.Without prejudice to any existing agreement between Technical Agent, Administrative Agent or Collateral Agent and any Note Holder, each Note Holder acknowledges that: (i) it has, independently and without reliance upon Technical Agent, Administrative Agent, Collateral Agent or any other Note Holder and based on the financial statements of the Subject Companies and the Project Entities and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Issuer Parties and its own decision to enter into this Agreement and the other Note Documents and (ii) it will, independently and without reliance upon Technical Agent, Administrative Agent, Collateral Agent or any other Note Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Note Documents.

E.Note Holders agree to indemnify Technical Agent, Administrative Agent and Collateral Agent (to the extent not reimbursed by Issuer or other Note Document Parties and without limiting the obligations of any Note Document Party under any Note Document), ratably according to their respective Aggregate Amounts Due, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Technical Agent, Administrative Agent or Collateral Agent (whether asserted by the Issuer, or any Note Holder or any other Person) in any way relating to or arising out of this Agreement or any other Note Document or any action taken or omitted to be taken by Technical Agent, Administrative Agent or Collateral Agent in connection therewith; provided that no Note Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Technical Agent’s, Administrative Agent’s or Collateral Agent’s gross negligence or willful misconduct. Each Note Holder hereby authorizes each of Technical Agent, Administrative Agent and Collateral Agent to setoff and apply any amounts owing to such Note Holder under any Note Document or from any other source against such amounts due to Technical Agent, Administrative Agent or Collateral Agent under this subsection 12.9E. Without limiting the foregoing, each Note Holder agrees to reimburse Technical Agent, Administrative Agent and Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Technical Agent, Administrative Agent or Collateral Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Note Document, to the extent that Technical Agent, Administrative Agent or Collateral Agent is not reimbursed for such expenses by Issuer or other Note Document Parties.

F.Each of Technical Agent, Administrative Agent and Collateral Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Note Holders and Issuer, and upon any such resignation, Required Note Holders shall have the right to appoint a successor Technical Agent, Administrative Agent or Collateral Agent, as applicable. If no successor Technical Agent, Administrative Agent or Collateral Agent shall have been so appointed by Required Note Holders and shall have accepted such appointment within thirty (30) days after the resigning Technical Agent’s, Administrative Agent’s or Collateral Agent’s giving notice of resignation, then the resigning Technical Agent, Administrative Agent or Collateral Agent may, on behalf of Note Holders, appoint a successor Technical Agent, Administrative Agent or Collateral Agent, as applicable, which shall be a Note Holder if a Note Holder is willing to accept such appointment. If no successor Technical Agent, Administrative Agent or Collateral Agent has been appointed pursuant to the foregoing within thirty (30) days after the date such notice of resignation was given by the resigning Technical Agent, Administrative Agent or Collateral Agent, such resignation shall become effective and Issuer shall appoint a successor Technical Agent, Administrative Agent or Collateral Agent that shall thereafter perform all the duties of Technical Agent, Administrative Agent or Collateral Agent, as applicable, until such time, if any, as the Required Note Holders appoint a successor Technical Agent, Administrative Agent or Collateral Agent, as applicable. Notwithstanding the foregoing, if, at any time, the EIG Note Holders collectively hold less than 25% of the aggregate principal amount of Notes then outstanding, EIG MC, if it is then the Technical Agent, shall, upon the request of Issuer, immediately resign as Technical Agent, and upon any such resignation, Issuer shall appoint a successor Technical Agent. Except with respect to the appointment of a successor Administrative Agent by Issuer, any successor Technical Agent, Administrative Agent or Collateral Agent appointed hereunder shall be subject to the approval of Issuer, such approval not to be unreasonably withheld, delayed or conditioned; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Issuer shall pay all reasonable costs associated with the appointment of such successor Technical Agent, Administrative Agent or Collateral Agent and

Issuer shall pay all reasonable costs, fees and expenses charged by, or owing to, such successor Technical Agent, Administrative Agent or Collateral Agent in connection with its obligations and duties as Technical Agent, Administrative Agent or Collateral Agent under the Note Documents. Upon the acceptance of any appointment as Technical Agent, Administrative Agent or Collateral Agent hereunder by a successor Technical Agent, Administrative Agent or Collateral Agent, such successor Technical Agent, Administrative Agent or Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Technical Agent, Administrative Agent or Collateral Agent, as applicable. Upon the earlier of the acceptance of any appointment as Technical Agent, Administrative Agent or Collateral Agent hereunder by a successor Technical Agent, Administrative Agent or Collateral Agent or the effective date of the resigning Technical Agent’s, Administrative Agent’s or Collateral Agent’s resignation, the resigning Technical Agent, Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Note Documents, except that any indemnity rights or other rights in favor of such resigning Technical Agent, Administrative Agent or Collateral Agent shall continue. After any resigning Technical Agent’s, Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this subsection 12.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Technical Agent, Administrative Agent or Collateral Agent under this Agreement and the other Note Documents. In the event ~~any~~Technical Agent, Administrative Agent or Collateral Agent shall resign under this Agreement, and a successor Technical Agent, Administrative Agent or Collateral Agent is appointed in replacement thereof, Issuer agrees at its own expense to (and to cause the other Note Document Parties to) enter into such amendments, modifications and supplements to this Agreement and the other Note Documents, and to execute any additional filings and notices, as may be required to reflect such resignation and replacement, or as any subsequent Technical Agent, Administrative Agent or Collateral Agent shall reasonably request in light of its then customary terms for service as ~~an~~a technical agent, administrative agent or collateral agent in transactions such as those contemplated by the Note Documents.

G.Neither Issuer nor any of its Affiliates nor any of their respective directors, managers, officers, agents or employees shall be liable for any action taken or omitted to be taken by Technical Agent or Administrative Agent, including the failure by Technical Agent or Administrative Agent to duly or timely perform its duties hereunder. Any Note Document Party shall be entitled to rely upon, and shall incur no liability under or in respect of, this Agreement or the other Note Documents by acting upon any notice, certificate or other instrument or writing (which may be by facsimile or electronic mail) believed by it to be genuine and signed or sent by Technical Agent, Administrative Agent or the Required Note Holders. Issuer also may rely upon any statement made to it orally or by telephone and believed by it to have been made by Technical Agent or Administrative Agent, and shall not incur any liability for relying thereon.

H.As between ~~the~~Technical Agent and each Note Holder, so long as ~~the~~Technical Agent (or any Affiliate of ~~the~~Technical Agent) is acting as a manager of, adviser or sub-adviser to, or general partner of, any Note Holder which is an investment fund or company, or managed account, nothing in this Agreement or any other Note Document is intended to modify in any manner adverse to ~~the~~Technical Agent or its Affiliates any standard of care, protective, exculpatory or indemnity provision, or other right or remedy of ~~the~~Technical

Agent or its Affiliates vis-à-vis such Note Holder, as set forth in any subscription agreement, management agreement, side letter agreement, limited liability company agreement, partnership agreement or similar organizational document, or other contract between ~~the~~Technical Agent or any Affiliate of ~~the~~Technical Agent (in its such entity’s capacity as a manager of, adviser or sub-adviser to, or general partner of, such Note Holder) and such Note Holder.

I.Collateral Agent may also from time to time, when Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from any other Secured Party or any Note Document Party be required by any Supplemental Collateral Agent so appointed by Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, such Supplemental Collateral Agent, the Required Note Holders or any Note Document Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by Collateral Agent until the appointment of a new Supplemental Collateral Agent. Collateral Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this subsection 12.9 in the absence of Collateral Agent’s gross negligence or willful misconduct. Any notice, request or other writing given to Collateral Agent shall be deemed to have been given to each applicable Supplemental Collateral Agent.

J.Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and ~~the~~notwithstanding anything herein or in any Note Document to the contrary, neither Administrative Agent nor Collateral Agent shall ~~not~~ be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

K.Neither Administrative Agent nor Collateral Agent shall ~~not~~ be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of Administrative Agent or Collateral Agent, as applicable, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Note Document Parties to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

L.In the event that Collateral Agent is required to acquire title to any Property for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in Collateral Agent’s sole discretion may cause Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA, or otherwise cause Collateral Agent to incur liability under CERCLA or any other federal, state or local law, Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Collateral Agent shall not be liable to the Secured Parties or any other Person for any Environmental Claims under any federal, state or local law, rule or regulation by reason of Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of Hazardous Materials into the environment. If at any time it is necessary or advisable for any part of any of the Note Document Parties’ Property that constitutes Collateral to be possessed, owned, operated or managed by any Person other than the Issuer or the Secured Parties, the Secured Parties shall, pursuant to an act of Secured Parties, direct the Collateral Agent to appoint an appropriately qualified Person (excluding the Collateral Agent) who it shall designate to possess, own, operate or manage, as the case may be, such part of the Note Document Parties’ Property.

M.~~Neither Agent nor~~None of Technical Agent, Administrative Agent or Collateral Agent shall ~~not~~ be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any of the other Note Documents.

N.Technical Agent, Administrative Agent and Collateral Agent may refrain from taking any action in any jurisdiction if, in its opinion, the taking of such action in that jurisdiction would be contrary to any law of that jurisdiction or of the State of New York, it would otherwise render it liable to any Person in that jurisdiction or the State of New York, the taking of such action would require it to obtain any license or otherwise qualify to do business or subject it to taxation in such jurisdiction, it would not have the power or authority to take such action in such jurisdiction by virtue of any law in that jurisdiction or in the State of New York, or it is determined by any court or other competent authority in that jurisdiction or in the State of New York that it does not have such power or authority.

O.~~Neither Agent nor~~None of Technical Agent, Administrative Agent or Collateral Agent will ~~not~~ be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), except where such damages arise from Technical Agent’s, Administrative Agent’s or Collateral Agent’s, as applicable, gross negligence or willful misconduct, even if Technical Agent, Administrative Agent or Collateral Agent, as applicable, has been advised as to the likelihood of such loss or damage and regardless of the form of action.

P.~~Neither Agent nor~~None of Technical Agent, Administrative Agent or Collateral Agent shall ~~not~~ be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any of the other Note Documents arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that Technical Agent, Administrative Agent or Collateral Agent, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances

Q.None of Technical Agent, Administrative Agent or Collateral Agent shall ~~not~~ be deemed to have actual knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Technical Agent has received written notice at the address specified for notice in Schedule 12.4 or a Trust Officer of the Collateral Agent and Administrative Agent has received written notice at the Corporate Trust Office of the Collateral Agent and Administrative Agent from a Responsible Officer of a Secured Party or a Note Document Party referring to this Agreement and the applicable document or documents governing such Default Event of Default, describing such Default or Event of Default and stating that such notice is a “Notice of Event of Default”. Neither Administrative Agent nor Collateral Agent shall ~~not~~ be responsible for any representations, warranties, recitals or statements made herein or ~~therein~~in any other Note Document or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished ~~or made by~~to Administrative Agent or Collateral Agent, as applicable, or furnished by Administrative Agent or Collateral Agent to the other Secured Parties, or by or on behalf of the Issuer~~,~~ to any Secured Party, Administrative Agent or the Collateral Agent in connection with the Note Documents, and the transactions contemplated hereby or thereby or for the financial condition or business affairs of the Issuer or any other Person liable for the payment of any Note Obligations, nor shall Collateral Agent or Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the existence or possible existence of any Default or Event of Default or to make any disclosures with respect to the foregoing.

R.The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Technical Agent, Administrative Agent or Collateral Agent ~~or Agent~~ in their respective individual capacities as a Secured Party hereunder. With respect to Note Obligations made or renewed by it or any of its Affiliates, ~~Collateral Agent,~~Technical Agent, Administrative Agent and Collateral Agent and their respective Affiliates shall have the same rights and powers under this Agreement and the other Note Documents as any Secured Party and may exercise the same as though Technical Agent, Administrative Agent and Collateral Agent ~~and Agent~~ were not ~~Collateral~~Technical Agent, Administrative Agent and Collateral Agent, respectively.

S.None of the provisions of this Agreement or the other Note Documents shall be construed to require ~~either of Collateral~~any of Technical Agent, Administrative Agent or Collateral Agent in its individual capacities or otherwise to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or thereunder.

T.Administrative Agent (notwithstanding any notice to the contrary) shall be entitled to treat the registered owner of a Note as the absolute owner thereof.

U.Administrative Agent shall not be liable for interest on monies at any time received by it pursuant to the terms hereof or of the Notes nor shall Administrative Agent be required to invest such funds.

V.Administrative Agent may rely on representations of Note Holders made in connection with payments on the Notes and shall have no duty to make further inquiry concerning same.

W.The permissive right of the Administrative Agent and the Collateral Agent to take or refrain from taking action hereunder or, in the case of the Collateral Agent, under the Security Documents shall not be construed as a duty.

12.10Investment Representation of Note Purchasers

In order to induce Issuer to issue and sell the Notes to the Note Purchasers (including the issuance of the Initial Second Phase Notes to the Second Phase Note Purchasers and any Additional Notes to the Note Holders and, for purposes of this subsection 12.9T, each Note Holder acquiring an Additional Note shall be considered a Note Purchaser), each Note Purchaser hereby represents and warrants to Issuer, and acknowledges as follows:
A.Organization and Standing. Such Note Purchaser is a corporation or other entity duly incorporated or formed and validly existing under the laws of the jurisdiction of its incorporation or formation.

B.Authorization; Enforceability. Such Note Purchaser has the full power and authority to enter into this Agreement, and (assuming due execution by the other parties hereto) this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, except to the extent the enforceability thereof may be limited by (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

C.Investment. Such Note Purchaser acquired each such Note solely for its own account, for investment purposes, with no intention of distributing or reselling such Note in any public offering or in any transaction that would be in violation of applicable securities laws of the United States or any other applicable jurisdiction or any state or province thereof, without prejudice, however, to such Note Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Note under an effective registration statement under the Securities Act and applicable state securities or “blue sky” laws (it being understood that Issuer has no obligation or intention to undertake any such registration), or an exemption from such registration requirements and in compliance with applicable securities laws. Such Note Purchaser has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Note by means of any form of general solicitation or general advertising within the meaning of Rule 502(a) of Regulation D of the Securities Act, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

D.Accredited Investor. Such Note Purchaser, at the time that it committed to enter into this Agreement was, and now is, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

E.No Resale or Repurchase. No person has made to such Note Purchaser any written or oral representations (i) that any person will resell or repurchase the Notes (except in accordance with the articles of Issuer), or (ii) that any person will refund the purchase price of the Notes, or (iii) as to the future price or value of the Notes.

F.Private Placement. Note Purchaser understands that the Notes are being offered for sale only on a “private placement” basis and that the sale and delivery of the Notes is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence, (i) the Note Purchaser is restricted from using most of the civil remedies available under applicable securities legislation, (ii) the Note Purchaser may not receive information that would otherwise be required to be provided to it under applicable securities legislation, and (iii) Issuer is relieved from certain obligations that would otherwise apply under applicable securities legislation.

G.Knowledge and Experience. Without limiting the force and effect of the representations and warranties of any Note Document Party, such Note Purchaser (i) has such knowledge and experience in financial and business matters, as to enable it to evaluate the merits and risks of entering into this Agreement, receiving the Notes, (ii) is able to bear the economic risk of the transaction, (iii) is able to hold its interest indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration and is completed in compliance with applicable securities laws, (iv) has been independently advised as to restrictions with respect to trading in the Notes imposed by applicable securities laws, (v) confirms that no representation (written or oral) has been made to it (with respect to trading restrictions imposed by applicable securities laws) by or on behalf of Issuer or Administrative Agent with respect thereto, (vi) has conducted its own investigation of the Issuer and the terms of the Note, (vii) subject to subsection 9.17, (A) confirms it has had access to information as it deemed necessary to make its decision to purchase the Notes, and (B) has been offered the opportunity to ask questions of the Issuer and receive answers thereto, as it deemed necessary in connection with the decision to purchase the Notes, and (viii) acknowledges that it is aware of the characteristics of the Notes, and the risks relating to an investment therein.

H.No Materials. Without limiting the representations and warranties set forth in the Note Documents, such Note Purchaser has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature describing or purporting to describe the business and affairs of Issuer which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Notes.

I.Transfer Restrictions. Such Note Purchaser acknowledges and agrees that none of the Notes has been registered under the Securities Act or the securities laws of any country or state, and none of them may be sold or otherwise transferred in the absence of an effective registration thereunder unless an exemption from registration is available. Such Note Purchaser also acknowledges and agrees that the Notes are subject to resale restrictions in the United States, may be subject to resale restrictions in jurisdictions other than the United States under applicable securities laws, and that any sale or transfer will be completed in compliance with applicable securities laws.

J.Offers and Sales only in Certain Circumstances. If such Note Purchaser decides to offer, sell, pledge or otherwise transfer any of the Notes, it will not offer, sell, pledge or otherwise transfer any of such Notes, directly or indirectly, unless: (a) the sale is made pursuant to registration of the Notes under the Securities Act; (b) the sale is to Issuer; (c) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local securities laws and regulations; (d) the sale is made pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and, in either case, in accordance with any applicable state securities or “blue sky” laws; or (e) the Notes are sold in any other transaction that does not require registration under the Securities Act or any applicable state securities or “blue sky” laws.

K.Subsequent Purchaser Notification. Such Note Purchaser will take reasonable steps to inform, and cause each of its Affiliates that is a U.S. person (as defined in Section 902 of Regulation S under the Securities Act) to take reasonable steps to inform, any person acquiring Notes from such Note Purchaser or Affiliate, as the case may be, in the United States that the Notes (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act and (C) may not be offered, sold or otherwise transferred except (1) to Issuer, (2) outside the United States in accordance with Regulation S and in compliance with applicable local securities laws and regulations, (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a qualified institutional buyer, as defined in Rule 144A (“Qualified Institutional Buyer”) that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

L.Sanctions, etc. Such Note Purchaser: (i) is not identified on (a) any of the sanctioned party lists maintained and administered by OFAC, including the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, each amended from time to time or (b) any sanctions list of any governmental authority applicable to such Note Purchaser or any Affiliate of such Note Purchaser (including any governmental authority of the United States other than OFAC), or the United Nations Security Council; (ii) is not 50% or more owned directly or indirectly, or controlled, by one or more Persons that are named on any sanctions list described in clause (i); (iii) is not located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Cuba, Iran, North Korea, Sudan and Syria (collectively, the “Sanctioned Countries”); and (iv) is in full compliance with all anti-money laundering laws applicable to it. In addition, to the actual knowledge of each Note Purchaser, none of the funds used by such Note Purchaser to purchase the Notes have been directly or indirectly derived from activities that contravene Applicable Anti-Corruption Laws, Anti-Terrorism Laws and Anti-Money Laundering Laws or OFAC Laws.

12.11Private Placement Representation of Technical Agent and Administrative Agent

Each of Technical Agent and Administrative Agent hereby represents and warrants to Issuer that ~~Agent~~it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, any Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(a) of Regulation D of the Securities Act, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
12.12No Waiver; Remedies Cumulative

No failure or delay on the part of Technical Agent, Administrative Agent, Collateral Agent or any Note Holder in exercising any right, power or privilege hereunder or under any other Note Document and no course of dealing between Issuer and Technical Agent, Administrative Agent, Collateral Agent or any Note Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Note Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Technical Agent, Administrative Agent, Collateral Agent or any Note Holder would otherwise have. No notice to or demand on Issuer in any case shall entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Technical Agent, Administrative Agent, Collateral Agent or any Note Holder to any other or further action in any circumstances without notice or demand.
12.13No Third Party Beneficiaries

The agreement of Note Holders to purchase the Notes on the terms and conditions set forth in this Agreement are solely for the benefit of Issuer, and no other Person (including any counterparty to any Material Project Agreement or Permitted Senior Debt Document or any other obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of the Project) shall have any rights hereunder, as against Technical Agent, Administrative Agent, Collateral Agent or any Note Holder, under any other Note Document, or with respect to the proceeds of the Notes.

12.14Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
12.15Effectiveness

This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to Administrative Agent. Delivery of an executed counterpart signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
12.16Headings Descriptive; Amounts in Dollars

A.The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

B.All amounts in this Agreement are stated in Dollars.

12.17Marshaling; Recapture

None of Technical Agent, Administrative Agent, Collateral Agent or any Note Holder shall be under any obligation to marshal any assets in favor of Issuer or any other party or against or in payment of any or all of the Note Obligations. To the extent any Note Holder receives any payment by or on behalf of Issuer, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Issuer or its estate, trustee, receiver, custodian or any other party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Issuer to such Note Holder as of the date such initial payment, reduction or such satisfaction occurred.
12.18Severability

In case any provision in or obligation under this Agreement or the Notes or the other Note Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.19Survival

All indemnities (and expense reimbursement) set forth herein, including those set forth in subsections 3.2, 3.5, 3.7, 12.2, 12.7 and 12.9, shall survive the execution and delivery of this Agreement and the Notes and the Discharge Date. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty, and no Note Holder shall be deemed to have waived, by reason of advancing funds in respect of the purchase of Notes, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Note Holder may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Notes were purchased.
12.20Independence of Covenants
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
12.21GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

A.THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

B.ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE IN THE BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT TO THE EXTENT THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK DISMISS FOR LACK OF JURISDICTION OR OTHERWISE REFUSE TO HEAR ANY LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO SHALL ACCEPT THE JURISDICTION OF ANY OTHER APPLICABLE COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS

ADDRESS REFERRED TO IN SUBSECTION 12.4. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

C.EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

12.22Confidentiality

Each of Technical Agent, Administrative Agent and each Note Holder agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential the Confidential Information; provided that nothing herein shall limit the disclosure of any such information (a) to its Affiliates, and its and such Affiliates’ directors, officers, employees, advisory committee members, investment committee members, members, limited partners, co-investors and agents, including accountants, legal counsel and other advisors of all of the foregoing on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required by statute, rule, regulation, arbitral or judicial process or otherwise requested by any Governmental Authority (provided that (A) such disclosure is made in accordance with such agency’s, court’s or other Governmental Authority’s request and is kept to the minimum necessary (in the reasonable assessment of such Person and its counsel) for the purpose for which it is made and (B) such Person shall, subject in all cases to legal and regulatory restrictions, have given, as soon as reasonably practicable after receiving such a request, written notice to the Issuer prior to such disclosure and considered its views in relation to such requested disclosures to the extent such views are reasonable and are received within the time period that it has to make the requested disclosure), (c) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Note Documents or the enforcement of rights hereunder or thereunder, (d) subject to an agreement containing provisions substantially the same as those of this subsection 12.22, to (1) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisors) to any transactions relating to Note Obligations, (2) any actual or potential transferee of any Note or other Note Obligation, (3) any successor or assign of the business, in whole or in part, of any Note Holder ~~or any~~, Technical Agent, Administrative Agent or Collateral Agent, (4) any financier to any Note Holder or Technical Agent, Administrative

Agent or Collateral Agent, or (e) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Note Holder’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Note Holder or its Affiliates; provided that such disclosure is kept to the minimum necessary (in the reasonable assessment of such Person and its counsel) for the purpose for which it is made. The obligations of Technical Agent, Administrative Agent, Collateral Agent and each Note Holder under this subsection 12.22 shall supersede and replace the obligations of Technical Agent, Administrative Agent or any Note Holder under any other confidentiality agreement in respect of this financing signed and delivered by Technical Agent, Administrative Agent, Collateral Agent or any Note Holder to Issuer prior to the Closing Date or prior to the date on which any Person becomes a Transferee. Each of Technical Agent, Administrative Agent and each Note Holder acknowledges that it is aware, and that each such Person’s directors, officers, employees and other agents and representatives who receive Confidential Information in accordance with this subsection 12.22 shall be made aware, that the United States securities laws prohibit any Person who has received from any Issuer Party or their agents and representatives material, nonpublic information concerning Parent or its Affiliates from purchasing or selling securities of Parent or its Affiliates or from communicating such nonpublic information concerning Parent or its Affiliates to any other Person. By accepting Confidential Information, each Note Holder, each Note Holder Observer, and each participant in any Note, will be deemed to have acknowledged and agreed to abide by the terms of this subsection 12.22, and to further acknowledge and agree that neither it nor any of its Affiliates may use such Confidential Information for any purpose which is not directly related to the administration, oversight, syndication or enforcement of the transactions contemplated by the Note Documents.
12.23Immunity

To the extent that Issuer or any other Issuer Party may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Transaction Document, to claim for itself or its property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Transaction Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), Issuer hereby irrevocably agrees, on its own behalf and on behalf of any other Issuer Party, not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such Act.
12.24Entire Agreement

A.This Agreement and the other Note Documents, together with the provisions of the Permitted Senior Debt Documents referenced herein, constitute the entire agreement and understanding among the parties hereto and, except as set forth in subsection 11.2, supersede all prior and contemporaneous negotiations and agreements between the parties regarding the subject matter hereof, whether oral or written, including the Original Note

Purchase Agreement; provided that Section 13 of the Commitment Letter (and the other applicable provisions referenced in such Section 13) and the Fee Letter shall remain in full force and effect except to the extent superseded by the provisions of this Agreement.

B.If there is a conflict or inconsistency, whether direct or indirect, or actual or apparent, between the terms and conditions of this Agreement and the terms and conditions of the EIG Indemnification Agreement, the terms and conditions of this Agreement shall govern and control, unless explicitly overridden by the terms of the EIG Indemnification Agreement.

12.25Limited Recourse

Except as expressly provided in Section 9 hereof, the Parent Pledge Agreement, the Registration Rights Agreement or any Additional Note Document to which Parent or any other member or holder of equity interests of Issuer may be a party with respect to Parent or such other equity holder, no manager, director, officer, employee, or member of Issuer shall have any liability for any Note Obligations, including Obligations of Issuer under the Notes or this Agreement, or any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Note Holder, by accepting the Notes, irrevocably waives and releases all such liability; provided, for the avoidance of doubt, that the foregoing waiver in this subsection 12.25 shall not constitute a waiver, release or discharge of any of Parent’s Obligations under Section 9 hereof, the Parent Pledge Agreement, the Registration Rights Agreement or any Additional Note Document to which Parent may be a party, nor shall the foregoing waiver limit or restrict the rights of the Secured Parties with respect to such Obligations or the Lien created pursuant to the Parent Pledge Agreement, the obligations of the Parent under the Registration Rights Agreement or any Additional Note Document to which Parent may be a party that creates, or purports to create, any security interest.
The waiver and release in this subsection 12.25 are part of the consideration for issuance of the Notes.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned have caused this Amended and Restated Note Purchase Agreement to be executed by their respective duly Responsible Officers as of the date first written above.

ISSUER:

CCH CHENIERE HOLDCO II, LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

TECHNICAL AGENT:

EIG MANAGEMENT COMPANY, LLC
as Technical Agent for the Note Holders

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

[Signature Page to Amended and Restated Note Purchase Agreement]

ADMINISTRATIVE AGENT:

THE BANK OF NEW YORK MELLON,
as Administrative Agent for the Note Holders

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

COLLATERAL AGENT:

THE BANK OF NEW YORK MELLON
as Collateral Agent for the Note Holders

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

NOTE ~~PURCHASE~~ HOLDERS:

EIG ENERGY FUND XV, LP
By: EIG Management Company, LLC, its sub- advisor

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG ENERGY FUND XV-A, LP
By: EIG Management Company, LLC, its sub- advisor

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG ENERGY FUND XV-B, LP
By: EIG Management Company, LLC, its sub- advisor

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

[Signature Page to Amended and Restated Note Purchase Agreement]

EIG ENERGY FUND XV (CAYMAN), LP
By: EIG Management Company, LLC, its sub- advisor

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG ENERGY FUND XVI, LP
By: EIG Management Company, LLC, its manager

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG ENERGY FUND XVI-B, LP
By: EIG Management Company, LLC, its manager

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

[Signature Page to Amended and Restated Note Purchase Agreement]

EIG ENERGY FUND XVI-E, LP
By: EIG Management Company, LLC, its manager

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG ENERGY FUND XVI (CAYMAN), LP
By: EIG Management Company, LLC, its manager

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG ENERGY FUND XVI (SCOTLAND), LP
By: EIG Management Company, LLC, its manager

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

[Signature Page to Amended and Restated Note Purchase Agreement]

EIG-KEATS ENERGY PARTNERS L.P.
By: EIG-Keats Energy Partners GP, LLC, the General Partner
By: EIG Asset Management, LLC, its managing member

By:
Name: ~~Wallace Henderson~~
Title: ~~Managing Director~~

By:
Name: ~~Brian Boland~~
Title: ~~Vice President~~

EIG-GATEWAY DIRECT INVESTMENTS (CORPUS CHRISTI), L.P.
By: EIG Management Company, LLC, its manager

By:
Name:
Title:

By:
Name:
Title:

EIG CORPUS CHRISTI CO-INVESTMENT, L.P.
By: EIG Management Company, LLC, its manager

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

EIG CORPUS CHRISTI CO-INVESTMENT-B L.P
By: EIG Management Company, LLC, its manager

By:
Name:
Title:

By:
Name:
Title:

EIG CORPUS CHRISTI CO-INVESTMENT-C, L.P.
By: EIG Management Company, LLC, its manager

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

NOTEHOLDERS:

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUATIONAL CAPITAL
ADVISOR (CANADA), L.P., on behalf of
BROOKFIELD INFRASTRUCTURE DEBT
FUND CC (G) LP, pursuant to its power of attorney

By: Brookfield Private Funds Holdings Inc., its general partner

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

NOTEHOLDERS:

AMP CAPITAL INVESTORS (IDF III EUR NO.2) S.À.R.L.
AMP CAPITAL INVESTORS (IDF III JPY NO.2) S.À.R.L.
AMP CAPITAL INVESTORS (IDF III USD NO.2) S.À.R.L.
AMP CAPITAL INVESTORS (IDF III USD HEDGED NO.2) S.À.R.L.
AMP CAPITAL INFRASTRUCTURE DEBT FUND III(ELP) L.P.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

Solely for purposes of acknowledging and agreeing to Section 9:

PARENT:

CHENIERE ENERGY, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Note Purchase Agreement]

Annex IV

Amendments to Existing Registration Rights Agreement

[See attached.]

IV-1

~~EXECUTION COPY~~Execution Version

As Amended by:
Amendment to Registration Rights Agreement, dated February 18, 2020

CHENIERE CCH HOLDCO II, LLC
11.0% Senior Secured Notes Due 2025
Registration Rights Agreement
May 13, 2015

Ladies and Gentlemen:

Cheniere CCH HoldCo II, LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell (the “Initial Placement”) to the Purchasers (defined below), convertible senior secured promissory notes (the “Notes”), upon the terms set forth in the Amended and Restated Note Purchase Agreement, among the Issuer, Cheniere Energy, Inc., a Delaware corporation (the “Company”), solely for purposes of acknowledging and agreeing to Section 9 thereof, EIG Management Company, LLC, a Delaware limited liability company, as ~~administrative~~technical agent for the holders of the Notes (“Technical Agent”), the note purchasers party thereto (the “Purchasers”), and The Bank of New York Mellon, as administrative agent for the holders of the Notes (in such capacity, “Administrative Agent”) and collateral agent for the holders of the Notes, dated as of March 1, 2015 (as amended by that certain Amendment to Amended and Restated Note Purchase Agreement, dated as of March 16, 2015, that certain Amendment 2 to Amended and Restated Note Purchase Agreement, dated as of May 8, 2015, that certain Amendment 3 to Amended and Restated Note Purchase Agreement, dated May 22, 2018, that certain Omnibus Amendment 4 to Amended and Restated Note Purchase Agreement, Amendment to Registration Rights Agreement and Administrative Agent and Technical Agent Resignation and Appointment Agreement, dated as of February 18, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Note Purchase Agreement”). In certain circumstances as set forth in the Amended and Restated Note Purchase Agreement, upon an exchange of Notes, the Issuer will be required to deliver shares of common stock of the Company, par value $0.003 per share (the “Company Common Stock”). To induce the Purchasers to enter into the Amended and Restated Note Purchase Agreement, the Company has agreed to enter into this registration rights agreement (this “Agreement”) by and among the Issuer, the Company ~~and the~~, Technical Agent on behalf of the holders of the Notes and Administrative Agent on behalf of the holders of the Notes, whereby the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes and the Registrable Securities (defined below) (including the Purchasers) (each, a “Holder” and, collectively, the “Holders”), as follows:

1.Definitions. Capitalized terms used but not defined herein shall have their respective meanings set forth in the Amended and Restated Note Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Administrative Agent” shall have the meaning set forth in the preamble hereto.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“~~Agent” shall have the meaning set forth in the preamble hereto.~~

“Amended and Restated Note Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Automatic Shelf Registration Statement” shall mean a Shelf Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D for Form S-3.

“Blackout Periods” shall mean the periods beginning on the close of market on the first Trading Day in each quarter and ending 48 hours after the Company files its Form 10-K for the prior fiscal year, if such Blackout Period began on the first Trading Day of the first quarter, or Form 10-Q for the previous quarter, if such Blackout Period began on the first Trading Day of any other quarter.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall have the meaning set forth in the preamble hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Control” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” shall have the meaning set forth in Section 5(j) hereof.

“Demand” shall have the meaning set forth in Section 3 hereof.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

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“Issuer” shall have the meaning set forth in the preamble hereto.

“Issuer Initiated Conversion” shall mean any exchange of Notes pursuant to Section 9.1A of the Amended and Restated Note Purchase Agreement.

“Losses” shall have the meaning set forth in Section 10(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Registrable Securities (including, for the avoidance of doubt, both shares of the Company Common Stock that have been delivered prior to such date that on such date are Registrable Securities as well as shares of the Company Common Stock that would have been deliverable to the Holders of Notes if such Notes were to be exchanged on such date as a result of an Issuer Initiated Conversion).

“Managing Underwriters” shall mean the investment bank or investment banks and manager or managers that administer an underwritten offering, if any, conducted pursuant to this Agreement.

“Note Holder Initiated Conversion” shall mean any exchange of Notes pursuant to Section 9.5A of the Amended and Restated Note Purchase Agreement.

“Notes” shall have the meaning set forth in the preamble hereto.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Demand to the Company on or prior to such date.

“Piggyback Registration Statement” shall have the meaning set forth in Section 6 hereof.

“Prospectus” shall mean a prospectus included in a Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchasers” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean shares of Company Common Stock that have been delivered by the Issuer upon exchange of the Notes pursuant to the Amended and Restated Note Purchase Agreement or that are deliverable pursuant to an Issuer Initiated Conversion or a Note Holder Initiated Conversion in respect of which the applicable conversion notice has been delivered in accordance with the terms of the Amended and Restated Note Purchase Agreement (including, for the avoidance of doubt, additional shares distributed on such shares as a result of a stock dividend, stock split or a similar corporate event), other than such shares of Company Common Stock that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) are eligible to be sold pursuant to Rule 144(b)(1) without being

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subject to amount, time or manner of sale limitations under Rule 144, (iii) previously been disposed of pursuant to Rule 144 or (iv) ceased to be outstanding.

“Registration Statement” shall mean a registration statement of the Company filed with the Commission under the Act (including a Shelf Registration Statement and a Piggyback Registration Statement) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Rule 144” shall mean Rule 144 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 405” shall mean Rule 405 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Rule 415” shall mean Rule 415 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

“Shelf Registration Period” shall have the meaning set forth in Section 5(a) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the
Company which covers some or all of the Registrable Securities on an appropriate form under Rule 415 and any amendments and supplements to such registration statement, including post- effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. References to “Shelf Registration Statement” shall be deemed to mean “Automatic Shelf Registration Statement” if, at the time of its filing, the Company is eligible to file an Automatic Shelf Registration Statement.

“Technical Agent” shall have the meaning set forth in the preamble hereto.

“Underwriter” shall mean any underwriter of Registrable Securities in connection with an offering thereof under the Shelf Registration Statement.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405.

2.Issuer Initiated Conversion Shelf Registration. With respect to any Issuer Initiated Conversion, the Company shall file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities deliverable upon such Issuer Initiated Conversion, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415, and shall cause such Shelf Registration Statement to become effective on or prior to the Trading Day that the relevant Issuer Initiated Conversion Notice is delivered. In connection with an Issuer Initiated Conversion, the Company shall (i) within three Business Days of such Issuer Initiated Conversion Notice comply with the provisions of Section 3(ii)

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below with respect to such Shelf Registration Statement, and (ii) within three Business Days of the request of the Holders of Registrable Securities delivered or deliverable pursuant to such Issuer Initiated Conversion, take all other steps required to be taken by the Company pursuant to this Agreement in order to enable an underwritten offering for cash of not less than $100,000,000 of Registrable Securities in accordance with the terms hereof, including the entry by the Company into an underwriting agreement in accordance with Section 4(c) hereof and compliance by the Company with other underwritten offering related procedures in accordance with Section 5(m) hereof; provided that if the Company has not satisfied the requirements of this sentence on or prior to 5:00 p.m. (New York time) on the third Business Day following the delivery of the Issuer Initiated Conversion Notice, then Technical Agent shall have the option to require the Company to rescind its Issuer Initiated Conversion Notice and to revoke any related Demand or request to effect an underwritten offering and if, notwithstanding the failure to satisfy the requirements set forth in the preceding sentence by 5:00 pm (New York time) on the third Business Day following the delivery of an Issuer Initiated Conversion Notice, Technical Agent does not require Issuer to rescind its Issuer Initiated Conversion Notice, the Company shall continue to work in good faith to satisfy the requirements of this sentence as soon as possible thereafter; provided, further, that the Company shall not be required to effect more than a total of three underwritten offerings pursuant to this Section 2 and Section 4(a) in any calendar year.

3.Demand Registration. At any time following the six-month anniversary of the Eligible Conversion Date for the Initial Closing Date Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Closing Date Notes), the Eligible Conversion Date for the Initial Second Phase Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Second Phase Notes) or the Eligible Conversion Date for the Additional Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Additional Notes), a Holder of Registrable Securities, or Holders of Registrable Securities, may deliver a written request to the Company in accordance with Section 16 hereof (a “Demand”), including in connection with a Note Holder Initiated Conversion, that the Company file a Registration Statement with respect to the Registrable Securities under the Act or maintain the effectiveness of an existing effective Shelf Registration Statement then on file and effective. Such Demand shall specify the number of Registrable Securities such Notice Holder intends to include in such registration (if the Conversion Price can be determined at such time) and the methods by which such Notice Holder intends to sell or dispose of such Registrable Securities. As soon as reasonably practicable after receipt of such Demand, the Company shall (i) either confirm to such Notice Holder that an existing Shelf Registration Statement covering the Registrable Securities is filed and effective or it shall file and, as soon as practicable, cause a new Shelf Registration Statement covering the Registrable Securities to be declared effective by the Commission; (ii) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if permitted or required by applicable law, file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Demand is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any 90-day period in accordance with this Section 3) and, if the Company shall file a post-effective amendment to the Shelf Registration

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Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (iii) provide such Holder, upon request, copies of any documents filed pursuant to Section 3 hereof; and (iv) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 3 hereof; provided that if such Demand is delivered during a Blackout Period or a Deferral Period, the Company shall so inform the Holder delivering such Demand and shall take the actions set forth in clauses (ii), (iii) and (iv) above upon expiration of the Blackout Period or the expiration of the Deferral Period in accordance with Section 5(j) hereof. Any Holder that becomes a Notice Holder pursuant to the provisions of this Section 3 (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or Prospectus in accordance with the requirements of this Section 3.

4.	Underwritten Offerings

(a)If the Notes are exchanged pursuant to a Note Holder Initiated Conversion and participating Note Holder(s) (and/or Technical Agent acting on their behalf) deliver a notice to the Company to request to effect an underwritten offering for cash of not less than $100,000,000 of Registrable Securities deliverable upon such Note Holder Initiated Conversion, then the Company shall ensure that (x) an effective Shelf Registration Statement covering such Registrable Securities is available to the requesting Holder(s) as soon as practicable following the date of such notice, and (y) all other steps required to be taken by the Company pursuant to this Agreement in order to enable such an underwritten offering of Registrable Securities are taken in accordance with the terms hereof, including the entry by the Company into an underwriting agreement in accordance with Section 4(c) hereof and compliance by the Company with other underwritten offering related procedures in accordance with Section 5(m) hereof, in each case not later than the fifth Scheduled Trading Day following the date of such request, unless the Company reasonably establishes, before such fifth Scheduled Trading Day, that for valid reason(s) outside of the Company’s control, a certain condition or conditions are unable to be satisfied by the fifth Scheduled Trading Day following the date of such request, but that such condition or conditions are reasonably likely to be satisfied not later than the tenth Scheduled Trading Day following the date of such request (and that the Company continues to use its best efforts to cause such condition or conditions to be so satisfied), in which case the Company’s obligations to comply with this Section 4 and, if the applicable Note Holder Initiated Conversion has not then been consummated, to deliver shares in accordance with Section 9.9 of the Amended and Restated Note Purchase Agreement may be deferred until such time not later than the tenth Scheduled Trading Day following the date of such request and any related Demand under Section 3 hereof; provided that, if the Note Holder Initiated Conversion has not then been consummated, and if the Company is unable to satisfy all such conditions by the tenth Scheduled Trading Day following the date of such notice, then the requesting Holder(s) will be entitled to revoke the conversion notice previously delivered pursuant to Section 9.5A of the Amended and Restated Note Purchase Agreement and to revoke the request under this Section 4 and any related Demand under Section 3 hereof; provided, further, that the Company shall not be required to effect more than a total of three underwritten offerings in any calendar year pursuant to Section 2 and this Section 4(a).

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(b)If the Managing Underwriter advises the Holders of Registrable Securities that in its opinion marketing factors require a limitation of the amount of Registrable Securities to be sold in an underwritten offering because the amount of securities proposed to be sold is likely to have a material adverse effect on the price, timing or the distribution of securities to be offered, then the amount of Registrable Securities offered in such an underwritten offering shall be reduced pro rata as among the Holders of Registrable Securities so proposed to be offered. For the avoidance of doubt, to the extent a proposed underwritten offering, subject to Section 4, includes any securities other than the Registrable Securities (whether securities proposed to be offered by the Company in a primary offering or securities being offered by Persons other than the holders of Registrable Securities), such other securities shall be excluded from the offering entirely before the number of Registrable Securities is reduced pro rata among the Holders. Furthermore, the parties agree and acknowledge that offering securities at a discount customary for offerings of a similar size to the recent market price may not be deemed to represent “a material adverse effect on the price, timing or the distribution of securities to be offered.”

(c)If requested by a Holder of Registrable Securities in accordance with Section 2 or Section 4(a), the Company shall enter into a customary underwriting agreement with customary indemnification and contribution provisions and procedures. Underwritten offerings requested pursuant to this Agreement shall not be fully marketed offerings, neither the Company nor the Issuer shall be required to participate in any “road show” in connection with any such underwritten offerings, and neither the Company nor any of its officers or directors shall be required to enter into any lock up or similar arrangement under or in connection with any such underwriting agreement.

(d)If any Registrable Securities are to be sold in an underwritten offering, except as set forth in Section 6, the Managing Underwriters shall be selected by the Majority Holders holding Registrable Securities the subject of such underwritten offering, who have demanded such an underwritten offering, and in consultation with the Company; provided that such consultations shall not exceed 24 hours.

(e)No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person: (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities (such indemnities to be limited to liability arising from the information provided by the Holder, in writing, for use in the Prospectus), underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

5.Registration Procedures The following provisions shall apply in connection with each Shelf Registration Statement:

(a)The Company shall use its commercially reasonable efforts to keep each Shelf Registration Statement continuously effective, supplemented and amended (subject to the Blackout Periods and Deferral Periods), as required by the Act, in order to permit each Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the relevant Shelf Registration Statement becomes effective or is

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declared effective by the Commission, as the case may be, to and including the date upon which there are no Registrable Securities outstanding.

(b)The Company shall cause each Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(c)	The Company shall:

(i)furnish to Technical Agent (with a copy to the Administrative Agent for informational purposes only) and each Holder and to counsel for the Holders, not less than two Business Days (or, in the case of the Shelf Registration Statement filed in connection with an Issuer Initiated Conversion, at or prior to the time of delivery of the Issuer Initiated Conversion Notice) prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and shall consider such comments as Technical Agent or any Holder reasonably proposes; and

(ii)include information regarding each Holder and the methods of distribution they have elected for their Registrable Securities provided to the Company, as necessary to permit such distribution by the methods specified therein, which, in the case of a Shelf Registration Statement filed in connection with an Issuer Initiated Conversion shall be based on information that may be requested from time to time by the Issuer or the Company.

(d)The Company shall advise Technical Agent (with a copy to the Administrative Agent for informational purposes only), each Holder, counsel for the Holders and any Underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice in writing, if requested (which notice pursuant to clauses (ii) - (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)when the Shelf Registration Statement and any amendment thereto have been filed with the Commission (which notice may be included with an Issuer Initiated Conversion Notice) and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

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(iii)of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company Common Stock included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(e)The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(f)To the extent not available on the Commission’s website at www.sec.gov, upon request, the Company shall furnish, in electronic or physical form, to each Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, and, if a Holder so requests in writing, copies of all material incorporated therein by reference and/or all exhibits thereto (including exhibits incorporated by reference therein).

(g)During the Shelf Registration Period, the Company shall promptly deliver to Technical Agent (with a copy to the Administrative Agent for informational purposes only), each Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities covered by the Prospectus.

(h)Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use commercially reasonable efforts to arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated by this Agreement to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process or to taxation (other than de minimis fees and charges) in any jurisdiction where it is not then so subject.

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(i)Subject to subsection (j) below, upon the occurrence of any event contemplated by subsections (d)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 5(j) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)If the Company (x) is pursuing a material commercial arrangement, acquisition, disposition, financing, reorganization, recapitalization, litigation or similar transaction or event and determines in good faith that its ability to pursue or consummate such a transaction or resolve such an event would be materially and adversely affected by any required disclosure of such transaction or event in the Shelf Registration Statement or related Prospectus or (y) has experienced any other material non-public event, in the case of each of clauses (x) and (y), the disclosure of which at such time, in the good faith judgment of the Company’s chief financial officer, would materially and adversely affect the Company, the Company shall deliver an officers’ certificate duly executed by the Company’s chief financial officer (without disclosure of the nature or details of such transaction or event) to the Holders and counsel for the Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus provided for in Section 5(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and (ii) to hold such notice in confidence. Except in the case of a suspension of the availability of the Shelf Registration Statement and the Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 60 days during any 180 day period or 90 days during any twelve-month period.

(k)The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Act) an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(l)The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request. Promptly following the delivery of each Issuer Initiated Conversion

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Notice or Note Holder Initiated Conversion Notice, as applicable, and such other information required to be provided to the Administrative Agent under Section 9.3A or Section 9.5A, as applicable of the Note Purchase Agreement, Administrative Agent shall provide the Company and Technical Agent with the name and address of each Holder whose Notes will be converted pursuant to such Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, as applicable, and Technical Agent shall provide the Company and Administrative Agent with the number of shares of Company Common Stock to be acquired by such Holder pursuant to such Issuer Initiated Conversion Notice or Note Holder Initiated Conversion Notice, as applicable, and the remaining amount of the Notes of each Note Holder whose Notes are being converted in whole or in part.

(m)Subject to Section 4 hereof, for persons who are or may be “underwriters” with respect to the Registrable Securities delivered upon exchange of the Notes within the meaning of the Act and who make appropriate requests for information to be used solely for the purpose of taking reasonable steps to establish a due diligence or similar defense in connection with the proposed sale of such Registrable Securities pursuant to the Shelf Registration, the Company shall:

(i)(A) make reasonably available upon reasonable notice and during normal business hours for inspection by the Holders of Registrable Securities, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries, as shall be reasonably necessary to enable them to establish a due diligence or similar defense; and (B) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations, subject to customary confidentiality undertakings, including, in the case of any Holder of Registrable Securities, the provisions with respect to confidential information set forth in the Amended and Restated Note Purchase Agreement;

(ii)make such representations and warranties to the Holders of Registrable Securities registered thereunder and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings;

(iii)obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters, if any) addressed to each selling Holder of Registrable Securities and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings (including a customary negative assurance opinion);

(iv)obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling

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Holder of Registrable Securities and the Underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted by, Statement on Auditing Standards No. 72; and

(v)deliver such documents and certificates as may be reasonably requested by Technical Agent, the Majority Holders or the Underwriters, if any, including those to evidence compliance with Section 5(i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the
Company.

(n)In the event that any Broker-Dealer shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “participate in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall, upon the reasonable request of such Broker- Dealer, comply with any such reasonable request of such Broker-Dealer in complying with the FINRA Rules.

(o)With respect to each share of Company Common Stock delivered pursuant to the Amended and Restated Note Purchase Agreement: (i) each of the Company and Issuer acknowledges to, and agrees with, the Holder of the relevant exchanged Note that such share will be delivered free of restrictive legends; provided that any instruction to the transfer agent for the Company Common Stock that such shares of Company Common Stock are “restricted securities” within the meaning of Rule 144(a) of the Securities Act shall not be deemed to breach this Section 5(o); provided, further, that upon a sale pursuant to the Registration Statement, such shares will be delivered free of any such legend, registered in the name of The Depository Trust Company's nominee, maintained in the form of book entries on the books of The Depository Trust Company and allowed to be settled through The Depository Trust Company's regular book-entry settlement services and (ii) the Holder of the relevant exchanged Note acknowledges and agrees that such share of Company Common Stock may be a “restricted security” within the meaning of Rule 144(a) and that such share will not be sold except in a transaction registered under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act.

6.Piggyback Rights. If the Company at any time after the Eligible Conversion Date for the Initial Closing Date Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Closing Date Notes), the Eligible Conversion Date for the Initial Second Phase Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Initial Second Phase Notes) or the Eligible Conversion Date for the Additional Notes (with respect to any shares of Company Common Stock issued or issuable in respect of Additional Notes) proposes to register Company Common Stock under the Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) in connection with a then currently proposed primary offering for cash and the form of registration statement to be used may be used for the registration of Registrable Securities (any such registration statement used in connection with any such offering, a “Piggyback
Registration Statement”), it will, at each such time, give prompt written notice to all Holders of

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Registrable Securities of its intention to do so and of such Holders’ rights under this agreement. Upon the written request of any such Holder made within ten (10) days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder, which number of Registrable Securities, for the avoidance of doubt, may include shares of Registrable Securities delivered upon an exchange that occurs after delivery of the notice by the Company), the Company will, as expeditiously as reasonably practicable, use its commercially reasonable efforts to include in such registration under the Act all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses contemplated pursuant to Section 9 in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 6 involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. If, in connection with a proposed registration of Registrable Securities under this Section 6, the Managing Underwriter of the Company’s offering of Company Common Stock advised the Company that in its reasonable opinion the number of securities requested to be included in the registered offering exceeds the number which can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such registered offering on a pro rata basis among the requesting Holders of Registrable Securities only such number of Registrable Securities under this Section 6 that in the reasonable opinion of such Managing Underwriter can be sold without so adversely affecting the marketability of the registered offering. For the avoidance of doubt, the Company’s obligation under this Section 6 to offer to the Holders the right to participate in an offering initiated by the Company shall be in addition to, not in lieu of, the Company’s obligations under Sections 2, 3 and 4 hereof to effect an underwritten offering for cash at Holders’ demand and in accordance with the time limitations specified therein. The parties hereto acknowledge and agree that, to the extent an underwritten offering for cash has been requested by any Holders of Registrable Securities in connection with an Issuer Initiated Conversion or the Noteholder Initiated Conversion, such an offering will take precedence in accordance with Section 4(b) hereof over any primary offering by the Company or any secondary offering by any other security holders, unless, in the case of a Note Holder Initiated Conversion only, the Company has provided Holders with notice under this Section 6 prior to the Holders’ providing the Company with notice requesting an underwritten offering.

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7.Derivatives. Notwithstanding anything to the contrary herein, the Company acknowledges that the transactions intended to be covered by the registration obligations in this Agreement with respect to Registrable Securities include, without limitation, sales of Registrable Securities by transferees, pledgees or other successors in interest to a Holder; sales or loans by a Holder or third parties pursuant to derivative or other transactions in connection with which Registrable Securities are to be delivered; and the sale or delivery of Registrable Securities in connection with the sale by the Holder or a third party of securities exchangeable for or convertible into Registrable Securities or upon exchange or conversion of such securities.

8.Limitations on Subsequent Registration Rights. The Company shall not enter into any agreement with any holder or prospective purchaser of any securities of the Company (including securities of the Company issuable upon conversion or exchange of securities issued by the Company or any of its affiliates) that would allow such holder or prospective purchaser to require the Company to include shares or securities in any underwritten offering for cash initiated under Sections 2, 3, or 4, if applicable, nor shall the Company include any shares or securities for its own account in any such underwritten offering, without the prior written consent of Technical Agent (acting at the direction of the Required Note Holders).

9.Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees of the Financial Industry Regulatory Authority and fees of transfer agents and registrars, word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are required to be listed hereunder. The Holders with Registrable Securities so registered shall pay all underwriting discounts and selling commissions allocable to the sale of the Registrable Securities hereunder and any other Registration Expenses required by applicable law to be paid by a selling shareholder, pro rata, on the basis of the amount of proceeds from the sale of their shares so registered and sold.

In connection with any registration, the Company will reimburse the Holders participating therein for their reasonable and documented out-of-pocket expenses (other than underwriters’ discounts and commissions), including the reasonable and documented fees and disbursements of one firm or counsel (which shall initially be Latham & Watkins, LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

10.Indemnification and Contribution. (a) The Company and the Issuer agree, jointly and severally, to indemnify and hold harmless each Holder of Company Common Stock covered by the Shelf Registration Statement, Technical Agent, Administrative Agent, the directors, officers, employees, Affiliates and agents of each such Holder ~~or~~, Technical Agent or Administrative Agent and each person who controls any such Holder ~~or~~, Technical Agent or

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Administrative Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.

The Company and the Issuer also agree, jointly and severally, to indemnify as provided in this Section 10(a) or contribute as provided in Section 10(d) hereof to Losses of each underwriter, if any, of Company Common Stock registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Technical
Agent, Administrative Agent and the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(c) hereof.

(b)Each Holder of securities covered by the Shelf Registration Statement, severally and not jointly, agrees to indemnify and hold harmless the Company and the Issuer, each of the Company’s directors, each of the Company’s officers who signs the Shelf Registration Statement and each person who controls the Company or the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Issuer to each such Holder, but only with reference to written information relating to such
Holder and the methods of distribution such Holder has elected for its Registrable Securities furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder in such Notice Holder’s Demand and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c)Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to

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any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Holder be responsible, in the aggregate, for any amount in excess of the amount, if any, by which the proceeds received from the sale of its shares of Company Common Stock exceed the par value of the Notes exchanged in order to receive such shares in accordance with Section 9 of the Amended and Restated Note Purchase Agreement together with the accrued and unpaid interest thereon through the applicable Conversion Date on which such Notes were exchanged,

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nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Issuer shall be deemed to be equal to the total net proceeds from the
Initial Placement (before deducting expenses). Benefits received by the Holders shall be deemed to be equal to the amount, if any, by which the proceeds received from the sale of its shares of Company Common Stock exceed the par value of the Notes exchanged in order to receive such shares in accordance with Section 9 of the Amended and Restated Note Purchase Agreement together with the accrued and unpaid interest thereon through the applicable Conversion Date on which such Notes were exchanged. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses.
Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Issuer within the meaning of either the Act or the Exchange Act, each officer of the Company or the Issuer who shall have signed the Shelf Registration Statement and each director of the Company or the Issuer shall have the same rights to contribution as the Company and the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)The provisions of this Section 10 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or the Issuer or any of the indemnified persons referred to in this Section 10, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

11.No Inconsistent Agreements. Neither the Company nor the Issuer has entered into, and each agrees not to enter into, any agreement with respect to its securities that conflicts with the registration rights granted to the Holders herein.

12.Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports

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required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

13.USRPHC. Unless the Company has determined that is it is a USRPHC, upon request by any Holder in connection with the disposition of Company Common Stock, the Company agrees to provide such Holder with a duly signed certificate which certifies that the Company is not a USRPHC and the shares of Company Common Stock are not USRPI in a manner that complies with Treasury Regulation Section 1.897-2(g).

14.Listing. So long as any Registrable Securities are outstanding, the Company shall use its commercially reasonable efforts to maintain the approval of the Company Common Stock for listing on the NYSE MKT, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market or any successor to the foregoing.

15.Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that the provisions of this Section 15 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Technical Agent and each Holder.

16.Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and shall be deemed to have been duly given or made when delivered by hand, or upon actual receipt if deposited in the mail, postage prepaid, or, in the case of notice by facsimile, when confirmation is received, or in the case of notice by electronic mail, when confirmation is received in accordance the succeeding paragraph, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its name on Schedule 12.4 to the Amended and Restated Note Purchase Agreement or to such other address as may be designated by any party in a written notice to the other parties hereto. With respect to any Person, if the address set forth opposite such Person’s name on Schedule 12.4 to the Amended and Restated Note Purchase Agreement does not include an e-mail address, any notice contemplated or required hereunder may not be provided to such Person by e-mail.

Unless Administrative Agent otherwise prescribes with respect to itself or the Holders, or the Company and Issuer otherwise prescribe with respect to themselves, notices and other

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communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

17.Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or in the Amended and Restated Note Purchase Agreement or granted by law, will be entitled to specific performance of its rights under this Agreement. The Company and the Issuer agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

18.Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Issuer thereto, subsequent Holders, and the indemnified persons referred to in Section 10 hereof. The Company and the Issuer hereby agree to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

19.Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

20.Headings. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

21.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(ii)ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION

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AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF; PROVIDED, THAT TO THE EXTENT THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK DISMISS FOR LACK OF JURISDICTION OR OTHERWISE REFUSE TO HEAR ANY LEGAL ACTION OR PROCEEDING, EACH PARTY HERETO SHALL ACCEPT THE JURISDICTION OF ANY OTHER APPLICABLE COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ISSUER AT ITS ADDRESS REFERRED TO IN SECTION 16. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

(iii)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS OR ANY MATTER ARISING HEREUNDER.

22.Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.Company Common Stock Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Company Common Stock is required hereunder, Company Common Stock held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

24.Immunity. To the extent that Company may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this

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Agreement or any other Transaction Document, to claim for itself or its property any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such Act.

[Signature Pages Follow]

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Very truly yours,

Cheniere CCH HoldCo II, LLC

By:
Name:
Title:

Cheniere Energy, Inc.

By:
Name:
Title:

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[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

EIG Management Company, LLC,
as Technical Agent on behalf of the Holders

By:
Name:
Title:

The Bank of New York Mellon,
as Administrative Agent on behalf of the Holders

By:
Name:
Title:

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[Signature Page to Registration Rights Agreement]